Exhibit 10.1

Agreement

By and among

WhiteSmoke Inc.

And
Alfabetic (A.B) Technologies Ltd.

And
Mr. Oded Brosi
Mr. Arie Kopelman

And
Kopelman Ltd.

June 30th, 2009

Agreement

Index

Schedule 2	All debt of the Seller to its shareholders or to another third party and all options, warrants or other right to become a shareholder that were granted to any employee or other third party.

Schedule 4	Purchased Assets

Exhibit A	Share Purchase Agreement

Exhibit B1	Broshi’s Employment Agreement

Exhibit B2	Broshi’s Share Transfer Agreement

Exhibit C1	Kopelman’s Letter Agreement

Exhibit C2	Kopelman’s Share Transfer Agreement

Exhibit D	Agreed Budget

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AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of this 30 day of June 2009 (the “Effective Date”) by and among the Seller, the Seller’s Shareholders, Kopelman Ltd. and the Buyer (as such terms are defined below)

1.	The Seller:	Alfabetic (A.B) Technologies Ltd., company no. 513993758 having its offices at Kibutz Tsorah, DN Shimshon, 99803, Israel (the “Seller”).

2.	The Seller’s Shareholders:
Mr. Oded Broshi (“Broshi”), Mr. Arie Kopelman (“A. Kopelman”) (Broshi and A. Kopelman together:  the “Seller’s Shareholders”), which are the owners of 755,000 of the share capital of the Seller.  The Seller’s Shareholders hold each Seller’s Ordinary Shares (the “Shares”) having par value of NIS 0.01 as follows:  Broshi holds 555,000 Shares, Elad Vardi holds 10,000 Shares and A. Kopelman holds 200,000 Shares.  All the said Shares constitute the Seller’s total issued share capital.  The Seller has no debt to its shareholders or to another third party and no options, warrants or other right to become a shareholder were granted to any employee or other third party, except as set forth on a Schedule 2.

3.	The Buyer:	WhiteSmoke Inc., a Delaware corporation, having its offices at 501 Silverside Road, Suite 105, Wilmington, DE 19809, USA (the “Buyer”).

Each of the Buyer, the Seller and the Seller’s Shareholders may be referred to hereinafter as a “Party”, and collectively as the “Parties”.

4.	Purchasing the Purchased Assets
(a)   At the Closing (as such term is defined herein), the Seller shall sell, convey, assigned, deliver and transfer to the Buyer, and the Buyer shall purchase, acquire and receive from the Seller, for the aggregate consideration set forth in section 4(c) below, all of the Seller’s assets, properties and rights of any kind or nature, whether tangible, intangible (including without limitation the Intellectual Property (as defined below)) real or personal, contingent or existing, as detailed in Schedule 4 free and clear of any liens, encumbrances, mortgage, pledges, security interests, charges, claims, restrictions, right of first refusal or encumbrances of any nature whatsoever, or any other third party rights (the “Purchased Assets”).

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(b)  For the avoidance of doubt, immediately after the Closing any and all right, title and interest in and to the technology, intellectual property, including without limitation copyrights (whether registered or not) patents, patent rights, trademarks, trade names, trade name rights, logos, brands, websites, domains and know-how relevant and/or related and/or connected to the Seller’s business as conducted and as proposed to be conducted (the “Intellectual Property”), shall be fully and exclusively owned by the Buyer, free and clear of any liens, claims, restrictions and/or third party rights.

(c) In consideration for the Purchased Assets the Buyer shall pay to the Seller, at the Closing, an aggregate amount of US$ 270,000 (the “Assets Purchased Price”).

5.	Share Purchase Agreement:	At the Closing the Buyer and Kopelman Ltd. shall enter into a share purchase agreement in the form attached hereto as Exhibit A (the “SPA”).

6.	Additional Payments to the Seller:
a)    Until the earlier of:  (i) the lapse of four (4) years from the Closing , (ii) an IPO of the Buyer (as such terms are defined below), or (iii) M&A of the Buyer (as such terms are defined below),or (iv) the lapse of three (3) year period commencing at the Commission Activation Date (as such term is defined below), the Seller shall be entitled to receive a commission of 15% of any and all revenues actually received by the Buyer from the B to B Transaction (i.e. commercial transactions with third parties who are not end-users) (“B to B Transaction”), which shall be based on the Seller’s technology meaning, that Seller’s technology was a necessary and major component of the product sold (the “Commission”).

b)    It is hereby agreed that during the initial twelve (12) month period commencing at the Closing, A. Kopelman shall notify the Buyer, on behalf of the Seller, by written notice, if the Seller chose to commence receiving the Commission with regard to B to B Transactions (“Commission Activation Notice”).  It is clarified that as long as A. Kopelman (on behalf of the Seller) does not provide the Buyer with the Commission Activation Notice, no commission shall be paid, in connection with B to B Transactions during the said twelve (12) month period.  In the absence of Commission Activation Notice during the said twelve (12) month period such notice shall be automatically deemed as been provided to the Buyer, immediately upon on the end of such twelve (12) month period (“Commission Activation Automatic Notice”).  For removal of any doubt, it should be emphasized that the Commission entitlement shall not apply retroactively, but only as of the date of the Commission Activation Notice or the Commission Activation Automatic Notice, as the case may be (“Commission Activation Date”).

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All the provisions of this Section 6(b) shall also apply with regard to section 6(c) below.

c)    As long as the Commission is payable pursuant to Section 6(b) above, the Seller shall be entitled to receive a commission of 25% of all the gross revenues actually received by the Buyer relating transactions with the following entities (i) HP; (ii) Israeli Government and Military Services; (iii) Turner; and, (iv) Peres center for Peace.  For the avoidance of doubt, the Buyer shall not object to enter into any of the B to B transactions if such transaction is profitable, in the Buyer’s sole discretion, under the terms of the agreement proposed by such B to B potential client, however the entitlement of the Seller to commissions, as stated above, shall not be construed as an obligation of the Buyer to enter into and to execute any of those agreements.

“M&A” means (i) merger with a third party in which the Buyer is not the surviving party, (ii) sale or other disposition of all or substantially all of the Buyer’s shares; (iii) sale, or other disposition of all or substantially all the Buyer’s assets; or (iv) any transaction resulting in substantially all of the Buyer’s assets being traded for securities of any entity, other than in a transaction in which the persons that beneficially owned, directly or indirectly, a majority of the voting capital stock of the Buyer immediately prior to such transaction, beneficially own, directly or indirectly, a majority of the voting capital stock of the surviving or transferee entity.

 “IPO” means the closing of an offering of the Company’s securities to the public pursuant to a registration statement under the U.S. Securities Act of 1933, as amended, the Israeli Securities Law - 1968, or similar securities law of another jurisdiction.

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7.	Closing:	The consummation of the proposed transactions referenced herein is subject to certain conditions precedent (as detailed in section 14 below).

The closing under this Agreement shall take place at closing (the “Closing”) to be held at the offices of Fischer Behar Chen Well Orion & Co, 3 Daniel Frisch Street, Tel Avi at 10:00 am (Israel Time) on July 28, 2009 or such other date, time and place as the Seller and the Buyer shall mutually agree.

At the Closing the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(a) The Seller and Kopelman Ltd. (as applicable) shall deliver to Buyer the following documents:

(i) Withholding tax exemption certificate from the ITA with respect to the Assets Purchased Price.

(ii) Signed by the seller and ready to be executed copies of the capital gain report filed with the ITA;

(iii)        True and correct copies of resolution of the Seller’s board of directors and resolution of the Seller’s shareholders, :  if applicable, as to the approval and fulfillment of the Agreement (and any of its ancillary documents, schedules and exhibits), including all transactions contemplated hereunder.

(iv)        True and correct copies of resolution of the Kopelman Ltd. board of directors and/or Kopelman Ltd.’s shareholders, if applicable, as to the approval and fulfillment of the Agreement (and any of its ancillary documents, schedules and exhibits), including all transactions contemplated hereunder.

(v) Copies of all applicable consents and waivers in connection with the transactions contemplated hereby.

(vi) Commitment of the Seller not to conduct, after the Closing any business that competes with the Seller’s current business

(vii)       The Seller shall execute and deliver to the Buyer such bills of sale, title, assignment letter and other instruments of transfer and conveyance in Buyer’s discretion sufficient to transfer Buyer, title to and right to possession of all of the Purchase Assets, free and clear of any claims, liens, security interests or encumbrances.

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(viii) such other documents, instruments and certificates as the Buyer may reasonably request to effect the transaction [______] contemplated by this Agreement;

(b) The Buyer shall deliver to Seller the following documents:

(i)          To Kopelman Ltd. certificates representing the Issued Share purchased at the Closing, and a Warrant against payment of the Aggregate Consideration for the Issued Shares and the Warrants by wire transfer to a bank account designated by the Buyer.

(ii) To Brooks-Keret the certificates representing Broshi’s Share and Kopelman’s Shares issued to them under the Plan.

(iii)        True and correct copies of resolution of the Buyer’s board of directors, as to:  (A) the approval and fulfillment of this Agreement (and any of its ancillary documents, schedules and exhibits), including all transactions contemplated hereunder (B) authorizing the issuance and allotment of the Issue Shares and the Warrants.

(iv) Copies of all applicable consents and waivers in connection with the transactions contemplated hereby.

In addition, at the Closing, the Seller shall receive from the Buyer an amount equal to US$20,000 for June and thereafter at the last day of each month (30 days), commencing July 1st, the Seller shall receive from the Buyer an amount equal to US$20,000 for each such month (30 days), until the Closing.

8.	Reps and Warranties
The Seller and each of the Seller’s Shareholders hereby represent, warrant and undertake, severally and jointly, to the Buyer, that, as of the date hereof and as of the Closing, the following representations and warranties are true and accurate in all respects.  The Seller and the each of the Seller’s Shareholders recognize and acknowledge that the Buyer is entering into this Agreement in reliance on the following representations, warranties and undertakings.

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(i)           The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Israel and has all requisite corporate power and authority to carry on its business as presently conducted.  The Seller and the Seller’s Shareholders have all requisite power, authority and capacity to execute, deliver and perform this Agreement and to consummate the transactions and perform its obligations contemplated hereby and thereby.

(ii)          The authorized capital of the Seller consists, or will consist, immediately prior to the Closing, of:  5,000,000 Ordinary shares NIS 0.01 par value each of which 765,000 ordinary shares are issue and outstanding.

(iii)        The Seller has furnished the Buyer with its audited financial statements as of December 31, 2008 (the “Financial Statements”).  The Financial Statements are true, complete and accurate, are in accordance with the books and records of the Seller and fairly reflect the financial condition, transactions in and dispositions of the assets of, the results of operations of, and the cash flows of the Seller for the periods stated therein.  The Financial Statements have been prepared in accordance with the books and records of the Seller.

(iv)         Except as set forth in Exhibit 8(iv), the Seller has no, prior or current directors, officers, key employees, shareholders and other key persons or entities engaged by the Seller, whether as consultants or otherwise (together in this subsection (iv) the “Employees”) who have or had access to the Seller’s proprietary information who have or had contributed to the Intellectual Property; All Employees, except as detailed in Exhibit 8(iv) have assigned all intellectual property rights related to the business of the Seller to the Seller.

(v)          Except as set forth in Exhibit 8(v):  (a) the Seller has not used any third party software components or licenses in the Intellectual Property; and (b) to the best of Sellers the Seller’s Shareholders knowledge the Seller is not obligated by any licenses of any of the constituent components of the Intellectual Property to make the Intellectual Property (or part of it) available to third parties.

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(vi) Except as set forth in Exhibit 8(vi), the Seiler has not issued any licenses with respect to the Intellectual Property;

(vii)       they are not aware of any claim as to third party rights, interests, title, defects, security interests, liens, encumbrances and, or any other restriction of any nature, to all of the Purchased Assets, including the Intellectual Property;

(viii)     they are not aware of any action, suit, proceeding or governmental inquiry or investigation is pending or threatened against it or its shareholders, officers, directors or employees, in their capacity as such and\or against the Purchased Assets including the Intellectual Property (inter alia, but not limited to any claims of any copyright or patent infringement against the Seller’s Intellectual Property) before any court, arbitration board or tribunal or administrative or other governmental agency, nor is each of the Seller and the Seller’s Shareholders aware of any fact which would result in or give rise to any such proceedings,

(ix)        No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Seller is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, on account of any action taken by the Seller in connection with any of the transactions contemplated under the Agreement.

(x)         The Seller has provided the Buyer with all information that the Buyer [______] requested.  Neither this Agreement (including the Schedules hereto) nor any certificate made or delivered in connection herewith contains any untrue statement of a material fact or, to the Seller and each of the Seller Shareholders best knowledge, omits to state a material fact necessary make the statements herein or therein not misleading, in view of the circumstances in which they-were made.  To the-Seller’s and the Seller’s Shareholders knowledge, there is no material fact or information regarding the Seller that has not been disclosed or made available to the Buyer, which would have a material adverse effect on the transaction contemplate herein.

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 (xi)       to the best of the Seller and the Seller’s Shareholders knowledge, the Seller or the Seller’s Shareholders are not infringing the intellectual property rights of any third party, the Seller or the Seller’s Shareholders have not received any notices from third parties alleging such infringement;

9.	Taxes and Expenses:	1. Each Party shall bear all of its fees, taxes and expenses required by any system of law with respect to the transactions referenced under this Agreement.

2.    ITA Reports - the Seller shall prepare and sign on the Capital Gain Report to be filed with the ITA that shall describe in details all the deal structure and its ingredients (without exception).  The said Teport shall be approved in writing and in advance by the Buyer upon the Closing.  A copy of such report will be provided to the Buyer up to 7 days prior to the Closing and an executed copy will be provided to the Buyer after the Closing.

3.    Parties’ Coordination — Any and all documents, applications, reports of the Seller and the Seller’s Shareholders in connection with this Agreement and the said deal shall be approved in writing and in advance by the Buyer which shall not be unreasonably withheld.

Notwithstanding any provision herein, in the event that withholding tax is required to be paid by the Buyer with regard to transactions contemplated under this Agreement (the “Demand”); Broshi, A. Kopelman, severally and jointly, undertake to -reimburse the Buyer (or its affiliate) from and against any sums paid by the Buyer to the relevant authorities resulting from such Demand.

Notwithstanding the above, it is agreed that at the Closing, the Buyer shall pay to the Seller a final amount of US$ 20,000, to cover the Seller’s expenses incurred with respect to the proposed transactions referenced herein.

10.	Survival of Representations, Warranties:
All representations and warranties of the Seller the Seller’s Shareholders and the Buyer herein shall survive the Closing of the Agreement until the laps of 36 months from the Closing, except for Kopelman Ltd. which representations and warranties shall survive for 24 months only as of Closing.

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11.	Limitation of Liability of the Seller’s Shareholders:
1.    The total liability for each of Broshi and A. Kopelman under this Agreement and all the transactions contemplated herein shall be limited to Broshi’s Shares allocated to Broshi under the Employment Agreement signed on June 30, 2009 (“Broshi’s Shares”) or A. Kopelman’s Shares (“A. Kopelman’s Shares”) allocated to A. Kopelman under the Share Agreement signed on June 30, 2009 as the case may be owned by the above mentioned at the time that such payment is due and in addition all Shares sold or transfers by them to a third party until that time.  Broshi’s and A. Kopelman’s liability shall expire and be of no further force or effect upon the elapse of 36 months as of the Closing Date.

In addition, the total liability for Kopelman Ltd. under this Agreement and all the transactions contemplated herein shall be limited to 90% of Kopelman Ltd.’s shares issued to Kopelman Ltd. under the Share Purchase Agreement signed on June 30, 2009 (“Kopelman Ltd’s Shares”), and shall expire and be of no further force or effect upon the elapse of 24 months as of the Closing Date.

(collectively, the: “Cap Shares” and “Indemnification Cap” accordingly).

2.    It is hereby agreed between the Parties, that any payment made with respect to the Seller’s liability under this Agreement and all the transactions contemplated herein, shall first be made by Broshi and A. Kopelman severally jointly, and the remaining indemnification amount shall be paid by Kopelman Ltd.

3.    The Indemnification Cap shall be calculated as follows:  Cap Shares No. multiplied by the last price per share paid in the most recent investment in Buyer whether prior or after the Effective Date, but in any event, not lower than the valuation of the Company on the Effective Date.

4. The Seller and Sellers shareholders shall be exempt of any and all liability under section 8 of this Agreement following the laps of 36 months as of the Closing.

5.    Any payment to be made by each of the Seller’s Shareholders (the “Indemnifying Party”) may be made, at such Indemnifying Party’s sole discretion, by means of:  (i) payment in cash of the Loss (as defined below); or (ii) by transfer of the vested shares and/or waived of unvested shares of the Buyer held by such Indemnifying Party, in an amount that equals to such Loss, calculated in accordance with the Indemnification Cap formula specified in this Section above.

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6.    It is hereby clarified that in the event that Broshi and/or A. Kopelman and/or Kopelman Ltd. sell all or part of their Issued Shares (as defined in the SPA), the Indemnification Cap shall be increased by the numbers of the Issued Share sold by such Seller’s Shareholder or Kopelman Ltd. multiplies by their valuation at that time.

7.   “Loss” shall mean:  any loss, damages or any other reasonable expenses, incurred by the Buyer and arising out of the breach of, any representation or warranty made by any of the Seller’s Shareholders.

12.	Employment and Consulting Matters
At the Closing, the Buyer and Broshi shall enter into an employment agreement (including a Confidentiality, Non-Competition and Intellectual Property Agreement) and share transfer agreement, in the forms attached hereto as Exhibit Bl and B2.

At the Closing, the Buyer and A.Kopelman shall enter into a Letter Agreement (including a Confidentiality, Non-Competition and Intellectual Property Agreement) according to which A. Kopelman shall serve as a director of the Buyer, and share transfer agreement in the forms attached hereto as Exhibit C1 and C2.

In addition, following or at the Closing, the Buyer, at its sole discretion, may enter into employment agreements with the current employees of the Seller (the “Continuing Employees”).  The Buyer shall be responsible for severance payments and other-social benefits (excluding recreation payments (dmei havraa), as set forth below), to the Continuing Employees in the event their employment is terminated after and/or due to the closing.

The severance payment and other social benefits (excluding recreation payments (dmei havraa), as set forth below), due to each Continuing Employee from the Buyer will be calculated taking into account their period of employment with the Seller as if each Continuing Employee had been employed by the Buyer during such period.  The Seller undertakes to make, by the date of the Closing, all of the necessary payments and provisions with regard to recreation payments (dmei havraa) due to all of the Continuing Employees, for the entire period of their employment with the Seller.

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13.	Conditions of Closing of the Buyer
The obligations of the Buyer hereunder is subject to the fulfillment at or before the Closing of the following conditions precedent, any one or more of which may be waived in whole or in part by the Buyer, which waiver shall be at the sole discretion of the Buyer:

(a)  Due Diligence.  The Buyer have completed to its satisfaction a due diligence examination of the Seller, the Buyer has received from the Seller all the information and documentation they considered or might have considered necessary or appropriate; and

(b)  Representations and Warranties.  The representations and warranties made by the Seller and the Seller’s Shareholders in this Agreement shall be true and correct in all material respects at the Closing as if made on the Closing; and

(c)  The Seller has obtained Withholding tax exemption certificate from the Israeli tax authorities (“ITA”) with respect to the Assets Purchased Price and has provide the Buyer with the executed copies of the capital gain report to be filed with the ITA.

14.	Operation until the Closing; Ordinary Course:
a)    During the period commencing on the Effective Date until the Closing, the Seller shall conduct its business in accordance with the agreed budget attached to this Agreement as Exhibit D (the “Agreed Budget”) and in the course of ordinary business.  The Seller shall provide the Buyer with any document on detail (including financial statements) reasonably required by the Buyer in order to confirm the Seller’s compliance with the agreed budget.

b)    Without derogating from the above, until the Closing, the Seller’s Shareholders shall use their best efforts to ensure that the Seller conducts its business solely in the ordinary course of business and, among other things, shall not (i) declare or make any distribution to shareholders; (ii) enter into any related party transaction; (iii) enter into any new debt, guarantee, collaboration, partnership, distribution or other agreement binding the Seller to any future payments, services or other contractual obligations exceeding in value US$ 10,000 other than as detailed in the Agreed Budget, without the prior approval of the Buyer; (iv) receive any grant, including but not limited, from the OCS, without the prior approval of the Buyer; or (iv) enter into agreement or undertaking, transaction for the sale, assignment, or transfer of any of its assets, including the Purchased Assets and/or the Intellectual Property.

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15.	Confidentiality:
Except otherwise agreed between the Parties, the Parties shall keep this Agreement and related correspondence in strict confidence, and shall not disclose to any thirc party the content of thisi Agreement, any related correspondence or the face that the Parties are currently negotiating the proposed transaction referenced herein provided that this obligation of confidentiality shall not apply to disclosure by each of the Parties to its advisors and to its shareholders provided that the disclosing Party ensures that such other parties agree to be bound by the same terms of confidentiality.

16.	Governing Law and Jurisdiction:
This Agreement shall be governed exclusively by the laws of the State of Israel without regard to conflict of law principles thereof.  The relevant competent courts in the City of Tel Aviv - Jaffa, Israel shall have the sole and exclusive jurisdiction in connection with this Agreement.

17.	Entire Agreement:	This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the Parties with regard to the subject matters hereof and thereof.

18.	Amendments and Waivers
Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective.  No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

19.	Counterparts; Effectiveness; Third Party Beneficiaries:
This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto.  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any person other than the Parties hereto and their respective successors and assigns.

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20.	Captions:	The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

21.	Severability:
If any term, provision, covenant or restriction of this Agreement is held by a court in competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transaction contemplated hereby is not affected in any manner materially adverse to any Part Upon such a determination, the Parties shall negotiate in good faith to modify the Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby [______] consummated as originally contemplated to the fullest extent possible.

Agreed and Accepted on:  June 30, 2009.

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WhiteSmoke Inc.		Alfabetic (A.B.) Technologies Ltd.

By:	Hilla Ovil-Brenner	By:	Oded Broshi
Title:	CEO	Titel:	CEO
Signature:	/s/ Hilla Ovil-Brenner	Signature:	/s/ Oded Broshi

Oded Broshi		Arie Kopelman

		Signature:	/s/ Arie Kopelman

Kopelman Ltd.

By:
Title:
Signature:	/s/ Kopelman Ltd.

[Signature Page - Agreement dated June 30, 2009]

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Undertaking

Alfabetic (A.B) Technologies Ltd. company no. 513993758, Mr. Oded Broshi, Mr. Arie Kopelman, undertake that at the Closing (as defined in the Agreement dated June 30, 2009, attached hereto as Exhibit A):

1.
The resolution of the Seller’s Shareholders regarding the approval and fulfillment of the Agreement and all the transaction complemented under that Agreement, pursuant to section 7(iii) of the Agreement, shall include Elad Vardi’s consent and signature.

2.	The waivers pursuant to section 7(v) of the Agreement shall include Shai Mor-Yossef waiver regarding his option to purchase 1% of the issued and outstanding share capital of Alfabetic.

Oded Broshi		Arie Kopelman

Signature:	/s/ Oded Broshi	Signature:	/s/ Arie Kopelman

Alfabetic (A.B.) Technologies Ltd

By:	Oded Broshi
Title:	CEO
Signature:	/s/ Oded Broshi

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Schedule 2

•	Total debt (including interest) to Kopelman Ltd. in the amount of NIS 1,227.635 as of 30 June 2009.

•	Commitment to garnet to Shai Mor-Yossef an option granted to purchase 1 % of Alfabetic’s issued and outstanding share capital

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Schedule 4

Purchased Assets

Purchased Assets

Computers

(a)	Server Room

PC1 -192.168.40.61 - Main Server, Translation Page, Chat
Memory:  32GB, HD:  500GB, CPU:  4xl.6GHz
/home/projects/webserver/perl - main scripts
/home/projects/webserver/php – gui
/home/projects/translation_system/data – corpora
/home/projects/translation_system/client - moses installation

PC2 - 192.168.40.62 - Andreas (from Germany, different method of decoding)

PC3 -192.168.40.63 - Abai (from India, used for HP project)

PC4 -192.168.40.64 - WhiteSmoke

PC5 - Blogs - pw:  123456
PC6 - Blogs

PC7 - Downloading (also Ahmed for processing
PC8 - Downloading (also Ahmed for processing)
PC9 - Downloading (also Ahmed for processing)

PC 10 - Shai (testing and development)
PC11 - Shai (testing and development)

Other Rooms

PC 12 - Oded - General use,
Memory:  2GB, HD:  160GB, CPU:  2GHz
WinXP-pw:  060741972

PC13 - Ahmed (Windows)
PC14 - Ahmed (Linux)

PC 15 - Yotam - Main Backup PC
Memory:  2GB, HD:  500GB, CPU:  3GHz
Ubuntu - user:  alfabetic, pw:  1

PC16-Eli

Hard Disks

External

HD1 - External 1000GB - Full Backup 1/2
HD2 - External 1000GB - Full Backup 2/2

Backups currently includes:
Ahmed’s, Eli’s, Michael’s files
Main server files (PC1)
Oded’s documents
Misc. hard disks
PC5 models

HD3 - External 500GB - HD1 Backup 1/2 - empty

Internal

HD6 - Internal 500GB – PC14 Ahmed
HD7 - Internal 500GB - PC 10 Shai

HD8 - Internal 500GB - PC 15 Ahmed for Linux
HD9 - Internal 500GB – empty

HD10 - Internal 250GB (2 PARTITIONS) – empty
HD11 - Internal 160GB – empty
Copies and the copyright in any and all software developed, including but not limited to any and all software associate with the following:

1)  Translation Models

Arabic-English
Arabic-Hebrew
Hebrew-Arabic
English-Spanish
Spanish-English
English-German
German-English
French-English
English-French
English-Russian
Russian-English
Italian-English
Portuguese-English
English-Portuguese

2)  URLs

Home Page
http://www.alfabetic.com/

2

www.Metaglobus.com - the original Metaglobus website with site directory and Translation

http://dev.meta.globus.com/translate.php

Multilingual Dictionary
http://dev.metaglobus.com:44486/DictionarvSendce/

Chat
http://www.metaglobus.com/alfabetic/alfachat/

Image Search
http://www.alfabetic.com/search/

Multilingual Regional Search (user:  shayke, password:  payke)
http://metaglobus.com/

Chinese Word Segmenter
http://dev.rnetaglobus.com:44486/ChineseSegrnenter/

3)  Scripts & Tools

#Arabic
#Chinese
#English
#French
#German
#Hebrew
#Russian
#Spanish

#General Tools
#Multilingual Parsers
#Managment
#GUI
#Phrase Table
#Third Party

Arabic

Arabic Mophological Analyzer (by Ahmed Kawasmi - PHP) This tool used for analyzing the Arabic text which means to convert it to its basic components (verb, noun, prefix, postfix, etc.) in order to have more general options and accurate statistics for all words and sentences in the translation process both versions connected to a SQL database that contain all necessary lists for analyzing lists of nouns, verbs, prepositions, etc.
- web_morpho.php - web version, run as web application

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- ar_morphological_vl_3.php - command line version, run as program that receives text file as input

Grammar Tools (by Ahmed Kawasmi - PHP)
- build_arabic_conjunctions.php - Builds all inflections for a verb in Arabic
- conjugator.php - Web version based on
“build_arabic_conjunctions.php” gets Arabic radix as input
- find_ar_nouns.php - Extract Arabic nouns from .txt file
- find_ar_verbs.php - Extract Arabic verbs from .txt file
- find_ar_adjectives.php - Extract Arabic adjectives from .txt file

Preparation Tools (by Ahmed Kawasmi - PHP)
- punctuation.php - Removes the Arabic punctuation from Arabic text
- hamza.php - Adds the letter ‘hamza’ to the Arabic words that are allowed to have it.  We need to add hamza’ for some words in order to be sure that the system includes both forms of the word and that they have the same statistics,
- clean_ar.php - Used for preparing the Arabic language model it cleans the Arabic files from punctuation and spaces then it delete every word that is not an Arabic word
- 48to32_bit.php - Convert the Arabic text from 48 bit representation to 32 bit.  using ‘map.txt’

Rejoin Tools (by Ahmed Kawasmi - PHP)
- rejoin_arabic.php - Rejoin the tokenized Arabic text (used after translation from Hebrew to Arabic)
This is the opposite process of the morphological analyzing process, used when we have arable text that is tokenized then we need to rejoin all prefixes and postfixes to.the words and also the inflections of the verbs.
- rejoin_hebrew.php - Rejoin the tokenized Hebrew text (used after translation from Arabic to Hebrew)

Chinese

Maximum Entropy Chinese Word Segmenter (with network support)
Uses to split the Chinese sentence into words for SMT processing can be used as preprocessor of the Chinese - other language translation also for bilingual corpora preparation geometric mean.

Parsers (By Eliyahu Zaslavchik - Java)
Maximum entropy Chinese word segmenter with network support
Uses to split the Chinese sentence into words for SMT processing can be used as preprocessor of the Chinese-’other language translation’.  Also for bilingual corpora preparation geometric mean.

German

German Compound Splitter (By Eliyahu Zaslavchik - Java)
Finds the German compounds in the input German sentence and splits them.

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Can be used for German-English preprocessing and English-German post-processing, also with some upgrades for English-German training data preparation.

Expand English Language Model (by Michael Zuckerman - Perl)
Looks for pronoun + verb in (or pronoun + helper word + verb) in the English language model and adds inflections from the inflections table to the language model.  All the sentences should be in separate lines.
Path:  ~/alfabetic/lm’expand_en_lm.pl
Example:  expand_en_lm.pl europarl.lower.token.en
../spanish/’3p_verb_table3 .out i_verbs_list2.txt
europarl.lower.token.en.expanded

Extract English Words (by Michael Zuckerman - Perl)
Gets an English-some other language dictionary and an English word, and prints all the lines in the dictionary containing this word.
Path:  ~/alfabetic/spamsh/dict/extract_en_word.pl

French

Irregular Verbs (by Michael Zuckerman - Perl)
Gets as input file French verbs conjugations, English-French dictionary, and the list of English irregular verbs, and prints to the output pairs of “english_conjugation|french_conjugation”.
Path:  ~/alfabetic/french/fr_verb_table.pl
Example:  fr_verb_table.pl words_page_grabber/french_phtable.txt
dict_EN_FR.txtverb_table2.out

Verb Inflections (by Michael Zuckerman - Perl)
Adds verb inflections to English-French or French-English phrase table.
Path:  ~/alfabetic/french/fr_phrase_table.pl
Example:  fr_phrase_table.pl en-fr phrase-table, en-fr verb_table2.out
i_verbs_list2.txt pt.en-fr.out

Grab Words (by Michael Zuckerman - Perl)
Goes over a file with French, dictionary, and for each word tries to get its conjugations from the site
machaut.uchicago.edu.  If succeeded, then cleans the data, and writes it to the output.
Path:  ~/alfabetic/french/words_page_grabber/grab_words.php

Add Verb Inflections (by Michael Zuckerman - Perl)
Adds verb inflections to the English-German or German-English phrase table.
Path:  ~/alfabetic/german/gr_phrase_table2.pl
Example:  gr_phrase_table2.pl en-gr phrase-table.en-gr gr_verb_table2.txt
i_verbs_Iist2.txt phrase-table.expanded.en-gr

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Print Verb Inflections (by Michael Zuckerman - Perl)
Prints English-German table of inflections.
Path:  ~/alfabetic/german/gr_verb_table2.pl
Example:  gr_verb_table2.pl
words_page_grabber/german_verbs_phtable.txt eng_ger_verbs.txt gr_verb_table2 txt

Check HP Dictionary (by Michael Zuckerman - Perl)
Receives HP English and German corpuses and English-German dictionary extracted from Moses.  For each pair of words in the dictionary, checks whether both words are contained in the corpuses.  If they are, checks whether there is another German word z, such that prob() < prob(), and z is not contained in the German HP corpus.  If there is such a word z, then prints the pair with its probability.
Path:  ~/alfabetic/german/hp/check_hp_dict.pl

Print HP Dictionary (by Michael Zuckerman - Perl)
Receives HP English and German corpuses and English-German dictionary extracted from Moses.  For each pair of words in the dictionary, checks whether both words are contained in the corpuses, and if they are – prints them together with their probability to the output.
Path:~/alfabetic/german/hp/hp_dict.pl

Reduce Dictionary (by Michael Zuckerman - Perl)
Reads the input dictionary in the format”“.  For each English word inserts the list of all its German translations into a hash (together with their probabilities).  Then for each English word, sorts the list of its translations according to the probabilities in the descending order, and prints at most 5 of the top probabilities’ words, whose probability is at least 0.3 \
Path:~/alphabetic/german/hp/reduce_dict.pl

Unify Dictionary (by Michael Zuckerman - Perl)
Takes two files of dictionary (such that translations of words in one file are in the same lines in the other file), and unifies them into one file, which has in every line a word and its translation separated with “|” character.
Path:~/alfabetic/german/unify_dict.pl

Hebrew

Hebrew Morphological Analyzer (by Erel Segal Edited by Ahmed Kawasmi)
This tool is a Probabilisitic Morphological Analyzer for Hebrew undotted text it analyze the words and give for each word set of solutions , so we have written some scripts in order to select the appropriate solution.

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Grammar Tools
(by Ahmed Kawasmi)
#extract all Hebrew verbs from big corpus and build all its conjunctions , the final result will be useful for the morphological analyzer and for tagging Hebrew text, every verb structure (7 structures)treated alone :
find_paai.php , build_conj_paal.php
find_hefeel.php, buld_conj_hefeel.php and so on.

#paralel_with_arabic.php
translate all the list of verbs with conjunctions to Arabic in order to have similar list in the other language so we can add them after that to the phrase table

#add2phraseTable.php (not finished yet)
add all the verbs conjunctions that are missing to the phrase table with high statistics

Russian

Filter Verb Table with Tree-Tagger (by Michael Zuckerman - Perl)
Uses tree-tagger to filter verb table.  For each line in the verb table, tags the Russian words and tags the translations of the English verb.  Then prints the English verb only with those Russian words, whose lemmas are among the lemmas of translations of English verb.
Path:  ~/alfabetic/verb_table/filter_verb_table_with_treetager.pl

Output Verb Inflections (by Michael Zuckerman - Perl)
Takes English verbs from part-of-speech.txt file.  For each such verb collects inflections of its translation from the Russian corpus file, and prints it to the output in the format “en_verb|ru_inflection_l;...;ra_inflection_n”
Path:~/alfabetic/verb__table/src/verb_table.pl

Filter Out Verb Inflections (by Michael Zuckerman - Perl)
Takes a verb table in the format
“en_verb|ru_inflection_i;...;ru__inflection_n” and filters out all the inflections which do not fit to be added to phrase table.
Path:~/alfabetic/verb_table/src/filter_verb_table.pl

Print Regular Word Conjugations (by Michael Zuckerman - Perl)
Takes verb table file in format
“en_verb|ru_inflection_l;...:ru_inflection_n”, and prints the conjugations in the format “english_conjugation|russian_conjugation”, where each conjugation consists of a pronoun, possibly helper word, and a verb.  This script only handles the regular English verbs.
Path:  -/alfabetic/verb_table/src/en_ra__verbs3 .pl

Print Irregular Word Conjugations (by Michael Zuckerman - Perl)
Gets a verb table in format “en_verb|ru_inflection_l;...;ru_inflection_n” and a list of irregular verbs in file outputs/i_verbs_list.txt, and prints the conjugations in the format “english_conjugation|russian_conjugation”, where each conjugation consists of a pronoun, possibly helper word, and a verb.  This script only handles the irregular English verbs.
Path:  ~/alfabetic/verb_table/src/i_verbs3 .pl

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Fix Verb Table (by Michael Zuckerman - Perl)
IMPORTANT:  This is an unrecommended script since sometimes it makes mistakes.
Takes verb table file in format
“en_verb|ru_inflection_i;...;ru_inflection_n” and converts the English verbs to the first form.  Uses english corpus file to find the first form of the verbs.
Path:  ~/alfabetic/verb_table/src/fix_verb_table.pl

Separate Verbs (by Michael Zuckerman - Perl)
Takes a verb table in format
“en_verb_l/.../en_verb_m|ru_inflection_l;...;ru_inflection_n” and separates the verbs “en_verb_l/.../en_verb_m” to different lines:
en_verb_l|ru_inflection_l ;...:ru_inflection_n
…
en_verb_m|ru_inflection__l;...;ru_inflection_n
Path:~/alfabetic/verb_table/src/sep_i_verbs.pl

Verb Alignment (by Michael Zuckerman - Perl)
Gets verb table file in format ‘‘en_verb|ru_inflection_l;...;ru_inflection_n”, and adds a few different forms for English words:
want|...
wants|...
wanting|...
wanted|...
Path:~/alfabetic/verb_table/src/en_ru_verbs_for_alignment2.pl

Irregular Verbs for Alignment (by Michael Zuckerman - Perl)
Takes verb table file as input, and reads the file i_verbs_list.txt for the listof irregular verbs.  For each verb in i_verbs_list.txt3 prints it in all the forms (sverb, ing_verb, 2nd and 3rd forms) with the Russian inflections which were extracted from the verb table.  The format of the output is:  ||;...;
Path:~/alfabetic/verb_table/src/i_verbs_for_alignment2.pl

Expand Russian Language Model (by Michael Zuckerman - Perl)
Looks for a verb in the Russian language model and adds inflections from the inflections table to the language model.  All the sentences should be in separate lines.
Path:  ~/alfabetic/lm/expand_ru_lm.pl
Example:  expand_ru_lm.pl ru/lang_model.ru ru/Russian_phtable.txt
ru/lang_model.expanded.ru

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Spanish

Check Syntax (by Michael Zuckerman - Perl)
Checks the syntax of the input phrase table.  The correct lines prints to the output, while the incorrect lines prints with error message to the standard output.
Path:  ~/alfabetic/spanish/check_phrase_table_syntax.pl

Filter Results (by Michael Zuckerman - Perl)
Gets as input file with Spanish verbs conjugations, and filters out all the English words from it.  Lowercases the text and writes it to the output.
Path:  ~/alfabetic/spanish/filter_results.pl

Irregular Verbs (by Michael Zuckerman - Perl)
Gets as input file with Spanish verbs conjugations, English-Spanish dictionary, and a list of English irregular verbs, and prints to the output pairs of “english_conjugation|spanish_conjugation”.
Path:  ~/alfabetic/spanish/sp_verb_table2.pl
Example:  sp_verb_table2.pl spanish_verbs.txt dict_eng_spa
sp_verb_table3.out

Verb Inflections (by Michael Zuckerman - Perl)
Adds verb inflections to English-Spanish or Spanish-English phrase table.
Path:  ~/alfabetic/spanish/sp_phrase_table2.pl
Example:  sp_phrase_table2.pl en-sp ~/alfabetic/phrase_table/phrase-
tablel0000 sp_verb_table3.out i_verbs_list2.txt pt.10000.out

Inflections of Adjectives (by Michael Zuckerman - Perl)
Adds inflections of adjectives to English-Spanish or Spanish-English phrase table.
Path:  ~/alfabetic/spanish/adjectives/phrase_table_sp_adj.pl
Example:  /phrase_table_sp_adj.pl en-sp el-cliente.adjectives
/media/disk/plirase_table/phrase-table.en-sp2
/media/disk/phrase_table/pt.en-sp2.adj.out

Expand Spanish Language Model (by Michael Zuckerman - Perl)
Looks for a verb in the Spanish language model and adds inflections from the inflections table to the language model.  All the sentences should be in separate lines.
Path:  ~/alfabetic/lm/expand_sp_1m.pl
Example:  expand_sp_1m.pl sp/lm.es.lower.tokenized
../spanish/sp_verb_table3.out sp/lm.es.lower.tokenized.expanded

General Tools

Multilingual Tokenizer Library - tokanddict (By Yuri Shmorgun - Java)
Tokenizes the input sentence for future SMT process or other tasks.  Output is language dependent.  Used as a library in other apps.

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Command Line Tokenizer Server (By Yuri Shmorgun - Java)
Ran as server on local host (to save loading time).  Tokenizes strings passed through an open socket.  Used mainly in the Alfabetic API.  Uses the tokanddict libraries.

Dictionary (By Eliyahu Zaslavchik - Java)
19 languages, 3 level online dictionary
Like Google’s dictionary service

Dictionary Editor (By Eliyahu Zaslavchik - Java)
Online password protected 3 level dictionary editor with editors management.
Uses the professional human translators to add/edit/remove entries in online multilingual dictionary.  Set of offline tools for dictionary expanding.  Automatic tools that use tagged or raw files to expand the database of the online dictionary.

Sentence Alignment (By Eliyahu Zaslavchik - Java)
Bilingual sentence alignment tool with GUI.
Used for preparing bilingual training data for SMT training incapsulates sentence position align algorithm.  Mostly used for extracting bilingual data from fiction literature

Language Detector (By Eliyahu Zaslavchik - Java)
Language detector library using small corpora.
This tool uses small corporas (up to 1000 sentences in each for best detection) to extract language data.  For input language detection works best on strings more than 50 characters but also useful on smaller strings.

Multilingual Tokenizer (By Eliyahu Zaslavchik - Java)
Tokenizes the input sentence for future SMT process or other tasks.

Multilingual Sentence Splitter (By Eliyahu Zaslavchik - Java)
Splits the input raw text into sentences for future SMT process or other tasks

Multilingual Lowercaser (By Eliyahu Zaslavchik - Java)
Lowercases the input text no matter which language used

Pattern Finder in Big Corpora (By Eliyahu Zaslavchik - Java)
Can be used for building word lists in various languages by given pattern.

Management (By Eliyahu Zaslavchik - Java)
Statistical machine training management system with GUI.
Supervising on SMT trainings performed and their data job management library.
Simple library to put jobs into queue for execution.

New Dictionary (19 language, 3 level online dictionary)
Online password protected 3 level dictionary editor with editors management (can be used like Google dictionary service).  Uses the professional translators to add/edit/remove entries in online multilingual dictionary set of offline tools for dictionary expanding.
Automatic tools that are using tagged or raw files to expand the database of the online dictionary.

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Load Balancer / Socket CMD (Perl)
loadbalancer.pl and socket_cmd.pl are scripts that connect/communicate between Moses and various applications (translation, tokenizers, lowercase, etc.), using sockets through port 7882.

Wolf Engine (PHP) (Shay Mor Yosef)
Client that enables translation of large amounts of sentences using multiple servers.  The client automatically pulls out the needed sentences from the main SQL database, enabling use of multiple servers.

Direct Translation (PHP) (Shay Mor Yosef)
Two scripts that let the user translation sentences using POST or GET.  The user sends a sentence and instantly gets a translation back.  The scripts are connected to the logging system.

Translation Engine (Initial Development PHP) (Shay Mor Yosef)
General translation system that includes most of the translation processes and options within itself.  Built with functionality that is updatable at any time.  Manages multiple translation servers and divide their system resources.  Supports POST and GET.  Connected to the new logging system.  Includes setting files for each language (the setting files will include the steps needed for each separate language).

Unify (by Michael Zuckerman - Perl)
Unifies two files of dictionary into one.
Path:~/alfabetic/French/unify_dict.pl

Unify Tables (byMchael Zuckerman-Perl)
Takes two verb tables:  a fixed one (file
~/alfabetic/verb_table/outputs/fixed_verb_table.txt) and a new one, changes all the verbs in the new verb table ending with “ed” or “ing” to the first form, like they are in the fixed verb table.
Path:  ~/alfabetic/verb_table/src/unify_tables.pl

Token List (by Michael Zuckerman - Perl)
Takes a tokenized lowercased english file as argument, and prints to the output the list of tokens used in the
~/alfabetic/lm/tokens_list/tokens_list.cpp file, in alphabetical order, without multiplicities.Path:~/alfabetic/lm/tokens_list/tokens_list

Check Tokens List (by Michael Zuckerman - Perl)
Checks English corpus against a list of words.  Those words from the list of words which are present in the language model are printed to the output file.  And those which are not present in the language model are printed to the standard output.
Path:  ~/alfabetic/lm/check_tokens_list.pl

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Add ### (by Michael Zuckerman - Perl)
Prints the input language model to the output, adding “###” token at the end of each line.
Path:  ~/alfabetic/moses/add###.pl

Prepare Tags (by Michael Zuckerman - Perl)
Takes tree-tagged language model and writes the tagged text to the output in the format ||, separating the lines at the “###” token (omitting it in the writing).
Path:  ~/alfabetic/moses/prepare_tags.pl
Example of how to do pos tagging of the text for factored training:
The example is for one side (english), but both sides should be tagged in the same way.
> cd ~/alfabetic/moses
> ./add###.pl Im.en lm.###.en
> cd ~/alfabetic/utrac/utrac-0.3.0
> ./utrac -f UTF-8 -t LATIN1 < ~/alfabetic/moses/lm.###.en >
~/alfabetic/moses/lm.###.latin1.en
> ~/alfabetic/taggers/TreeTagger/cmd/tree-tagger-english <
~/alfabetic/moses/1m.###.latinl .en >
~/alfabetic/moses/lm.###.latinl.tree_tagged.en
> ./urrac -f LATIN 1 -t UTF-8 <
~/alfabetic/moses/lm.###.latinl .tree_tagged.en >
~/alfabetic/moses/1m.###.utf8.tree_tagged.en
> cd ~/alfabetic/moses
> ./prepare_tags.pl lm.###.utf8.tree_tagged.en 1m.prepared.en

Tags From Tagged Corpora (by Michael Zuckerman - Peri)
Path:  ~/alfabetic/moses/tags_from_tagged_corpora.pl - Takes as input tagged text in the format “|
| ...”, and prints only the tags to the output, while keeping the line structure as is.

Reduce Phrase Table (by Michael Zuckerman - Perl)
IMPORTANT:  assumes that the input phrase table is sorted.
Reads the input phrase table.  For each English phrase consisting of one word, inserts the list of all its foreign translations into a hash (together with the matches lists and their probabilities).  Then for each such English phrase, sorts the list of its translations according to the probabilities in the descending order, and prints at most 5 of the top probabilities’ phrases.  For phrases consisting of 2 or 3 words, also sorts their translations according to their probabilities and prints at most 5 of the top probabilities’ phrases.  The phrases consisting of 4 or 5 words are not printed, but just counted; their count is printed in the end.
Path:  ~/alfabetic/phrase_table/reduce_phrase_table.pl

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Clean Language Model (by Michael Zuckerman - Perl)
Cleans the input language model:  prints to the output only those lines starting with english words.
Path:  ~/alfabetic/spanish/dict/clean_lm.pl

Separate Tags (by Michael Zuckerman - Perl)
Receives dictionary file in the format |||, where can contain multiple tags, and separates the multiple tags, writing pairs of words having the same and, together.  If no foreign word with the same tag as was found, then writes |||.
Path:  ~/alfabetic/spanish/dict/sep_tags.pl

Check Factors (by Michael Zuckerman - Perl)
Checks that input factored 1m contains tokens of the form ||.  If there is an error then prints it with the erroneous line to standard output.
Path:  ~/alfabetic/spanish/factored_training/check_factors.pl

Multilingual Parsers

Multilingual Tokenizer (By Eliyahu Zaslavchik - Java)
Tokenizes the input sentence for future SMT process or other tasks.

Multilingual Sentece Splitter (By Eliyahu Zaslavchik - Java)
Splits the input raw text into sentences for future SMT process or other tasks

Multilingual Lowercaser (By Eliyahu Zaslavchik - Java)
Lowercases the input text no matter which language used

Pattern Finder in Big Corpora (By Eliyahu Zaslavchik - Java)
Can be used for building word lists in various languages by given pattern.

Cleaner
cleaner.php - Script that removes invalid characters and useless character from text, providing better translation results.

Europarl Tools
A number of scripts used to get the data ready for training.

Management

Information Manager (By Yotam Elal - PHP/MySQL/AJAX)
*           Manage new and existing corpora.  Easily view or edit the stage of a corpus (raw, text-only, processed, etc.).  View corpora by language or by language pair.  Sort by size, name, id.  Get the exact path of any corpus.
*           Manage new and existing language models.  Easily choose which corpora are included in a model, and find unused corpora to add to the model.

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Data Manager (By Yotam Elal - PHP/MySQL)
*           Compares corpora data with corpora records from the information manager.  Finds both missing corpora and missing corpora records.
*           Easily choose corpora to extract.  Recursive extraction keeps the file tree structure including all sub-directories.
Extracts compressed files:  zip, rar, gz, tar
Converts PDF to text.
Extracts text from HTML files.

Statistical Machine Training Management System with GUI (By Eliyahu Zaslavchik - Java)
Supervising on SMT trainings performed and their data job management library.
Simple library to put jobs into queue for execution.

bold;’  zid=“234”>Job Management LibrarySimple library to put jobs into queue for execution bold;” zid=“467”>LogFile EngineSimple logging system that logs the various translation server user actions (logs sentences, number of words, IP addresses, etc.)

GUI

Translation API (PHP/HTML)
Simple web interface for machine translation.  The users’ text is translated using one of Alfabetics translation servers using Load Balancer and Socket CMD The translated result is then displayed back to the user.

Chat Engine (PHP/HTML/AJAX)
Simple chat system that supports multilingual messages between multiple languages.  Open chat rooms by language and more.

Enfixer (by Yuri Shmorgun - Java)
To do pre and post processing for texts.  For pre-processing uses the tokanddict libraries.  To process text in language that doesn’t exist in Enfixer, three files need to be added:
lang_dict.txt - list of words (only needed for English)
lang_abb.txt - list of abbreviations (so it won’t seperate the dots)
lang_contr.txt - list of contractions

Mega Corpus Viewer (by Yuri Shmorgun - Java)
A GUI application for fast viewing of large corpora.

Phrase Table

Clean (by Michael Zuckerman - Perl)
Cleans the input phrase table from phrases like “!  % % % %”.
Path:  /media/disk/phrase_table/clean_phrase_table.pl

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Output English (by Michael Zuckerman - Perl)
Takes a bilingual phrase table and prints to the output file only the English part.
Path:/media/disk/phrase_table/en.pl

Merge (by Michael Zuckerman - Perl)
Takes two phrase tables:  the main one and the secondary one.  Copies the main phrase table to the output, and appends the secondary phrase table, while setting all the probabilities for the second phrase table (except the phrase penalty) to 0.001.  The phrase penalty stays 2.718.  Path:/media/disk/phrase_table/merge_phrase_tables.pl

Dictionary from Phrase Table (by Michael Zuckerman - Perl)
Gets phrase table in the input, and takes all the lines in which there is one word mapped to one word.  From these lines takes the pairs with the highest probability among all the pairs having the same first word.  From these pairs prints those who have probability >= 0.5.
Path:~/alfabetic/phrase_table/dictionary_from_phrase_table.pl

Phrases from Phrase Table (by Michael Zuckerman - Perl)
Gets phrase table in the input, and prints the pairs of phrases with the highest probability among all the pairs having the same first part.
Path:  ~/alfabetic/phrase_table/phrases_from_phrase_table.pl

Verb Inflections (by Michael Zuckerman - Perl)
Adds verb inflections to the phrase table.
Path:~/alphabetic/phrase_table/phrase_table.pl
Example:  phrase_table.pl en-ru /media/disk/phrase_table/phrase-table.en-ru. ./verb_table/r_i_verbs6.txt
../verb_table/r_i_verbs_for_align2.txt/media/disk/phrase_table/pt.en-ru.out

4) Mashable

Parses the original HTML of Mashable.com sends English text to Machine translation on Alfabetic servers after that sends translated text to a Word Press suite for human editing and proofing.  After a post is edited the human editor presses “publish” and the translated post is automatically embedded in the Spanish version of Mashable :  es.mashable.com

(b)	Any and all trademarks owned by Alphabetic.

(c)	any and all trade secrets including but not limited to the following:
1)	customer lists
2)	service providers and suppliers:

(d)	any and all other assets developed or acquired by Alphabetic.

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Execution Copy

Exhibit A

Share Purchase Agreement by and between the Buyer and Kopelman Ltd.

13

Execution Copy

WHITESMOKE, INC.

PREFERRED STOCK PURCHASE AGREEMENT

June 30, 2009

Execution Copy

WHITESMOKE, INC.

PREFERRED STOCK PURCHASE AGREEMENT

This Preferred Stock Purchase Agreement (the “Agreement”) is made as of the 30 day of June, 2009 by and among WhiteSmoke, Inc., a Delaware corporation (the “Company”), and Kopelman Ltd., an Israeli company (the “Investor”).

The parties hereby agree as follows:

1.           Defined Terms Used in this Agreement.  The following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Investors’ Rights Agreement” means the agreement among the Company and the certain investors, dated January 31, 2008, in the form of Exhibit A attached hereto.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operation of the Company, taken together as a whole.

“Securities Act” means the Securities Act of 1933, as amended.

“Transaction Agreements” means this Agreement and the Investors’ Rights Agreement.

2.           Purchase and Sale of Preferred Stock.

2.1           Sale and Issuance of Preferred Stock.

(a)           The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit B (the “Restated Certificate”).

(b)           Subject to the terms and conditions of this Agreement, the Investor agrees to purchase from the Company and the Company agrees to sell and issue to the Investor, an aggregate of 147,135 shares of Preferred Stock (the “Stock”), as follows:  (i) 47,635 shares of Series A-l Preferred Stock; (ii) 75,500 shares of Series B-l Preferred Stock; (iii) 24,000 shares of Series C Preferred Stock; (iv) 2,500 Warrants (as defined below), for a total consideration of US$ 295,000 (the “Purchase Price”).

The rights and privileges attached to Series A-l Preferred Stock and to Series B-l Preferred shall be identical to the rights and privileges attached to Series A Preferred Stock and Series B Preferred Stock (respectively) as described in the Restated Certificate (as shall be in effect from time to time), except that their liquidation preference price per share shall be US$ 2.15.

1

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2.2.         Closing of Issue and Purchase.

2.2.1           Closing.  The purchase of the Stock, and the issue and allotment of the Stock, and the registration of the Stock in the names of the Investor in the stock ledger of the Company, shall take place at closings (the “Closing”) to be held at the offices of Fischer Behar Chen Well Orion & Co, 3 Daniel Frisch Street, Tel Aviv at 10:00 am (Israel Time) on June 30, 2009, or such other date, time and place as the Company and the Investor shall mutually agree (the “Closing” or “Closing Date”).

2.2.2           Closing;  Delivery.

At the Closing the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(a)           The Company shall deliver to the Investor a share certificate representing the shares purchased at the Closing (the “Closing Shares”) against payment of the purchase price therefore by wire transfer to a bank account designated by the Company.

(b)           The Company shall deliver to the investor the following documents:

(i)           True and correct copies of resolutions of the Board of Directors and of the Company’s stockholders, as applicable, as to:  (A) the approval and fulfillment of this Agreement (and any of its ancillary documents, schedules or exhibits), including all transactions contemplated hereunder; (B) the adoption of the Restated Certificate; (C) authorizing the issuance and allotment of the Stock against payment of the Purchase Price, (D) the reservation of an appropriate number of the shares of Common Stock for issuance upon conversion of the Stock and (E) authorizing the issuance and grant of the Warrants (as such term is defined in section 2.2.2(b)(iii) below) .

(ii)           Copies of all applicable consents and waivers in connection with the transactions contemplated hereby, a list of such consents is attached hereto as Schedule 2.2.2(b)(ii).

(iii)           A warrant to purchase 2,500 shares of Series C Preferred Stock of the Company, at an exercise price of $2.50 per share, in whole or in part, at any time during a period of three (3) years from the date of issue, all pursuant to the terms and conditions set forth in the warrant agreement, in substantially the form attached hereto as Schedule 2.2.2(b)(iii) (the “Warrant”).

3.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investor that, except as set forth on a Schedule of Exceptions delivered by the Company to the Investor, specifically identifying the relevant subsection hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated.  For purposes of these representations and warranties, the term “the Company” shall include any subsidiaries of the Company, unless otherwise noted.

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3.1          Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as currently proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

3.2          Capitalization.  The authorized capital of the Company consists, or will consist, immediately prior to the Closing, of:

(a)           5,131,485 shares of Preferred Stock, of which (i) 1,674,900 shares have been designated Series A Preferred Stock, all of which have been duly authorized, are fully paid and nonassessable and were issued in compliance with the Securities Act and all applicable state securities laws (ii) 47,635 shares have been designated Series A-l Preferred Stock, , and (iii) 2,453,450 shares have been designated Series B Preferred Stock, of which 2,400,306 have been duly authorized, are fully paid and nonassessable and were issued in compliance with the Securities Act and all applicable state securities laws (iii) 75,500 shares have been designated Series B-l Preferred Stock, and (iv) 880,000 shares have been designated Series C Preferred Stock, of which 424,834 shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with the Securities Act and all applicable state securities laws.  The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate.

(b)           17,000,000 shares of Common Stock, of which 387,324 shares are issued and outstanding prior to the Closing.  All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with the Securities Act and all applicable state securities laws.

(c)           The Company has reserved 1,357,693 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to certain warrants/option agreements and to its 2003 and 2006 Employees Option Plans duly adopted by the Board of Directors, (collectively, the “Stock Plan”).  Of such reserved shares of Common Stock, options to purchase 778,644 shares have been granted and are currently outstanding, and 438,244 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

(d)           Attached as Schedule 3.2(d) hereto, is a capitalization table setting forth the number and class of stock held by each stockholder of the Company, and the total number of reserved and granted options, warrants, and all other rights to subscribe for, purchase or acquire from the Company any share of the capital stock of the Company (the “Capitalization Table”).  The stockholders set forth in Schedule 3.2(d) are the lawful owners of record, of all of the issued and outstanding shares of the capital stock of the Company, and to the Company’s knowledge and except as set forth in Schedule 3.2(d) such shares are free and clear of all liens, claims, charges, encumbrances, restrictions, rights, options to purchase, proxies, voting trust and other voting agreements, calls or commitments of every kind, and none of the said individuals owns any other shares, options or other rights to subscribe for, purchase or acquire any share capital of the Company from the Company or, to the Company’s knowledge, from each other.

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(e)           Except for (i) the conversion privileges of the Stock; (ii) the rights provided in the Investors’ Rights Agreement and (iii) outstanding options issued pursuant to the Stock Plan and warrants to purchase 177,486 shares issued pursuant to the bridge financing undertakings, as described in the Capitalization Table, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.  No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or terms of such agreements or understandings, or the lapse of a Company repurchase right, upon the occurrence of any event.  The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means.

3.3           Subsidiaries.  The Company owns, beneficially and of record, all of the issued and outstanding share capital of WhiteSmoke Israel Ltd., a company incorporated under the laws of the State of Israel (the “Subsidiary”), and all the rights thereto free and clear of liens, claims, charges, encumbrances, restrictions, rights, options to purchase, proxies, voting trust or other voting agreements.  Except for the Subsidiary, the Company does not own any issued and outstanding share capital of any other company, and is not a participant in any partnership, joint venture or other business association.  There are no other share capital, preemptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from the Subsidiary or from the Company, any share capital of the Subsidiary and there are not any contracts or binding commitments providing for the issuance of, or the granting of rights to acquire, any share capital of the Subsidiary.  All issued and outstanding share capital of the Subsidiary was duly authorized, and is validly issued and outstanding, fully paid and nonassessable.  The Subsidiary is duly organized and validly existing under the laws of the State of Israel and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business.  The Subsidiary is duly qualified to do business or where applicable is in good standing in any jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

3.4           Authorization.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other Transaction Agreements, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Stock and the Common Stock issuable upon conversion of the Stock (together, the “Securities”) has been taken or will be taken prior to the Closing, and the Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

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3.5           Valid Issuance of Securities.  The Stock, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable securities laws and liens or encumbrances created by or imposed by the Investor.  Based in part upon the representations of the Investor in Section 4 of this Agreement and subject to the provisions of Section 3.6 below, the Stock will be issued in compliance with the Securities Act and all applicable other securities laws.  The Common Stock issuable upon conversion of the Stock has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by the Investor.  Based in part upon the representations of the Investor in Section 4 of this Agreement, and subject to Section 4.6 below, the Common Stock issuable upon conversion of the Stock will be issued in compliance with the Securities Act and all applicable federal and state securities laws.

3.6           Governmental Consents and Filings.  Assuming the accuracy of the representations made by the Investor in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company or the Subsidiary in connection with the consummation of the transactions contemplated by this Agreement.

3.7           Litigation.  There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s knowledge, currently threatened against the Company or the Subsidiary that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated thereby, or that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or any change in the current equity ownership of the Company.  Neither the Company nor, to the Company’s knowledge, any of its officers or directors, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company or the Subsidiary pending or which the Company or the Subsidiary intends to initiate.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefore known to the Company or the Subsidiary) involving the prior employment of the Founders or any of the Company’s or the Subsidiary’s employees, their use in connection with the Company’s or the Subsidiary’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

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3.8           Intellectual Property.  The Company owns or possesses sufficient legal rights to all trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes and, to the Company’s knowledge, all patents, in each instance as used by it in connection with its business, which represent all intellectual property rights necessary to the conduct of the Company’s business as now conducted and as presently contemplated to be conducted, without any conflict with, or infringement of, the rights of others.  There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements.  The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, tradenames, domain names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements.  The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interest of the Company or that would conflict with the Company’s business.  Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.  The Company does not believe it is or will be necessary to use any inventions of any of its employees made prior to or outside the scope of their employment by the Company.  The Company has not embedded any open source, copy left or community source code in any of its products generally available or in development, including but not limited to any GNU or GPL libraries or code.  Set forth in Section 3.8 of the Schedule of Exceptions is a listing of all patents, trademarks and licenses of the Company.

3.9           Compliance with Other Instruments.  The Company and the Subsidiary are not in violation or default of any provisions of their respective Restated Certificate or Bylaws or other charter documents, or of any instrument, judgment, order, writ, or decree, or under any note, indenture, mortgage, lease, agreement, contract or purchase order to which it is a party or by which it is bound or, of any provision of statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect.  The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval applicable to the Company, its prospects, business or operation, or any of its assets or properties.

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3.10           Agreements; Actions.

(a)           Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved by the Board of Directors and (iv) the transactions contemplated by the Transaction Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

(b)           Except for the Transaction Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of, $150,000, other than as set forth in Section 3.10(b)(i) of the Schedule of Exceptions, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company other than (A) the license of the Company’s software and products in the ordinary course of business or (B) the license to the Company of generally commercially available “off-the-shelf third-party products, or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

(c)           The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $100,000 (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(d)           For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated with that person or entity) shall be aggregated for the purposes of meeting the individual minimum dollar amounts of each such subsection.

(e)           The Company has not engaged in the past three months in any discussion with any representative of any corporation, partnership, trust, joint venture, limited liability company, association or other entity, or any individual, regarding (i) a sale of all or substantially all of the Company’s assets, (ii) any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, or (iii) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company.

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3.11           Disclosure.  The Company has provided the Investor with all the information it has requested for deciding whether to purchase the Stock.  To the Company’s knowledge, no certificates made or delivered in connection with the Transaction Agreements contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

3.12           Related-Party Transactions.  No employee, officer or director of the Company (a “Related Party”) or member of such Related Party’s immediate family, or any corporation, partnership or other entity in which such Related Party is an officer, director or partner, or in which such Related Party has an ownership interest or otherwise controls, is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them.  To the Company’s knowledge, none of such persons have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that Related Parties and members of their immediate families may own stock in (but not exceeding 2% of the outstanding capital stock of) publicly traded companies that may compete with the Company.  To the Company’s knowledge, no Related Party or member of their immediate families is directly or indirectly interested in any material contract with the Company.  The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.13           Rights of Registration and Voting Rights.  Except as provided in the Investors’ Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities.  To the Company’s knowledge, except as contemplated in the voting agreement dated December 6, 2006 between the Company, the common stock holders and the holders of shares of Series A Preferred Stock and the holders of shares of Series B Preferred Stock, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

3.14           Title to Property and Assets.  The Company owns its property and assets free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets.  With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than to the lessors of such property or assets.

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3.15          Financial Statements.  The Company has made available to the Investor its audited financial statements (including balance sheet, income statement and statement of cash flows) as of December 31, 2007 and for the fiscal period ended December 31, 2007 (collectively, the “Financial Statements”).  The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles.  The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.  Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2007 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company.  Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.16         Changes.  Since the date of most recent financial statements, there has not been:

(a)        any damage, destruction or loss, whether or not covered by insurance, that constitutes a Material Adverse Effect;

(b)        any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(c)         any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(d)         any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(e)          any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(f)           any sale, assignment or transfer by the Company of any patents, trademarks, copyrights, trade secrets or other intangible assets by the Company;

(g)          any resignation or termination of employment of any officer or key employee of the Company;

(h) any material change, except in the ordinary course of business, in a contingent obligation of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(i) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(j) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

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(k) any declaration, setting aside or payment or other distribution in respect to any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(l) to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(m) any arrangement or commitment by the Company to do any of the things described in this Section 3.16.

3.17         Tax Returns and Payments.  The Company or the Subsidiary has filed all tax returns and reports as required by law.  These returns and reports are true and correct in all material respects.  The Company has paid all taxes and other assessments due.

3.18         Insurance.  The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

3.19         Labor Agreements and Actions.  Neither the Company nor the Subsidiary is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company.  There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge threatened, nor is the Company aware of any labor organization activity involving its employees.  The Company is not aware that any officer or key employee intends to terminate their employment with the Company, nor does the Company have any present intention to terminate the employment of any officer or key employee.

3.20         Employees.  Neither the Company nor the Subsidiary has any employment contract with any officer or employee or any other consultant or person which is not terminable by it at will without liability, upon thirty (30) days prior notice.  The Company and the Subsidiary has each complied in all material respects with all applicable employment laws and agreements relating to employment, terms and conditions of employment and to the proper withholding and remission to the proper tax and other authorities of all sums required to be withheld from employees or persons deemed to be employees under applicable laws respecting such withholding.  Each of the Company and the Subsidiary has paid in full to all of its respective employees, wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees on or prior to the date hereof.  To the Company’s knowledge, no labor union has requested or has sought to represent the employees, representatives or agents of the Company or the Subsidiary.  To the Company’s knowledge, without conducting any search or investigation, none of the Company’s and the Subsidiary’s employees has materially violated any term of his or her employment agreement.  To the Company’s knowledge, neither the employment by the Company nor by the Subsidiary of any of their respective employees, nor the engagement by them with any of their respective consultants, constitutes a breach of any of such persons’ obligations to third parties, including non-competition or confidentiality obligations.

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3.21           Government Funding.  Neither the Company nor the Subsidiary has received or applied for any grant or other support or benefits (including, without limitation, tax benefits) from any Israeli or other government entity.

3.22           Confidential Information and Invention Assignment Agreements.  Each employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form delivered to the counsel for the Investor.  The Company is not aware that any of its employees or consultants is in violation thereof, and the Company will use commercially reasonable efforts to prevent any such violation.

3.23           Permits.  The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could have a Material Adverse Effect.  The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.24           Corporate Documents.  The Restated Certificate and Bylaws of the Company are in the form provided to the Investor.  The copy of the minute books of the Company provided to the Investor’s counsel contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

3.25           Indemnification.  The Company agrees to protect, defend, indemnify, and hold harmless the Investor, against and in respect of any and all loss, damage, cost or expense as and when incurred directly as a result of a breach of any of the covenants, representations and warranties of the Company contained herein, or any cost or expense, including reasonable legal fees incurred in connection with enforcing the rights of Investor hereunder (“Loss”), provided however that:

(i)              the liability of the Company toward the Investor with respect to the Company’s representations and warranties set forth herein, under any law, whether in contracts, torts, restitution or otherwise, except in the event of fraud, shall be limited to the aggregate purchase price paid by the Investor for the shares purchased by it hereunder plus 10% annual interest on the aggregate purchase price paid thereby, compounded annually from the date hereof up to the date of indemnification (the “Liability Amount”); and

(ii)              except in the event of fraud or intentional or grossly negligent misrepresentation and except in respect of breach of the Company’s representations in Sections 3.2, 3.8, 3.15 and 3.17, the Company’s liability for its representations and warranties contained herein shall expire and be of no further force or effect upon the elapse of 36 months as of the Closing Date.  The Company’s liability for its representations and warranties contained in Sections 3.2, 3.8, 3.15 and 3.17, shall expire upon expiration of the applicable statute of limitation.  Notwithstanding anything to the contrary, all representations and warranties by the Company contained in this Agreement shall expire and be of no further force or effect immediately prior to the closing of an M&A Transaction (as such term is defined in the Restated Certificate) or an initial public offering of the Company of its securities.

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4.           Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company that:

4.1           Authorization.  The Investor has full power and authority to enter into the Transaction Agreements.  The Transaction Agreements, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

4.2           Purchase Entirely for Own Account.  This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement, the Investor hereby confirms, that the Securities to be acquired by the Investor’s will be acquired for investment for the Investor’s ‘s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

4.3           Restricted Securities.  The Investor understands that the Securities will be characterized as “restricted securities” under the federal securities laws, inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such Securities may not be resold without registration under the Act, except in certain limited circumstances.

4.4           Exculpation Among Purchasers.  The Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

4.5           Investment Experience.  The Investor is investor in securities of companies in the early development stage and acknowledges that he is able to fend for himself, can bear the economic risk of his investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Stock.  The foregoing, however, does not limit or modify the representations and warranties of the Company and the Founders under this Agreement or the right of the Investor to rely thereon.

4.6           Access to Information.  The Investor has received all requested documents from the Company, and has been afforded the opportunity to ask questions of and receive answers from the officers of the Company.

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4.7.           The Investor acknowledges that on January 1, 2008 the Company’s Board adopted a resolution to approve a venture capital loan facility of up to $ 1,500,000 (one million five hundred thousand US Dollars) from Kreos Capital III (“Kreos”) backed by fixed and floating charges on the Company’s assets (the “Venture Loan”) all pursuant the terms and conditions detailed in the Loan Agreement attached hereto as Exhibit C (the “Loan Agreement with Kreos”), including the grant of a warrant to purchase 80,000 Preferred C shares on the terms detailed in the Term Sheet with Kreos.

5.           Conditions of the Investor’s Obligations at Closing.  The obligations of the Investor to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by the written consent of Investor

5.1           Representations and Warranties.  The representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the Closing.

5.2           Performance.  The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.3           Compliance Certificate.  The Chief Executive Officer of the Company shall deliver to the Investor at the Closing a certificate certifying that the conditions specified in Sections 5.1, 5.2 and 5.12 have been fulfilled.

5.4           Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

5.6           Board of Directors.  As of the Closing, the Board of Directors shall be comprised of Ram Vromen, Hilla Ovil-Brenner, Roger Gladstone, Arie Kopelman and Yair Goldfinger.

5.7           Restated Certificate.  The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Closing Date, which shall continue to be in full force and effect as of the Closing Date.

5.8           Confidential Information and Invention Assignment Agreement.  The Company and each of its employees shall have entered into the Company’s standard form Confidential Information and Invention Assignment Agreement, in substantially the form acceptable to the Purchasers.

5.9           Secretary’s Certificate.  The Secretary of the Company shall deliver to the Investor at the Closing a certificate certifying (i) the Restated Certificate, (ii) the Bylaws of the Company, (iii) resolutions of the Board of Directors of Company approving the Agreements and the transactions contemplated hereby and thereby, and (iv) resolutions of the stockholders of Company approving the Restated Certificate.

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5.10           Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor, and the Investor (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.  Such documents may include good standing certificates.

6.           Conditions of the Company’s Obligations at Closing.  The obligations of the Company to the Investor under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

6.1           Representations and Warranties.  The representations and warranties of the Investor contained in Section 4 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

6.2           Performance.  All covenants, agreements and conditions contained in this Agreement to be performed by the Investor on or prior to the Closing shall have been performed or complied.

6.3           Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

8.           Miscellaneous.

8.1           Transfer; Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, including transferees of any Securities.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Israel, without giving effect to principles of conflicts of law.

8.3           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

8.4           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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8.5           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax (upon customary confirmation of receipt), or 48 hours after being deposited in the post office, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page , or as subsequently modified by written notice, and if to the Company, with a copy to Adv.  Atir Hardof-Jaffe and Adv.  Anat Rothschild, Fisher Behar Chen Well Orion & Co,., 3 Daniel Frisch st„ Tel Aviv 64731, Fax.+972-3-6944241

8.6           Attorney’s Fees.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.7           Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the Company and the Investor.  Any amendment or waiver effected in accordance with this Section 8.9 shall be binding upon the Investor and each transferee of the Stock (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

8.8           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as though such provision were so excluded and shall be enforceable in accordance with its terms.

8.9           Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.10         Entire Agreement.  This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

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8.11           Confidentiality.  The Investor hereto agrees that, except with the prior written permission of the Company, it shall at all times hold in confidence and trust and not use or disclose any confidential information of the Company provided to or learned by the Investor in connection with the Investor’s rights under the Agreements.  Notwithstanding the foregoing, the Investor may disclose any confidential information of the Company provided to or learned by the Investor in connection with such rights to the minimum extent necessary (i) to evaluate or monitor the Investor’s investment in the Company; (ii) as required by any court or other governmental body, provided that the Investor provides the Company with prompt notice of such court order or requirement to the Company to enable the Company to seek a protective order or otherwise to prevent or restrict such disclosure; (iii) to legal counsel of the Investor; (iv) in connection with the enforcement of this Agreement or rights under this Agreement; or (v) to comply with applicable law.  The provisions of this Section 8.14 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

[Signature Pages Follow]

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The parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

COMPANY:

WHITESMOKE, INC.

By:	Hilla Ovil-Brenner

Name:
(print)

Title:

Address:

/s/ Hill Ovil-Brenner
Hilla Ovil-Brenner

INVESTOR:

KOPELMAN LTD.

By:

Name:
(print)

Title:

Address:

[SIGNATURE PAGE OF STOCK PURCHASE AGREEMENT DATED JUNE 30 2009]

Stock Purchase Agreement

Preferred Stock Purchase Agreement

Index

Exhibit A	Investors’ Rights Agreement dated June 30, 2009.

Exhibit B	Amended and Restated Certificate of Incorporation.

Schedule 2.2.2(b)(ii)	Copies of all applicable consents and waivers.

Schedule 2.2.2.(b)(iii)	Warrant

Schedule 3.2(d)	Capitalization Table

Section 3.10(b)(i)
Listing of all patents, trademarks and licenses of the Company 3.8 Section Agreements, understandings, instruments, contracts or proposed transactions that involve obligations or payments to the Company in excess of $150,000.

Exhibit C	Loan Agreement with Kreos

AMENDED AND RESTATED

WHITESMOKE, INC.

INVESTORS’ RIGHTS AGREEMENT

June 30, 2009

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WHITESMOKE, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of June 30, 2009 by and among WhiteSmoke, Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A hereto, each of which is herein referred to as an “Investor” and together the “Investors”, and (i) the holders of Series A Preferred Stock and the holders of Series A-l Preferred Stock listed on Exhibit B hereto; (ii) the holders of Series B Preferred Stock and the holders of Series B-l Preferred Stock listed on Exhibit C hereto.

RECITALS

The Company and the Investors have entered into an Investors’ Rights Agreement dated January 1, 2008 (the “IRA”), and whereas the parties have determined to amend Sections 1.12 and 1.13 of the IRA in accordance with the terms herewith and to restate the IRA in its entirety including such amendments.

The Company and the Investors are parties to the Series C Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”).  In order to induce the Investors to purchase shares of Series C Preferred Stock and invest funds in the Company pursuant to the Purchase Agreement, the Company hereby agrees that this Agreement shall govern the rights of the Investors, the holders of Series B Preferred Stock and the holders of Series B-l Preferred Stock, to cause the Company to register shares of Common Stock issued or issuable to them and certain other matters as set forth herein.

AGREEMENT

The parties hereby agree as follows:

1.           Registration Rights.  The Company and the Investors covenant and agree as follows:

1.1           Definitions.  For purposes of this Agreement:

(a)           The term “Affiliated Fund” means, with respect to a Holder that is a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company;

(b)           The term “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder;

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(c)           The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;

(d)           The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

(e)           The term “Major Investor” means any holder of Preferred Stock holding that holds at least 5% of the outstanding shares of Common Stock (assuming conversion of all outstanding Preferred Shares) of the Company;

(f)           The term “Major Investors Group” means the groups of holders of Preferred Stock listed on Exhibit D hereto;

(g)           The term “Qualified IPO” means a firm commitment underwritten public, offering by the Company of shares of its Common Stock with aggregate offering proceeds of at least $10 million, at a Company’s valuation of at least $50 million, in connection with which all the then-outstanding shares of Preferred Stock are converted into shares of Common Stock pursuant to the Company’s Restated Certificate of Incorporation as such Restated Certificate of Incorporation may be amended from time to time;

(h)           The terms “register,” “registered.” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(i)           The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Series C Preferred Stock, the holders of Series B Preferred Stock and Series B-l Preferred Stock, other than shares for which registration rights have terminated pursuant to Section 1.15 hereof, and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i); excluding in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned.  Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) the Holder thereof is entitled to exercise any right provided in Section 1 in accordance with Section 1.15 below;

(j)           The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

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(k) The term “SEC” means the Securities and Exchange Commission; and

(I) The term “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

1.2           Request for Registration.

(a)           If the Company shall receive at any time after six months after the effective date of the Qualified IPO, a written request from the Holders of a majority of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $2,000,000 (net of any underwriters’ discounts or commissions), then the Company shall, within 20 days of receiving such request, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use all commercially reasonable efforts to effect a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered within 20 days of the mailing of such notice by the Company.

(b)           If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request and the Company shall include such information in the written notice referred to in subsection 1.2(a).  The underwriter will be selected by the Company, which underwriter shall be reasonably acceptable to a majority in interest of the Holders whose Registrable Securities are to be included in the underwriting.  In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  The Company and all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company in good faith that marketing factors require a limitation of the number of shares to be underwritten, then there shall be excluded from such registration and underwriting to the extent necessary to satisfy such limitation, first shares held by stockholders other than the Holders, secondly, shares which the Company may wish to register for its own account, and finally to the extent necessary Registrable Securities (pro rata to the respective number of Registrable Securities held by each Holder); provided, however, that in any event all Registrable Shares must be included in such registration prior to any other shares of the Company.

(c)           Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period, and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such 120-day period (other than in a Qualified IPO, a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered).

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(d)           In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii) During the period starting with the date 90 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a registration subject to Section 1.3 hereof unless such offering is the initial public offering of the Company’s securities, in which case, ending on a date 180 days after the effective date of such registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective;

(iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below; or

(iv) In any jurisdiction in which the Company would be required to qualify to do business or execute a general consent to service of process in effecting such registration, unless the Company is already qualified to do business or subject to service of process in such jurisdiction.

1.3           Company Registration.

(a) If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration.  Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 3.4, the Company shall, subject to the provisions of Section 1.8, use all commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

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(b) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.  The expenses of such registration shall be borne by the Company, in accordance with Section 1.7 hereof.

1.4           Form S-3 Registration.  In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders where the aggregate net proceeds from the sale of such Registrable Shares equals to at least five hundred United States dollars ($500,000), the Company will within twenty (20) days after receipt of any such request:

(a)           promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)           use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:  (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $5,000,000(net of any underwriters’ discounts or commissions); (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any 12-month period; (iv) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already qualified to do business or subject to service of process in that jurisdiction; or (vi) during the period ending 180 days after the effective date of a registration statement subject to Section 1.3.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.  Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

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1.5           Obligations of the Company.  Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(b)           Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(c)           Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)           Use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already qualified to do business or subject to service of process in that jurisdiction.

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)           Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days.

(g) Cause all such Registrable Securities registered pursuant to this Section 1 to be listed on each national securities exchange or trading system on which similar securities issued by the Company are then listed.

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(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

1.6           Information From Holders.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.  The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(2), whichever is applicable.

1.7           Expenses of Registration.  All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4 including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders (i) have learned of a material adverse change in the condition, business, or prospects of the Company that was not known to the Holders at the time of their request and (ii) have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their rights pursuant to Section 1.2.

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1.8           Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below 40% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included.  For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a venture capital fund, or a partnership or corporation, the Affiliated Funds, partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

1.9           Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10         Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

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(b)           To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c)           Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

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(d)           If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)           The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11         Reports Under the Exchange Act.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)           Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the Qualified IPO so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b)           Take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form F-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)           File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)           Furnish to any Holder upon request, so long as the Holder owns any Registrable Securities, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the Qualified IPO), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

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1.12         Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (i) of at least 100,000 shares of such securities (subject to adjustment for stock splits, stock dividends, reclassification or the like), (ii) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder, (iii) that is an Affiliated Fund, (iv) who is a Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member”, which term shall include adoptive relationships), or (v) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, provided that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.  For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership or (y) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.  For the avoidance of doubt, the foregoing terms of this Section 1.12 shall not apply to the Warrant issued to Kreos (each, as defined below) (which may be freely assigned subject to the terms of the Warrant), but shall apply with respect to the Conversion Shares (as defined in the Warrant) following the exercise of the Warrant.

1.13         Limitations on Subsequent Registration Rights.  Other than with respect to the issuance by the Company to Kreos Capital III (“Kreos”) of a Warrant dated ______, attached hereto as Exhibit 1.13 (the “Warrant”), for the purchase by Kreos of up to 80,000 Series C Preferred Shares (the “Warrant Shares”), including with respect to the Conversion Shares, as defined in the Warrant, into which the Warrant Shares are convertible and which Conversion Shares would constitute Registrable Securities hereunder, from and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within 120 days of the effective date of any registration effected pursuant to Section 1.2.  For the avoidance of doubt, the foregoing restrictions shall not apply to the Conversion Shares underlying the Warrant issued to Kreos.

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1.14         Lock-Up Agreement.

(a)           Lock-Up Period; Agreement.  In connection with the initial public offering of the Company’s securities and upon request of the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of such underwriters for such period of time (not to exceed 180 days) from the effective date of such registration statement as may be requested by the managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

(b)           Limitations.  The obligations described in Section 1.14(a) shall apply only if all officers and directors of the Company and all holders of greater than 1% (one percent) of the Company’s securities enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

(c)           Stop-Transfer Instructions.  In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).

(d)           Transferees Bound.  Each Holder agrees that prior to the Company’s initial public offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14, provided that this Section 1.14(d) shall not apply to transfers pursuant to a registration statement or transfers after the 12-month anniversary of the effective date of the Company’s initial registration statement subject to this Section 1.14.

1.15         Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of a Qualified IPO, (ii) with respect to any Holder, at such time after the Qualified IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration, or (iii) upon termination of the Agreement, as provided in Section 3.1.

2.           Covenants of the Company.

2.1           Delivery of Financial Statements.  The Company shall deliver to each Major Investor and to shareholders designated as representatives for such purpose by each Major Investors Group:

(a)           as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by an accounting firm associated with one of the “Big 4” US accounting firms selected by the Company;

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(b)           as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, reviewed by an accounting firm associated with one of the “Big 4” US accounting firms selected by the Company;

(c)           within 14 days of the end of each month, a monthly report in a form agreed by the Board of Directors;

(d)           as soon as practicable, but in any event 45 days prior to the end of each fiscal year, a budget and operating plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other updated or revised budgets for such fiscal year prepared by the Company; and

(e)           with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors determines that it is in the best interest of the Company to do so.

2.2           Inspection.  The Company shall permit each Major Investor and each shareholder designated as a representative for such purpose by each Major Investors Group, at such Major Investor’s and Major Investors Group’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor or by such representatives of the Major Investors Groups; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

2.3           Right of First Offer.  Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor and the Major Investors Groups listed in Exhibit D hereto (as long as each Major Investors Group continues to hold in the aggregate at least 5% of the Company’s voting rights) (collectively for the purpose of this Section 2.3, “Investors”) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined).  A Major Investor or a Major Investors Group who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates, including Affiliated Funds and any member of the Major Investors Groups, in such proportions as it deems appropriate.

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Each time the Company proposes to offer any shares of, or securities convertible into for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor and each Major Investors Group in accordance with the following provisions:

(a)           The Company shall deliver a notice (the “RFO Notice”) to the Major Investors and to the shareholders designated as representatives for this purpose by each of the Major Investors Groups stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b)           Within 15 calendar days after delivery of the RFO Notice, each Investor may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of all convertible securities then held, by such Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion of all convertible securities), provided that a Major Investors Group may only elect to purchase at least 5% of the Shares.  Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder.  The Company shall promptly, in writing, inform each Investor that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Investor’s failure to do likewise.  During the 10-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Investors were entitled to subscribe but which were not subscribed for by the Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of all convertible securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion of all convertible securities).

(c)           The Company may, during the 45-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice.  If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 90 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors and the Major Investors Groups in accordance herewith.

(d)           The right of first offer in this Section 2.3 shall not be applicable to (i) the issuance of securities in connection with stock dividends, stock splits or similar transactions; (ii) the issuance or sale of Common Stock (or options therefor) to employees, consultants and directors of the Company, directly or pursuant to a stock option plan, restricted stock purchase plans or other stock plan approved by the Board of Directors; (iii) the issuance of securities in connection with bona fide acquisition, merger or similar transaction, the terms of which are approved by the Board of Directors; (iv) the issuance or sale of the Series C Preferred Stock or the Common Stock issuable upon conversion of the Series A Preferred Stock, the Series A-l Preferred Stock, the Series B Preferred Stock, the Series B-l Preferred Stock and the Series C Preferred Stock; (v) the issuance of Common Stock in a Qualified IPO; or (vi) the issuance of securities with the affirmative vote of at least a majority of the then outstanding shares of Series C Preferred Stock, voting together as a class.  In addition to the foregoing, the right of first offer in this Section 2.3 shall not be applicable with respect to any Major Investor or to any member of a Major Investors Group and any subsequent securities issuance, if (x) at the time of such subsequent securities issuance, the Major Investor or such member of the Major Investor Group is not an “accredited investor”, as that term is then defined in Rule 501(a) under the Securities Act, and (y) such subsequent securities issuance is being offered only to accredited investors according to the unanimous written consent of the Company’s Board of Directors.

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2.4           Termination of Covenants.

(a)           The covenants set forth in Sections 2.1 through Section 2.3 shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, or (ii) upon termination of the Agreement, as provided in Section 3.1.

(b)           The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.4(a) above.

3.           Termination of the Investor’s Right Agreement dated December 6, 2006

The Company, the holders of Series B Preferred Stock, the holders of Series B-l Preferred Stock the holders of Series A Preferred Stock and the holders of Series A-l Preferred Stock agree that this Agreement restated, amends, supersedes, and terminates the Investor’s Right Agreement dated December 6, 2006.

4.           Miscellaneous

4.1           Termination.  This Agreement shall terminate, and have no further force and effect, when the Company shall consummate a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Company’s Restated Certificate of Incorporation, as such Restated Certificate of Incorporation may be amended from time to time.

4.2           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

4.3           Successors and Assigns.  Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Series C Preferred Stock, the Series B Preferred Stock, the holders of Series B-l Preferred Stock the Series A Preferred Stock, the holders of Series A-l Preferred Stock or any Common Stock issued upon conversion thereof).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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4.4           Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided, however, if such amendment or waiver would adversely affect the rights of a specific series of Preferred Stock in a manner different from the other series of Preferred Stock, then such amendment or waiver shall require the consent of the Investors holding a majority in interest of such series of Preferred Stock; and any amendment or waiver of the rights granted to the Major Investors in Section 2 above shall require the consent of a majority in interest of the Registrable Securities held by the Major Investors.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

4.5           Notices.  Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or facsimile number as set forth on Exhibit A hereto or as subsequently modified by written notice.

4.6           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.7           Governing Law.  This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Israel, without giving effect to principles of conflicts of laws.

4.8           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.9           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.10         Aggregation of Stock.  All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[Signature Page Follows]

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The parties have executed this Investors’ Rights Agreement as of the date first above written.

COMPANY

WHITESMOKE, INC.

By:

Address:

Fax:

INVESTORS

Alex Hilman Holdings Ltd.	Lesser Trust.	Kaedan Investmetns Ltd.
By:	By:	By:

Name:	Name:	Name:

Title:	Title:	Title:

Gideon Michonik	G.K Capital Ltd.	Yair Goldfinger
By:	By:	By:

Name:

Title:

[SIGNATURE PAGE OF INVESTORS’ RIGHTS AGREEMENT]

17

BRMR, LLC.	Rovert Gladestone	Roger Cladestone
By:	By:	By:

Name:

Title:

Marc Thalheim	Lindsay Thalheim	David Thalheim
By:	By:	By:

Partan Properties (1993) Ltd	Evolution Venture Capital Fund I (Israel) LP.	Evolution Venture Capital Fund I (Excempt) LP
By:	By:	By:

Name:	Name:	Name:

Title:	Title:	Title:

Isard Dunietz (or his successor)1.	Hagay Tal	Avenue International Corp.
By:	By:	By:

Kopelman Ltd.
By:

Name:

Title:

1 As trustee of the Isard Dunietz 2006 Trust, created by a Declaration of Trust dated July 19, 2006, as it may be amended or restated from time to time thereafter.

[SIGNATURE PAGE OF INVESTORS’ RIGHTS AGREEMENT]

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HOLDERS OF SERIES A PREFERRED STOCK AND HOLDERS OF SERIES A-l PREFERRED STOCK:

Joel Ovil	Lea Ovil	Runway Ltd.
By:	By:	By:

Name:

Title:

Netivim School for Professional Training and Advanced Studies Ltd.	Aaron Nahumi	David Aber
By:	By:	By:

Name:

Title:

Chen Zur	Shani Levona Nechasim Ltd.	Kaedan Investments Ltd.
By:	By:	By:

	Name:	Name:

	Title:	Title:

G.K. Capital Ltd.	Gideon Michonik	Shabtai Nuriel
By:	By:	By:

Name:

Title:

[SIGNATURE PAGE OF INVESTORS’ RIGHTS AGREEMENT]

19

Yair Goldfinger	Atom Corp.	Robert Gladstone
By:	By:	By:

Name:

Title:

Roger Gladstone	David Nussbaum	BRMR, LLC
By:	By:	By:

Name:

Title:

Ted Struhl	Dalewood Assoc.	Marc Thalmheim
By:	By:	By:

Name:

Title:

Lindsay Thalheim	David Thalheim	Zeevi Aber
By:	By:	By:

Fire Guarantee Ltd.	Alex Hilman Holdings Ltd.	Lucian Ventures, Inc.
By:	By:	By:

Name:	Name:	Name:

Title:	Title:	Title:

[SIGNATURE PAGE OF INVESTORS’ RIGHTS AGREEMENT]

20

Oded Broshi	Arie Kopelman
By:	By:

Name:	Name:

Title:	Title:

HOLDERS OF SERIES B PREFERRED STOCK AND HOLDERS OF SERIES B-l PREFERRED STOCK:

Joel Ovil	Lea Ovil	Runway Ltd.
By:	By:	By:

Name:

Title:

Netivim Ltd.	Aaron Nahumi	Lucian Ventures, Inc.
By:	By:	By:

Name:		Name:

Title:		Title:

Chen Zur	Shani Levona Nechasim Ltd.	Kaedan Investments Ltd.
By:	By:	By:

	Name:	Name:

	Title:	Title:

Gideon Micholnik	G.K Capital Ltd.	Shabtai Nuriel
By:	By:	By:

Name:

Title:

[SIGNATURE PAGE OF INVESTORS’ RIGHTS AGREEMENT]

21

Yair Goldfinger	Richard Gladstone	Robert Gladstone
By:	By:	By:

Roger Gladstone	David Nussbaum	BRMR, LLC.
By:	By:	By:

Name:

Title:

Ted Struhl	Dalwood Assoc.	Marc Thalheim
By:	By:	By:

Name:

Title:

Lindsay Thalheim	David Thalheim	Alex Hilman Holdings Ltd.
By:	By:	By:

Name:

Title:

Andrew Rosen	Anenue Internatinoal Corp.	Partam Properties (1993) Ltd.
By:	By:	By:

	Name:	Name:

	Title:	Title:

Petty & Chris Conway	Evolution Venture Capital Fund I (Israel) LP	Evolution Venture Capital Fund I (Excempt) LP
By:	By:	By:

	Name:	Name:

	Title:	Title:

[SIGNATURE PAGE OF INVESTORS’ RIGHTS AGREEMENT]

22

Oded Broshi	Arie Kopelman
By:	By:

[SIGNATURE PAGE OF INVESTORS’ RIGHTS AGREEMENT]

23

EXHIBIT A

INVESTORS

Name

Lesser Trust

BRMR, LLC

Kaedan Investments Ltd.

Marc Thalheim

G.K. Capital Ltd.

Lindsay Thalheim

Gideon Michonik

David Thalheim

Yair Goldfinger

Alex Hilman Holdings Ltd.

Roger Gladstone

Partam Properties (1993) Ltd.

Robert Gladstone

Evolution Venture Capital Fund I (Israel) LP Plimus Corporation, Inc.

Evolution Venture Capital Fund (Exempt) LP

Isard Dunietz (or his successor)) as Trustee of the Isard Dunietz 2006 Trust, created by a Declaration of Trust dated July 19, 2006, as it may be amended or restated from time to time thereafter

Avenue International Corp.

Kopelman Ltd.

24

EXHIBIT B

HOLDERS OF SERIES A PREFERRED STOCK AND HOLDERS OF SERIES A-l PREFERRED STOCK

Name

Joel Ovil

Lea Ovil

Runway Ltd.

Netivim Ltd.

Aaron Nahumi

David Aber

Lucian Ventures, Inc.

Chen Zur

Shani Levona Nechasim Ltd.

Kaedan Investments Ltd.

G.K. Capital Ltd.

Gideon Michonik

Shabtai Nuriel

Yair Goldfinger

Atom Corp.

Robert Gladstone

Roger Gladstone

David Nussbaum

BRMR, LLC

Ted Struhl

Dalewood Assoc.

Marc Thalheim

25

Lindsay Thalheim

David Thalheim

Zeevi Aber

Fire Guarantee Ltd.

Alex Hilman Holdings Ltd.

Oded Broshi

Arie Kopelman

26

EXHIBIT C

HOLDERS OF SERIES B PREFERRED STOCK AND HOLDERS OF SERIES B-l PREFERRED STOCK

Name

Joel Ovil

Lea Ovil

Runway Ltd.

Netivim Ltd.

Aaron Nahumi

Lucian Ventures, Inc.

Chen Zur

Shani Levona

Nechasim Ltd.

Kaedan Investments Ltd.

G.K Capital Ltd.

Gideon Michonik

Shabtai Nuriel

Yair Goldfinger

Richard Gladstone

Robert Gladstone

Roger Gladstone

David Nussbaum

BRMR, LLC

Ted Struhl

Dalwood Assoc.

Marc Thalheim

27

Lindsay Thalheim

David Thalheim

Alex Hilman Holdings Ltd.

Avenue International Corp.

Partam Properties (1993) Ltd.

Andrew Rosen

Petty & Chris Conway

Evolution Venture Capital Fund I (Israel) LP

Evolution Venture Capital Fund I (Exempt) LP

Oded Broshi

Arie Kopelman

28

EXHIBIT D

MAJOR INVESTORS GROUPS

Group A

Joel Ovil
Lea Ovil
Runway Ltd.
Netivim Ltd.
Aaron Nahumi
David Aber
Lucian Ventures, Inc.
Chen Zur
Shani Levona Nechasim Ltd.
Zeevi Aber
Fire Guarantee Ltd.
Alex Hilman Holdings Ltd.
Arnon Katz
Partam Properties (1993) Ltd.

Group B

Kaedan Investments Ltd.
G.K. Capital Ltd.
Gideon Michonik
Shabtai Nuriel
Yair Goldfinger

Group C

Atom Corp.
Robert Gladstone
Roger Gladstone
David Nussbaum
BRMR, LLC
Ted Struhl
Dalewood Assoc.
Marc Thalheim
Lindsay Thalheim
David Thalheim
Andrew Rosen
Petty & Chris Conway

29

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISPOSITION THEREOF.  NO SUCH SALE OR DISPOSITION MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Dated April _, 2008

WARRANT TO PURCHASE SHARES
OF
WHITESMOKE INC.

This certifies that, for value received, KREOS CAPITAL III LIMITED or its permitted assigns (the “Holder”) is entitled, subject to the terms set forth below, to purchase from WHITESMOKE INC., a Delaware corporation (the “Company”), the number of Warrant Shares (as defined below) specified herein, upon:  (a) surrender of this Warrant; (b) delivery of either (i) Notice of Exercise or (ii) Notice of Cashless Exercise, as applicable, each, substantially in the form annexed hereto, duly completed and executed on behalf of the Holder; and (c) either (i) simultaneous payment therefor of the Exercise Price as set forth in Section 4 below in the event of exercise under section 6.1.1, or (ii) a calculation of the number of Warrant Shares to be issued pursuant to Section 6.1.2 below in the event of a cashless exercise provided for in Section 6.1.2.  The number and Exercise Price of Warrant Shares are subject to adjustment as provided below.

1.
Term of Warrant.  Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time during the term commencing on the date hereof and ending at the earliest of:  (i) 16:00 Israel time on April __, 2017 [note - 9 years from grant]; (ii) 12 months after the closing of a Qualified IPO (as defined below) provided that if the lead underwriter so requires, the Warrant shall be exercisable immediately prior to and contingent upon the consummation of such Qualified IPO; and (iii) 12 months after the closing of a M&A Transaction (as defined below), provided that if the acquirer in such M&A Transaction so requires, the Warrant shall be exercisable immediately prior to and contingent upon the consummation of such M&A Transaction (the “Term”), and shall be void thereafter; provided, that the Company shall notify the Holder in writing at least 14 days prior to the end of the Term and provide to the Holder such information relevant thereto as the Holder may reasonably request for the purpose of making a determination with regard to the exercise of the Warrant hereunder.  If the Company shall fail to provide the aforementioned notice of expiration, then the Term shall be extended until 14 days after actual notice is provided.

1

For the purpose hereof:  the term “Qualified IPO” shall mean a firm commitment underwritten public offering by the Company of shares of its Common Stock (the “Common Stock”) pursuant to a registration statement under the Securities Act of 1933, as amended, with aggregate offering proceeds of at least US$10 million, at a Company valuation of at least US$50 million, in connection with which all the then outstanding shares of Preferred Stock of the Company (the “Preferred Stock”) are converted into shares of Common Stock pursuant to the Company’s Amended and Restated Certificate of Incorporation, as may be amended from time to time (“COI”); and the term “M&A Transaction” shall mean any merger, consolidation, or reorganization of the Company with or into, or the sale of all or substantially all the assets or shares of the Company to, any other entity or person, other than a wholly-owned subsidiary of the Company, excluding any transaction in which shareholders of the Company prior to the transaction will hold more than fifty percent (50%) of the voting and economic rights of the surviving entity after the transaction.

2.
Warrant Shares.  The shares issuable to the Holder upon exercise of this Warrant (or any part thereof) (the “Warrant Shares”) shall be shares of Series C Preferred Stock, par value US$0.01 each, of the Company (“Preferred C Shares”).

3.	Warrant Amount. The term “Warrant Amount” shall mean US$200,000 (Two Hundred US Dollars).

4.
Exercise Price.  The exercise price per Warrant Share (the “Exercise Price”) at which this Warrant may be exercised shall be US$2.50, being the original purchase price per share of each Preferred C Share, subject to adjustment from time to time (including, as may be applicable, with respect to the class of Warrant Shares) pursuant to Section 12 hereof.

5.	Number of Warrant Shares Available for Purchase. This Warrant may be exercised to purchase up to 80,000 Warrant Shares (as adjusted from time to time pursuant to Section 12 hereof).

6.	Exercise of Warrant

6.1.	Manner of Exercise.

This Warrant is exercisable by the Holder, in whole or in part, on one or more occasions, at any time and from time to time, during the Term, by the surrender of this Warrant and the applicable Notice of Exercise annexed hereto, duly completed and executed on behalf of the Holder, at the principal office of the Company.

6.1.1.
Exercise for Cash.  To exercise for cash, the Holder shall deliver to the Company, concurrently with the surrender of this Warrant, a check or a wire transfer in immediately available funds for the aggregate Exercise Price for the Warrant Shares being purchased.  Payment of the Exercise Price may be made in Dollars or in New Israeli Shekels, based on the representative $/NIS exchange rate last published by the Bank of Israel prior to payment thereof.

2

6.1.2.
Cashless Exercise.  In lieu of the payment method set forth in Section 6.1.1 above, this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant and the Notice of Cashless Exercise annexed hereto, duly completed and executed and indicating the gross number of Warrant Shares with respect to which the Warrant is being exercised, at the principal office of the Company (a “Cashless Exercise”).  In the event of a Cashless Exercise, the Holder shall exchange the Warrant, or any portion thereof (without payment by the Holder of any cash or other consideration) for that number of Warrant Shares calculated as follows:  (a)(i) the gross number of Warrant Shares with respect to which the warrant is being exercised, multiplied by (ii) an amount equal to the fair market value per Warrant Share at the time of such Cashless Exercise minus the Exercise Price; divided by (b) the fair market value per Warrant Share.  The fair market value per Warrant Share at any date shall be deemed to be:  (i) in the event of an exercise of this Warrant contingent upon the closing of an IPO, the initial “Price to Public” of one Warrant Share (or the shares of Common Stock issuable upon conversion of such Warrant Share) specified in the final prospectus with respect to such offering; (ii) in the event of an exercise of this Warrant contingent upon the closing of a Liquidation Event or Deemed Liquidation Event (each as defined below), the aggregate amount to be received by holders of Warrant Shares, per share, in such Liquidation Event or Deemed Liquidation Event (including liquidation preference and participation, if any); or (iii) in any other event, as determined by mutual agreement of the Company and the Holder of this Warrant

6.2.	Conditional Exercise.

In connection with an IPO, Liquidation Event or Deemed Liquidation, as applicable, the exercise of this Warrant may be made conditional upon the closing of such transaction.  The Company shall notify the Holder in writing at least 45 days prior to the closing of such transaction and include in such notice the terms of such transaction, and provide the Holder with any updates and changes to the terms thereof promptly in writing.  Notwithstanding anything to the contrary herein, this Warrant shall be exercised (i) in the event that the lead underwriter in a Qualified IPO so requires, immediately prior to and contingent upon the consummation of such Qualified IPO, in the manner set forth in Section 6.1.2 or 6.1.1, at the Lender’s election, and (ii) in the event that the acquirer in such M&A Transaction so requires, immediately prior to and contingent upon the consummation of an M&A Transaction, in the manner set forth in Section 6.1.2 or 6.1.1, at the Lender’s election.  Notwithstanding anything to the contrary herein, this Warrant shall automatically be deemed to be exercised in full in the manner set forth in Section 6.1.2, without any further action on behalf of the Holder, immediately prior to the occurrence of a Liquidation Event.

3

6.3.
For the purpose hereof:  the term “IPO” shall mean an initial firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as  amended (or any similar law in  a different jurisdiction if the Company’s shares are registered on any stock exchange outside the United States), covering the offer and sale of Common Stock for the account of the Company; the term “Liquidation Event” shall mean any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary; and the term “Deemed Liquidation Event” shall mean any M&A Transaction (as defined in Section 1 hereof) or any other event which is deemed a liquidation in accordance with the provisions of the COL

6.4.
This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, or, if exercised pursuant to Section 6.2 above, immediately prior to the closing of the IPO or Deemed Liquidation Event, or immediately prior to the occurrence of a Liquidation Event, as applicable, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date, or the closing date of such event, as applicable.  As promptly as practicable on or after such date and in any event within five (5) days thereafter, at the Holder’s request, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise.  In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the remaining number of Warrant Shares for which this Warrant may then be exercised.

7.
No Fractional Shares.  No fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make cash payment therefore upon the basis of the Exercise Price.

8.
Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

4

9.
Rights of Stockholders.  Subject to the provisions of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, until this Warrant or any portion hereof shall have been exercised and the Warrant Shares shall have been issued, as provided herein.  Nothing in the foregoing to the contrary, upon exercise of this Warrant, or any portion thereof, the Holder shall be entitled to all rights of a holder of the class of shares constituting the Warrant Shares under the COI, and in addition all rights on the same terms and conditions afforded, by contract or otherwise, to the investors and/or purchasers of such shares in connection with the applicable financing round in which such shares were purchased, as applicable.  At the Holder’s election, the Holder shall be entitled to join any investors’/stockholders’ rights agreement, stockholders agreement and/or any other agreement between the Company and/or the stockholders of the Company, then in effect, and to be deemed a holder thereunder of the class of shares constituting the Warrant Shares.  Without derogating from the above, the parties hereby agree that the Conversion Shares (as defined below) shall be deemed shares of “Registrable Securities” (pari passu with the holders of Preferred C Shares) for purposes of the Amended and Restated Investors’ Rights Agreement dated April ___, 2008, by and among the Company and the stockholders party thereto, as such agreement may be amended or superseded from time to time (the “IRA”) subject to the restrictions and exclusions regarding Registrable Securities as set forth in the definition of Registrable Securities as set forth in Section 1.1 (i) of such Amended and Restated Investors’ Rights Agreement, as may be amended from time to time.

10.
Reservation of Shares.  The Company covenants that during the Term this Wan-ant is exercisable, the Company will reserve from its authorized and unissued capital stock a sufficient number of shares to provide for the issuance of Warrant Shares upon the exercise of this Warrant and the Common Stock issuable upon conversion of the Warrant Shares (the “Conversion Shares”).  The Company further covenants that all Warrant Shares and Conversion Shares will, upon full payment from the Holder (or by way of cashless exercise), be duly authorized, validly issued, fully paid and nonassessable, and will be free from all taxes, liens, and charges in respect of the issue thereof.  The Company agrees that its issuance of this Warrant shall constitute full authority to its officers to register the Holder as the owner of Warrant Shares and Conversion Shares, and to execute and issue the necessary certificates for Warrant Shares and Conversion Shares, upon the exercise of this Warrant and the conversion of the Warrant Shares, respectively.

11.
Amendments and Waivers.  Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder.  No waivers of, or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

12.	Adjustments. The Exercise Price and the number and kind of Warrant Shares purchasable hereunder are subject to adjustment from time to time as follows:

12.1.
Reclassification, etc.  If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reorganization or reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes (including, without limitation, in case of conversion of all shares of the class as to which purchase rights under this Warrant exist into shares of Common Stock in connection with an IPO (other than a Qualified IPO, upon the closing of which the Term hereof shall end as provided in Section 1 above), this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reorganization or reclassification or other change and the Exercise Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that this Warrant shall be exercisable into, in lieu of the number of Warrant Shares which the Holder would otherwise have been entitled to receive, a number of shares of such other class or classes of shares that would have been subject to receipt by the Holder had the Holder exercised the Warrant immediately before that change.

5

12.2.
Split, Subdivision or Combination of Shares.  If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist (including, with respect to a split or subdivision, by way of the issuance of a stock dividend or bonus shares), into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased and the number of securities issuable upon exercise proportionately increased in the case of a split or subdivision or the Exercise Price of such securities shall be proportionately increased and the number of securities issuable upon exercise proportionately decreased in the case of a combination.

12.3.
Adjustments for Share Dividends or Other Securities or Property.  If, while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional shares or other securities or property of the Company by way of dividend or otherwise, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon the exercise of this Warrant, and without payment of any additional consideration thereof, the amount of such other or additional shares or other securities or property as aforesaid of the Company which such Holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 12.

6

12.4.
Anti-Dilution Adjustment.  If, while this Warrant, or any portion hereof, remains outstanding and unexpired, the Company issues or sells any class or series of securities or any instrument convertible into securities of the Company at a price per share such that the class of Warrant Shares into which this Warrant is exercisable are entitled to an anti-dilution adjustment pursuant to the COI, or if the conversion price of the class of Warrant Shares into which this Warrant is exercisable is otherwise being reduced, then such reduction shall be deemed to apply automatically to the Warrant Shares purchasable by exercising this Warrant, such that upon such exercise, the conversion price of the Warrant Shares shall be that reduced conversion price determined for the class of shares constituting the Warrant Shares.  Without derogating from the above, in the event that at any time during the Term of this Warrant, the Company issues to holders of shares constituting Warrant Shares at such time, shares of the Company at a price per share that is lower than the Exercise Price of such Warrant Shares at the time of such issuance or without receipt of consideration (including, without limitation, in connection with anti-dilution adjustments and/or indemnification undertakings relating to such Warrant Shares), reflecting an average price per share for the aggregate number of (A) Warrant Shares of such class held by such holders prior to such issuance plus (B) the shares issued to them in such issuance, that is lower than the Exercise Price applicable to the Warrant Shares at the time of such issuance (in each case, the “New Price”), then the Exercise Price shall be reduced to the New Price; it being understood that such adjustment shall not be made if such new shares are issued to such holders as part of a bona fide investment transaction in which the shares are issued in return for consideration representing the fair market value of such shares, as determined by the Board of Directors, at the time of issuance (but without derogating from any reduction of the conversion price of the Warrant Shares issuable upon exercise hereof as may be applicable in connection with such transaction pursuant to the first sentence of this Section 12.4).  For the avoidance of doubt, in no event shall the Holder be entitled to receive more than one anti-dilution adjustment pursuant to this Section 12.4 such that no such anti-dilution adjustment will be made pursuant to this Section 12.4 to the extent that such adjustment is effected with respect to the Warrant Shares issued upon exercise hereof and the Holder receives such adjustment upon conversion of the underlying preferred stock into common stock of the Company.

12.5.
Other Events.  If, while this Warrant, or any portion hereof, remains outstanding and unexpired, any other event occurs as to which the provisions of this Section 12 do not strictly apply or if strictly applicable would not fairly protect the purchase rights of the Holder in accordance with the provisions hereof, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid.  The adjustment shall be such as will give the Holder upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as such Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.

12.6.
Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment pursuant to this Section 12, the Company shall, upon the written request of any holder of this Warrant, furnish or cause to be furnished to such holder a certificate setting forth:  (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

7

12.7.
No Impairment.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 12 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against impairment.

13.
Governing Law.  This Warrant and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles.  Any dispute arising under or with respect to this Warrant shall be resolved in the competent courts of Tel Aviv-Jaffa in Israel.  Each party irrevocably waives any objection it may have to the venue of any action, suit or proceeding brought in such courts or to the convenience of the forum and each party irrevocably waives the right to proceed in any other jurisdiction.  Final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence thereof.

14.
Successors and Assigns; Transfer.  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Subject to applicable law, the Holder may freely assign, distribute or otherwise transfer this Warrant (including, notwithstanding anything to the contrary stated in Section 1.12 of the IRA, the Registration Rights granted hereunder), in whole or in part, to a Permitted Transferee (as defined in the COI) of the Holder or to any assignee of the Holder under the Venture Loan Agreement entered into between the Holder and the Company dated April, 2008 (in accordance with the terms thereof).  With respect to any offer, sale or other disposition of this Warrant, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof and the identity of the transferee.  Upon receiving such written notice, the Company, as promptly as practicable, shall deliver to the Holder one or more replacement Warrant certificates on the same terms and conditions as this Warrant for delivery to the transferees, which shall become effective, in the case of a transfer of all or a portion of this Warrant, upon the execution of such Warrant certificate by the Company and by the transferee and provided that the transferee agrees to be bound by the terms of this Warrant.  For the avoidance of any doubt, following the exercise of this Warrant, the transfer of the Warrant Shares and the Conversion Shares shall be subject to applicable law and the terms of the COI and the IRA.

15.
Tax.  The Company shall not pay any income taxes which shall apply on the Holder, if any, by virtue of the holding, issuance, exercise or sale by the Holder of the Warrant Shares or the shares into which such Warrant Shares are convertible.

16.
In the event this Warrant is assigned, distributed or otherwise transferred with respect to less than all of the Warrant Shares hereunder, then at the Holder’s or transferee’s request, the Company at its expense will execute and deliver new Warrants of like tenor to each of the Holder and the transferee, representing the numbers of Warrant Shares remaining with the Holder and being transferred to the transferee, respectively.

8

17.	Representations and Warranties of the Company. The Company represents and warrants to the Holder as follows:

17.1.	This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable law.

17.2.
The Warrant Shares are duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and not subject to any preemptive or similar rights.

17.3.
The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the COI, do not, as of the date hereof, and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and, except for consents that have already been obtained by the Company, do not, as of the date hereof, and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person.

17.4.
All necessary consents of stockholders and other third parties with respect to the issuance of this Warrant and the Warrant Shares upon exercise thereof have been obtained, and the Company has no outstanding issuance obligations, rights of first offer, pre-emptive or participation rights, anti-dilution rights or other similar rights with respect to the issuance of this Warrant and the Warrant Shares upon exercise thereof, or any such rights have been exercised, waived or cancelled.

18.	Representations and Warranties of the Holder.

18.1.	Investment.

The Holder represents and warrants that this Warrant and the Warrant Shares, upon the exercise of the Warrant, and the Conversion Shares will be purchased only for investment, for its own account, and not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof.  The Holder understands that neither the Warrant Shares to be purchased hereby, nor the Conversion Shares have been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions thereof, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein or under any other securities laws or regulations.

9

The Holder is either (i) an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect under the Securities Act, or (ii) not a U.S. person within the meaning of Regulation S under the Securities Act.

18.2.	Investment Experience.

Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant Shares and the Conversion Shares.

19.	Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Warrant.

20.
Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person, by facsimile (upon confirmation of successful transmission) or by courier service or four days after deposit by registered or certified mail, postage prepaid, addressed as follows:

If to the Company:
WhiteSmoke Inc.

501 Silverside Road, Suite 105
Wilmington DE 19809
USA
Fax:  +972-3-6486133
Attn:  Hilla Ovil-Brener, CEO

With a copy to (note constituting notice):
Fischer, Behar, Chen, Well, Orion & Co.Law Offices
3 Daniel Frish St.,
Tel-Aviv, 64731 Israel
Fax:  + 972-3-6944241
Attn:  Atir Hardof-Jaffe, Adv.; Anat Rothschild, Adv.

If to the Holder:
Kreos Capital III Limited
47 Esplanade, St Helier, Jersey
Fax:  +44 1534 889 884
Attn:  The Directors

with a copy to:
Sharir, Shiv, Kadouch & Co., Law Offices
3 Azrieli Center
Tel Aviv 67023, Israel
Fax:  +972-3-607-4778
Attn:  Emmanuel Kadouch, Adv.

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21.
Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Warrant, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Warrant, or any waiver on the part of any Holder of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Warrant or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

22.
Severability.  In the event that any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Warrant shall continue in full force and effect without said provision, and such provision shall be given effect to the extent legally possible.

23.	Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not considered in construing or interpreting this Wan-ant.

IN WITNESS HEREOF, WHITESMOKE INC. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  April _, 2008

WHITESMOKE INC.

By:

Name:
Title:

11

NOTICE OF EXERCISE

To:  WHITESMOKE INC.

NOTICE OF EXERCISE

1.
The undersigned hereby irrevocably elects to purchase Series __________ Stock of WHITESMOKE INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2.	Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)
(Signature)
(Date)

12

CASHLESS EXERCISE FORM

To:  WHITESMOKE INC.

NOTICE OF CASHLESS EXERCISE

1.
The undersigned hereby elects to exercise its Cashless Exercise rights, pursuant to Section 6.1.2 of the attached Warrant, with respect to ____________ Series ______________Stock of WHITESMOKE INC., pursuant to the terms of the Warrant.

2.
Please issue a certificate or certificates representing the number of shares issuable after deducting the shares withheld in lieu of payment of the exercise price, in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)
(Signature)
(Date)

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Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE  STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “WHITESMOKE, INC.”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JULY, A.D. 2009, AT 7:22 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

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1

<u>תצהיר</u>

אני הח"מ אמיר דורון, נושאת ת.ז. מס' 24212334, לאחר שהוזהרתי כי עלי להצהיר את האמת וכי אהיה צפוי/ה לעונשים הקבועים בחוק אם לא אעשה כן, מצהיר בזאת בכתב, כדלהלן:

1. אני משמש כחשב חברת דניה סיבוס בע"מ, החברה האם של סיבוס רימון בנייה מתועשת בע"מ, שהינה המבקשת (להלן: "**המבקשת**") ועושה תצהירי זה, כתצהיר תמיכה בצו המניעה שהגישה המבקשת בבית הדין האזורי לעבודה בתל-אביב, אשר מופנה למוסד לביטוח לאומי.

2. העובדות המפורטות בתצהירי ידועות לי מידיעתי האישית ו/או מן החומר והמסמכים המצויים בפני ו/או על פי בדיקה שערכתי. המסקנות המשפטיות בתצהירי זה נמסרו לי מעורכי דינה של המבקשת, להם אני מאמין.

3. המבקשת הינה חברה פרטית בישראל, המעסיקה עשרות עובדים.

4. בכל שנות פעילותה של המבקשת, מאז נרשמה כחברה בע"מ בשנת 1998, הקפידה ומקפידה סיבוס רימון על תשלום שכרם של עובדיה במועדו, לרבות הפרשת כל המיסים וההיטלים, ובכלל זה תשלום דמי ביטוח לאומי כחלק ממשכורות עובדיה, והפרשתם לזכות המשיב 1.

5. **כחשב החברה האם של המבקשת, אני אחראי לתשלום השכר לעובדי המבקשת, לרבות הפרשת דמי הביטוח הלאומי ממשכורות אלו, והעברתם, מדי חודש, למשיב 1. מתוקף תפקידי זה ידוע לי, כי למבקשת לא עומד כל חוב כלפי המשיב 1.**

6. ביום 29.7.2009 הגיעו לידי המבקשת העתקי צווי עיקול שהוצאו על ידי המשיב 1 ל-10 (עשרה) גופים (המשיבים 2-11), המחזיקים לכאורה בנכסיה (להלן: "**העתק צווי העיקול למחזיקים**"), בגין חוב נטען בגובה 82,403 ₪, וכן העתק מצו עיקול שהופנה למשיב 2, ואשר הועבר לה על ידי המשיב 2.

"א" העתק ממכתב העתקי צווי העיקול למחזיקים, מצורף כנספח לתצהירי זה ומסומן "א".

"ב" העתק מצו העיקול שהופנה למשיב 2 מצורף כנספח לתצהירי זה ומסומן "ב".

7. מייד לאחר שהגיעו לידי המבקשת המסמכים האמורים, החלה באת כוחה של המבקשת, עו"ד ענבר ברגר, לנסות ולעמוד על טיבו של החוב הנטען כלפי המשיב 1, אולם ללא הועיל: עובדי המשיב 1 נוקטים בימים אלו עיצומים, ולא ניתן היה לברר טלפונית את מהות הצווים שהוצאו על ידי המשיב 1.

8. באת כוח המבקשת אף פנתה למשיב 1 בכתובים, מיידית, בהסבירה כי לא ידוע למבקשת דבר אודות צו העיקול האמור, וכי עקב העיצומים שנוקטים עובדי המשיב 1, לא ניתן לברר טלפונית את העניין.

"ג" העתק מפניית באת כוח המבקשת לנציגות המשיב 1 מצורף כנספח לתצהירי זה ומסומן "ג".

9. **<u>עד כה, לא עלה בידי המבקשת או בידי באי כוחה לקבל כל תשובה שהיא מנציגי המשיב 1.</u>**

10. כאמור לעיל, סיבוס רימון משלמת לביטוח הלאומי את דמי הביטוח הלאומי המנוכים ממשכורות עובדיה, מדי חודש בחודשו.

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"ד" העתקי טפסי 102 (מקבץ מדגים) המראים תשלום חודשי מידי המבקשת לידי המשיב 1 בשלושת החודשים האחרונים, מצורפים כנספח לתצהירי זה ומסומנים **"ד"**.

11. למיטב ידיעתי במסגרת תפקידי כחשב החברה-האם של המבקשת, לא עומד למבקשת כל חוב כלפי המשיב 1, וודאי שלא חוב משמעותי כזה שלו טוען המשיב 1 בצווי העיקול שהוציא, ואשר העתקיהם הומצאו לידי המבקשת.

12. המבקשת נחשפה לראשונה לטענת המשיב 1 בדבר קיומו של חוב בסך 82,403 ₪ רק ביום 29.7.2009, עת הגיעו לידיה העתקי צווי העיקול למחזיקים שהוציא המשיב 1, אשר צורפו לתצהיר התומך בבקשה זו <u>**כנספח א**</u> לעיל.

13. כאמור, בו ביום (29.7.2009) הגיע לידי המבקשת אף העתק מצו לעיקול נכסי חייב שהתקבל אצל המשיב 2. מחותמת המשיב 2 המוטבעת על הצו, ניתן ללמוד כי הצו האמור הגיע לידיו ביום 28.7.2009. אם אכן נכון הדבר, הרי שפרק הזמן אשר לאחריו מחויב המשיב 2 לקיים את הצו שהופנה אליו, חלפו במרוצת יום 30.7.2009. <u>**מכאן דחיפותה הרבה של הבקשה הנתמכת בתצהירי זה**</u>.

14. ביום 30.7.3009 הומצאו למבקשת מכתבים מטעמו של המשיב 1, אשר נושא את הכותרת "דרישה לתשלום על פי סעיף 4 ו-5 לפקודת המיסים" (מס' סודר 18561) (להלן: **"מכתב הדרישה"**).

"ה" העתק ממכתב הדרישה מצורף כנספח לתצהירי זה ומסומן **"ה"**.

15. יודגש, כי על אף שמכתב הדרישה נושא את התאריך 14.7.2009, ואילו העתקי צווי העיקול למחזיקים נושאים את התאריך 15.7.2009, מכתב הדרישה הומצא לה **יום לאחר** שהומצאו לידיה העתקי צווי העיקול למחזיקים.

16. לפיכך, לא זו בלבד שלא ניתן בידי המבקשת סיפק לברר לאשורה את טענת המשיב 1 לפיה עומד לה חוב בגובה 83,924 ₪, אלא שכבר יום קודם להמצאת הדרישה לתשלום חוב זה, הגיעו לידי מחזיקים שונים, למצער לידי המחזיק 2, צווי עיקול בגין חוב-נטען של המבקשת למשיב, בגובה 82,403 ₪.

17. בשל עיצומים שנוקטים עובדי המשיב 1, לא עלה בידי המבקשת לברר מה מהותו של החוב הנטען, לעמוד על טיבו, ולמנוע את מימוש צווי העיקול שהוטלו בגינו.

18. לפי חוות דעתם המקצועית של באי כוחה של המבקשת, ההתנהלות המתוארת לעיל איננה סבירה בעליל. לכך מצטרפת העובדה המצערת שבשל עיצומים במשרדי המשיב 1, לא הייתה למבקשת כל אפשרות לנסות לברר את הטענה בדבר קיומו של חוב כלפי המשיב 1.

19. המבקשת הינה חברה שומרת חוק, המקפידה להפריש לזכות הביטוח הלאומי את התשלומים הנדרשים הנגזרים מתשלום שכר עובדיה. בהינתן מצב דברים זה, ככל הנראה חלה טעות אצל המשיב 1, בהעלותו את הטענה כאילו קיים למבקשת חוב כלפיו.

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20. לאור האמור לעיל, אנוסה המבקשת לפנות לבית הדין הנכבד, במטרה למנוע את מימוש הצו שהוצא על ידי המשיב 1, ואשר, **מתוקף ידיעתי במסגרת תפקידי כחשב החברה-האם של המבקשת, אני סבור שבטעות יסודו**.

21. הנני מצהיר כי זהו שמי, זוהי חתימתי וכי תוכן תצהירי אמת.

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אמיר דורון

אישור

אני הח"מ, ענבר ברגר עו"ד (מ.ר. 41868), מאשר/ת כי ביום 02 בחודש אוגוסט, 2009, הופיע במשרדי, ברחוב יוני נתניהו באור יהודה מר אמיר דורון, המוכר לי אישית, ולאחר שהזהרתיו כי עליו להצהיר אמת ואם לא יעשה כן יהיה צפוי לעונשים הקבועים בחוק, אישר בפני אמיתות הצהרתו דלעיל וחתם עליה בפני.

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ענבר ברגר, עו"ד

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Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “WHITESMOKE, INC. “, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JULY, A.D. 2009, AT 7:22 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

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AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

WHITESMOKE, INC.

The undersigned, Hilla Ovil-Brenner, hereby certifies that:

1.           She is the duly elected and acting President and Secretary, of WhiteSmoke, Inc., a Delaware corporation.

2.           The Certificate of Incorporation of this corporation, formerly known as Write-Tec, inc., was originally filed with the Secretary of State of Delaware on February 8, 2002 and amendments thereto were filed on (i) April 30, 2003, (ii) June 24, 2003, (iii) September 9, 2003, (iv) February 8, 2006, (v) December 7, 2006 , and (vi) June 11, 2008.

3.           The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

ARTICLE I

“The name of this corporation is WhiteSmoke, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1313 North Market Street, Suite 5100, Wilmington, County of New Castle, DE 19801.  The name of its registered agent at such address is PHS Corporate Services, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

(A)           Classes of Stock.  The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 22,131,485 shares, each with a par value of $0.01 per share.  17,000,000 shares shall be Common Stock and 5,131,485 shares shall be Preferred Stock.

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(B)           Rights, Preferences and Restrictions of Preferred Stock.  The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation (the “Restated Certificate”) may be issued from time to time in one or more series.  One million six hundred seventy four thousand nine hundred (1,674,900) shares of Preferred Stock shall be designated “Series A Preferred Stock”; 47,635 shares of Preferred Stock shall be designated “Series A-l Preferred Stock”; two million four hundred and fifty three thousand four hundred and fifty (2,453,450) shares of Preferred Stock shall be designated “Series B Preferred Stock”; 75,500 shares of Preferred Stock shall be designated “Series B-l Preferred Stock”; and eight hundred and eighty thousand (880,000) shares of Preferred Stock shall be designated “Series C Preferred Stock”.  The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred, Series A-l Preferred, Series B Preferred, Series B-l Preferred and Series C Preferred Stock are as set forth below in this Article IV(B).  The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them.

1.           Dividend Provisions.  (i) The holders of shares of Series C Preferred Stock shall be entitled to receive cumulative dividends, out of any assets legally available therefore, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation, provided that an adjustment to the respective Conversion Price (as defined below) of such other securities or rights has been made in accordance with Section 4(d)(ii) below) on the Series A Preferred Stock, Series A-l Preferred Stock, Series B Preferred Stock, Series B-l Preferred Stock or the Common Stock of the Corporation, at the rate of 8% per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series C Preferred Stock, when, as and if declared by the Board of Directors.  Such dividend shall accrue on each share of Series C Preferred Stock from its original issuance and shall accrue from day to day whether or not earned or declared; (ii) After payment of such dividends the holders of shares of Series B Preferred Stock and Series B-l Preferred Stock shall be entitled to receive cumulative dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any other dividend than the dividends described in Ms sub-section (i) (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation, provided that an adjustment to the respective Conversion Price (as defined below) of such other securities or rights has been made in accordance with Section 4(d)(ii) below) on the Series A Preferred Stock, Series A-l Preferred Stock or the Common Stock of the Corporation, at the rate of 8% per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series B Preferred Stock and Series B-l Preferred Stock, when, as and if declared by the Board of Directors.  Such dividend shall accrue on each share of Series B Preferred Stock and Series B-l Preferred Stock from its original issuance and shall accrue from day to day whether or not earned or declared; (iii) After payment of such dividends in accordance with sub-sections (i) and (ii), any additional dividends shall be distributed among the holders of Series C, Series B, Series B-l, Series A, Series A-l Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock then held by each holder (assuming conversion of all such Preferred Stock into Common Stock).

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2.           Liquidation.

(a)           Series C Preferred Stock Preference.  In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of the Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series B Preferred Stock, the holders of Series B-l Preferred Stock, the holders of Series A Preferred Stock, the holders of Series A-l Preferred Stock and the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $2.5 per share (the “Series C Price Per Share”) (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series C Preferred Stock then held by them, plus any accrued and any declared and unpaid dividends (the “C Preference Amount”).  If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full C Preference Amount, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(b)           Series B and Series B-l Preferred Stock Preference.  In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of the Series B Preferred Stock and Series B-l Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series A Preferred Stock, Series A-l Preferred Stock and the holders of Common Stock by reason of their ownership thereof, an amount per share equal to; (i) $1.1294 per share for each share of Series B Preferred Stock then held by them (the “Series B Price Per Share”) (as adjusted for stock splits, stock dividends, reclassification and the like) and (ii) $2.15 per share for each share of Series B-l Preferred Stock then held by them (the “Series B-l Price Per Share”) (as adjusted for stock splits, stock dividends, reclassification and the like), plus any accrued and any declared and unpaid dividends (the “B Preference Amount”).  If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full B Preference Amount, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock and Series B-l Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(c)           Series A and Series A-l Preferred Stock Preference.  Following the payment in full of the B Preference Amount and subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of the Series A Preferred Stock and Series A-l Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to; (i) $0.6445 per share (the “Series A Price Per Share”) (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series A Preferred Stock then held by them and (ii) $2.15 per share for each share of Series A-l Preferred Stock then held by them (the “Series A-l Price Per Share”) (as adjusted for stock splits, stock dividends, reclassification and the like), plus any declared and unpaid dividends (the “A Preference Amount”).  If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock and Series A-l Preferred Stock shall be insufficient to permit the payment to such holders of the full A Preference Amount, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and Series A-l Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

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(d)           Remaining Assets.  Upon the  completion of the  distribution required by Sections 2(a), 2(b) and 2(c) above and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of the Series A, Series A-l, Series B, Series B-l and Series C Preferred Stock and the holders of Common Stock pro rata based on the number of shares of Common Stock held by each such holder (assuming conversion of all such Series A, Series A-l, Series B, Series B-l and Series C Preferred Stock into Common Stock) until (i) with respect to the holders of Series C Preferred Stock, such holders shall have received the higher of (a) an aggregate amount per share of $7.5 (as adjusted for stock splits, stock dividends, reclassification and the like) then held by them (including amounts paid pursuant to Section 2(a) above); or (b) the amount they would receive in Common Stock on an as-if-converted basis without taking into account the A Preference Amount and the B Preference Amount, and (ii) with respect to the holders of Series B Preferred Stock and Series B-l Preferred Stock, such holders shall have received the higher of (a) an aggregate amount per share of $3.3882 (as adjusted for stock splits, stock dividends, reclassification and the like) then held by them (including amounts paid pursuant to Section 2(a) above) or (b) the amount they would receive in Common Stock on an as-if-converted basis without taking into account the A Preference Amount and the B Preference Amount, and (iii) with respect to the holders of Series A Preferred Stock and Series A-l Preferred Stock, such holders shall have received the higher of (a) an aggregate amount per share of $1.9335 (as adjusted for stock splits, stock dividends, reclassification and the like) then held by them (including amounts paid pursuant to Section 2(b) above) or (b) the amount they would receive in Common Stock on an as-if-converted basis without taking into account the C Preference Amount, the B Preference Amount and the A Preference Amount; thereafter, subject to the rights of series of Preferred Stock that may from time to time come into existence, if assets remain in the Corporation, the holders of the Common Stock of the Corporation shall receive all of the remaining assets of the Corporation pro rata based on the number of shares of Common Stock held by each holder.

(e)           Certain Acquisitions.

(i)           Deemed Liquidation.  For purposes of this Section 2, a liquidation, dissolution, public offering or winding up of the Corporation shall be deemed to occur if the Corporation shall sell, grant exclusive license, convey, or otherwise dispose of all or a significant portion of its property (or intellectual property) or business, reverse merger of the Corporation’s shares into a publicly traded corporation or merge with or into or consolidate with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Corporation) (any such transaction, a “Liquidation Transaction”), provided that none of the following shall be considered a Liquidation Transaction:  (i) a merger effected exclusively for the purpose of changing the domicile of the Corporation, or (ii) an equity financing in which the Corporation is the surviving corporation.

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(ii)           Valuation of Consideration.  In the event of a deemed liquidation as described in Section 2(c)(i) above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value.  Any securities shall be valued as follows:

(A)           Securities not subject to investment letter or other similar restrictions on free marketability:

 (1)           If traded on a securities exchange or The Nasdaq Stock Market (“Nasdaq”), the value shall be based on a formula approved by the Board of Directors and derived from the closing prices of the securities on such exchange or Nasdaq over a specified time period;

 (2)           If actively traded over-the-counter, the value shall be based on a formula approved by the Board of Directors and derived from the closing bid or sales prices (whichever is applicable) of such securities over a specified time period; and

  (3)           If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(B)           The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as specified above in Section 2(e)(ii)(A) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.
(iii)           Notice of Liquidation Transaction.  The Corporation shall give each holder of record of Series A Preferred Stock, Series A-l Preferred Stock, Series B Preferred Stock, Series B-l Preferred Stock or Series C Preferred Stock written notice of any impending Liquidation Transaction not later than 10 days prior to the stockholders’ meeting called to approve such Liquidation Transaction, or 10 days prior to the closing of such Liquidation Transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such Liquidation Transaction.  The first of such notices shall describe the material terms and conditions of the impending Liquidation Transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes.  Unless such notice requirements are waived, the Liquidation Transaction shall not take place sooner than 10 days after the Corporation has given the first notice provided for herein or sooner than 10 days after the Corporation has given notice of any material changes provided for herein.  Notwithstanding the other provisions of these Restated Certificate, all notice periods or requirements in these Restated Certificate may be shortened or waived, either before or after the action for which notice is required, upon the written consent of the holders of a majority of the voting power of the outstanding shares of Preferred Stock that are entitled to such notice rights.

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(iv)           Effect of Noncompliance.  In the event the requirements of this Section 2(e) are not complied with, the Corporation shall forthwith either cause the closing of the Liquidation Transaction to be postponed until the requirements of this Section 2 have been complied with, or cancel such Liquidation Transaction, in which event the rights, preferences, privileges and restrictions of the holders of Series A , Series A-l, Series B , Series B-l and Series C Preferred Stock shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the first notice referred to in Section 2(e)(iii).

3.           Redemption.  The Preferred Stock is not redeemable.

4.           Conversion.  The holders of the Series A, Series A-l, Series B, Series B-l and Series C Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)           Right to Convert.  Subject to Section 4(c), each share of Series A, Series A-l, Series B, Series B-l and Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Price Per Share for such shares by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.  The initial Conversion Price per share shall be the Series A Price Per Share for shares of Series A Preferred Stock, the Series A-l Price Per Share for shares of Series A-l Preferred Stock, the Series B Price Per Share for shares of Series B Preferred Stock, the Series B-l Price Per Share for shares of Series B-l Preferred Stock and the Series C Price Per Share for shares of Series C Preferred Stock, Such initial Conversion Prices shall be subject to adjustment as set forth in Section 4(d) below.

(b)           Automatic Conversion.  Each share of Series A, Series A-l, Series B, Series B-l or Series C Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share immediately upon the earlier of (i) except as provided below in Section 4(c), the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering by the Company of shares of its Common Stock with aggregate offering proceeds of at least $10 million, at a Company’s valuation of at least $50 million, in connection with which all the then-outstanding shares of Preferred Stock are converted into shares of Common Stock pursuant to this Restated Certificate as such Restated Certificate may be amended from time to (a “Qualified IPO”) or (ii) the date specified by written consent or agreement of the holders of seventy five percent (75%) of the then outstanding shares of Series B, Series B-l and Series C Preferred Stock.

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(c)           Mechanics of Conversion.  Before any holder of Series A, Series A-l, Series B, Series B-l or Series C Preferred Stock shall be entitled to convert such Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.  The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such series of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.  If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event any persons entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d)           Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations.  The Conversion Price of the Series A, Series A-1, Series B, Series B-l and Series C Preferred Stock shall be subject to adjustment from time to time as follows:

(i)           Issuance of Additional Stock below Purchase Price.  If the Corporation should issue, at any time after the  date upon which any shares of Series A, Series B or Series C Preferred Stock were first issued (the “Purchase Date” with respect to such series), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 4(d)(i), unless otherwise provided in this Section 4(d)(i)

(A)           Adjustment Formula.  Whenever the Conversion Price is adjusted pursuant to this Section (4)(d)(i), the new Conversion Price shall be determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the “Outstanding Common”) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock.  For purposes of the foregoing calculation, the term “Outstanding Common” shall include shares of Common Stock deemed issued pursuant to Section 4(d)(i)(E) below.

(B)           Definition of “Additional Stock”.  For purposes of this Section 4(d)(i), “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(E))by the Corporation after the Purchase Date) other than:

(1)           Common Stock issued pursuant to stock dividends, stock splits or similar transactions, as described in Section 4(d)(ii) hereof;

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(2)           Shares of Common Stock issued or issuable to employees, consultants or directors of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation;

(3)           Shares of Common Stock issued or issuable upon conversion of the Series A, Series A-l, Series B, Series B-l or Series C Preferred Stock;

(4)           Shares of Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of Series A, Series A-l, Series B, Series B-l and Series C Preferred Stock will be converted to Common Stock;

(5)           Shares of Common Stock issued or issuable with the affirmative vote of at least a majority of the then outstanding shares of Series B, Series B-l and Series C Preferred Stock, voting together as a class.

(C)           No Fractional Adjustments.  No adjustment of the Conversion Price for the Series A, Series A-l; Series B, Series B-l or Series C Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

(D)           Determination of Consideration.  In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.  In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(E)           Deemed Issuances of Common Stock.  In the case of the issuance (whether before, on or after the applicable Purchase Date) of securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (the “Common Stock Equivalents”), the following provisions shall apply for all purposes of this Section 4(d)(i):

(1)           The aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of any Common Stock Equivalents and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such securities were issued or such Common Stock Equivalents were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related Common Stock Equivalents (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion, exchange or exercise of any Common’ Stock Equivalents (the consideration in each case to be determined in the manner provided in Section 4(d)(i)(C)).

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(2)           In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion, exchange or exercise of any Common Stock Equivalents, other than a change resulting from the antidilution provisions thereof, the Conversion Price of any series of Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the conversion, exchange or exercise of such Common Stock Equivalents.

(3)           Upon the termination or expiration of the convertibility, exchangeability or exercisability of any Common Stock Equivalents, the Conversion Price of any series of Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents that remain convertible, exchangeable or exercisable) actually issued upon the conversion, exchange or exercise of such Common Stock Equivalents.

(4)           The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Section 4(d)(i)(E)(l) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(2) or 4(d)(i)(E)(3).

(F)           No Increased Conversion Price.  Notwithstanding any other provisions of this Section (4)(d)(i), except to the limited extent provided for in Sections 4(d)(i)(E)(2) and 4(d)(i)(E)(3), no adjustment of the Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(ii)           Stock Splits and Dividends.  In the event the Corporation should at any time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of each of the Series A, Series A-l, Series B, Series B-l and Series C Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(d)(i)(E).

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(iii)           Reverse Stock Splits.  If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for each of the Series A, Series A-l, Series B, Series B-l and Series C Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e)          Other Distributions.  In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(i) or 4(d)(ii), then, in each such case for the purpose of this Section 4(e), the holders of Series A, Series A-l, Series B, Series B-l and Series C Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(f)           Recapitalizations.  If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series A, Series A-l, Series B, Series B-l and Series C Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(g)          No Impairment.  The Corporation will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

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(h)           No Fractional Shares and Certificate as to Adjustments.

(i)           No fractional shares shall be issued upon the conversion of any share or shares of the Series A, Series A-l, Series B, Series B-l and Series C Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share.  The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series A, Series A-l, Series B, Series B-l and Series C Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.  If the conversion would result in any fractional share, the Corporation shall, in lieu of issuing any such fractional share, pay the holder thereof an amount in cash equal to the fair market value of such fractional share on the date of conversion, as determined in good faith by the Board of Directors.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A, Series A-l, Series B, Series B-l or Series C Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, upon the written request at any time of any holder of Series A, Series A-l, Series B, Series B-l or Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.

(i)           Notices of Record Date.  In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash, dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A, Series A-l, Series B, Series B-l or Series C Preferred Stock, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j)           Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A, Series A-l, Series B, Series B-l and Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate.

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(k)           Notices.  Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A, Series A-l, Series B, Series B-l or Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

5.           Voting Rights; Directors.

(a)           Except as expressly provided by this Restated Certificate or as provided by law, the holders of each share of Series A, Series A-l, Series B, Series B-l, and Series C Preferred Stock shall have the same voting rights as the holders of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and the holders of Common Stock and the Series A, Series A-l, Series B, Series B-1 and Series C Preferred Stock shall vote together as a single class on all matters.  Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held, and each holder of Series A, Series A-l, Series B, Series B-l and Series C Preferred Stock shall be entitled to one vote for share of Common Stock into which such shares of Series A, Series A-l, Series B, Series B-l and Series C Preferred Stock could be converted.  Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A, Series A-l, Series B, Series B-l or Series C Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b)           The Board of Directors shall consist of up to five (5) members.  At each meeting of stockholders at which members of the Board of Directors are to be elected, or whenever members of the Board of Directors are to be elected by written consent of the stockholders, (i) the holders of the Series B Preferred Stock and Series B-l Preferred Stock, voting together as a separate class, shall be entitled to elect one (1) member of the Board of Directors, and (ii) the holders of the Series A Preferred Stock and Series A-l Preferred Stock, voting together as a separate class, shall be entitled to elect one (1) member of the Board of Directors;(iii) the holders of the Common Stock, voting together as a separate class, shall be entitled to elect one (1) member of the Board of Directors; and (iv) the board, by unanimous agreement of all then acting board members, may appoint one (1) industry expert to the Board.

(c) In the case of any vacancy in the office of a director occurring among the directors elected by the holders of Series B Preferred Stock and Series B-l Preferred Stock, voting together as a separate class, in accordance with the provisions of Section 5(b) above, the majority of the holders of Series B Preferred Stock and Series B-l Preferred Stock voting together as a separate class, shall elect a successor or successors to serve for the unexpired term of the director whose office is vacant.  In the case of any vacancy in the office of a director occurring among the directors elected by the holders of Series A Preferred Stock and Series A-l Preferred Stock, voting together as a separate class, in accordance with the provisions of Section 5(b) above, the majority of the holders of Series A Preferred Stock and Series A-l Preferred Stock, voting together as a separate class, shall elect a successor or successors to serve for the unexpired term of the director whose office is vacant.  In the case of any vacancy in the office of a director occurring among the directors elected by the holders of Common Stock, voting together as a separate class, in accordance with the provisions of Section 5(b) above, the majority of the holders of Common Stock voting together as a separate class, shall elect a successor or successors to serve for the unexpired term of the director whose office is vacant.

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6.           Protective Provisions.  Subject to the rights of series of Preferred Stock which may from time to time come into existence, as long as the Series B Preferred Stock and Series B-l Preferred Stock together constitute at least 10% of the issued and outstanding shares of the Corporation on an as converted basis, the Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock and Series B-l Preferred Stock, voting together as a class:

(1)           effect a Liquidation Transaction;

(2)           alter or change the rights, preferences or privileges of the shares of Preferred Stock so as to affect adversely the shares of such series, but shall not so affect the entire class;

(3)           increase or decrease (other than by conversion) the total number of authorized shares of Preferred Stock;

(4)           authorize or issue, or obligate itself to issue, any other equity security, including any security (other than Series B Preferred Stock or Series B-l Preferred Stock) convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series B Preferred Stock or Series B-l Preferred Stock with respect to voting (other than the pari passu voting rights of Common Stock), dividends, redemption, conversion or upon liquidation;

(5)           pay of dividends;

(6)           effect an initial public offering of the Corporation which is not a Qualified IPO;

(7)           acquire all or substantially all of the properties, assets or shares of any other corporation or entity;

(8)           effect any related party transaction; or

(9)           continue the engagement of the Corporation’s legal attorneys and the hiring of other legal attorneys; provided that the engagement of the current legal attorneys shall remain in effect until otherwise resolved by the Board of Directors or by the Company’s management.

7.           Status of Converted Stock.  In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation.  This Restated Certificate shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

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(C)           Common Stock.

1.           Dividend Rights.  Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2.           Liquidation Rights.  Upon the liquidation, dissolution or winding up of the Corporation, or the occurrence of a Liquidation Transaction, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV(B).

3.           Redemption.  The Common Stock is not redeemable.

4.           Voting Rights.  Each holder of Common Stock shall have the right to one vote per share of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

ARTICLE V

The Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation.

ARTICLE VI

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VII

Right of First Refusal.

(i) Prior to the Qualified IPO, each holder of Preferred Stock holding at least 5% of the Company’s voting rights (“Major Holder”) and each Major Investors Group listed on (a) Exhibit C to that certain Investors’ Rights Agreement dated December 6, 2006, by and among the Corporation, the investors listed on Exhibit A thereto, and the holders of Series A Preferred Stock listed on Exhibit B thereto; (b) Exhibit D to that certain Investors’ Rights Agreement dated July, 2009, by and among the Corporation, the investors listed on Exhibit A thereto, and the holders of Series A and Series B Preferred Stock listed on Exhibit B thereto (“Major Investors Group”) shall have a right of first refusal with respect to any transfer by a stockholder of all or any of its shares in the Company, except with respect to a transfer by such stockholder of shares to its Permitted Transferees (as defined below), as follows:

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(a)           Any holder of stock proposing to transfer all or any of his shares (the “Offeror”) to a person or entity who is not a Permitted Transferee of such holder of shares, shall first send to the Major Holders and to the holders designated as representatives for such purpose by each Major Investors Group a written notice detailing the number of shares intended to be transferred or sold (the “Offered Shares”), the class and price and the other terms of the transfer or the sale (the “Offer”).  The Major Holders and the Major Investors Groups shall have a right to purchase the Offered Shares by sending the Offeror a written notice within a period of 15 (fifteen) days after receipt of Offerors’ notice, and under the terms of the Offer.  Each of the Major Holders and the Major Investors Groups may accept (“Accepting Offeree”) such Offer as aforesaid in respect of all or part of the Offered Shares (“Acceptances”).  If a Major Holder or a Major Investors Group does not respond in the abovementioned manner, such Major Holder or Major Investors Group shall be deemed as having given a notice of refusal to purchase the Offered Shares or any part thereof.  A Major Holder or a Major Investors Group who chooses to exercise the right of first refusal may designate as Accepting Offerees under such right itself or its partners or affiliates, including any member of the Major Investors Groups, in such proportions as it deems appropriate.

(b)           If the Acceptances, in the aggregate, are in respect of all of, or more than, the Offered Shares, then, firstly each Major Holder and Major Investors Group, which has so elected, will be eligible to purchase such number of Offered shares up to its Pro Rata Share (or less if so elected) and thereafter the balance of the Offered Shares will be distributed among those Major Holders and members of the Major Investors Groups which are holders of Preferred Shares, that have elected to purchase more than their Pro Rata Share, in proportion to the relative size of their holdings of the issued share capital of the Company, provided that no Holder shall be required to purchase Offered Shares in a number greater than that which it has specified in the response to its Acceptance.

(c)           In such case the Acceptances shall constitute an agreement for the sale and purchase of all the Offered Shares at the price and conditions specified in the Offer, and the Offeror shall transfer all the Offered Shares to the Accepting Offeree(s) within 15 days after the expiration of the fifteen (15) day period that the Major Holders and Major Investors Groups had to reply, against the payment of the price, or, if the Offer states other times for delivery and/or other payment terms, in accordance with the conditions of the Offer.

(d)           If the Acceptances, in the aggregate, are in respect of less than the full number of Offered Shares, then the Accepting Offerees shall not be entitled to acquire the Offered Shares, and the Offeror, at the expiration of the aforementioned fifteen (15) day period, shall be entitled to transfer all of the Offered Shares to the proposed transferee(s) identified in the Offer, provided, however, that in no event shall the Offeror transfer any of the Offered Shares to any transferee other than such Major Holders, members of the Major Investors’ Groups or such proposed transferee(s) or transfer the same on terms more favorable to the buyer(s) than those stated in the Offer, and provided further that any of the Offered Shares not transferred within ninety (90) days after the expiration of such fifteen (15) day period, shall again be subject to the provisions of this Article VII.

(e)           This Article VII shall also apply to the sale of shares by a receiver, liquidator, trustee in bankruptcy, administrator of an estate, executor of a will, etc.

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(f)           For this Article VII each Major Holder’s and Major Investors Group’s “Pro Rata Share” means the portion of shares owned by such Major Holder or Major Investors Group (in the aggregate) of all shares owned by the Offeror and all Major Holders.

(ii)           Exemptions and Qualification:

(a)           The right of first refusal shall not apply to transfers under Article VIII of this Certificate of Incorporation or to transfers to Permitted Transferees (as defined below), and such transfers shall be free of any such rights or similar rights of any other stockholders of the Company, provided that such Permitted Transferee has agreed in writing to assume all the obligations of the transferor under all agreements involving the Company.  “Permitted Transferees” is any of the following:

(b)           with respect to an individual stockholder, any member or members of such stockholder’s immediate family or his/her linear descendants or siblings, or any trust formed for the benefit of any of the foregoing or any company wholly owned by him.

(c) with respect to an incorporated entity (whether company or partnership):  (i) in the case of a transferor who is a limited partnership - its limited partners and general partners, or the limited or general partners of such limited or general partners, or any affiliate of any of the above managed by the same management company or managing general partner or by an entity which controls, is controlled by, or is under common control with such management company or managing general partner, or any shareholder, partner or member of such affiliate; (ii) any legal entity which controls, is controlled by, or is under common control with the transferor or with any of the entities listed in (i) above; or (iii) any successor of such entity by merger or consolidation, or any person to which, at the same time, substantially all the business and assets of such entity are being sold.

ARTICLE VIII

Bring Along.

(A)           At any time, prior to a Qualified IPO, if any person or entity (which is not an affiliate of any holder of Preferred Stock (for the purpose of this Article VIII, the “Offeror”) makes a detailed offer to purchase all of the Company’s issued and outstanding capital stock (the “Purchase Offer”), and (i) a majority of the Board of Directors approves the Purchase Offer and (ii) stockholders holding at least sixty six percent (66%) of the issued and outstanding Preferred Stock of the Company voting as a single class on an as converted basis (the “Forced Sale Majority”) wish to accept the Purchase Offer, then, at the closing of the Purchase Offer, all of the remaining stockholders of the Company’s issued capital stock (the “Minority”) shall sell all of their shares in the Company on the same terms and conditions (subject however to and without derogating from the liquidation preference provisions described in Section 1V(2) above, as shall be amended from time to time, which shall apply to a sale under this Article VIII).  The proceeds of any such Purchase Offer shall be distributed in accordance with the provisions of Section TV(2) above, as shall be amended from time to time.

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(B)           The Company shall, within thirty (30) days of the date that the Forced Sale Majority has accepted the offer of the Offeror, notify, or cause to be notified, each stockholder of the Minority in writing of such offer.  Such notice shall set forth:  (i) the name of the Offeror; (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the Offeror; and (iii) the date on which such purchase shall be consummated and closed.  If any of the Minority stockholders fail to execute and/or deliver the appropriate documentation required to effect the said transaction, it is hereby agreed that all such stockholders (A) shall be deemed to have given an irrevocable power of attorney to such person as shall be designated by the Company’s Board of Directors to accept such offer and (B) at the closing of such Purchase Offer, will transfer all their shares to the Offeror.  In the event that a stockholder fails to surrender its stock certificate(s) in connection with the consummation of such offer, such certificate shall be deemed canceled and the Company shall be authorized to issue a new certificate in the name of the Offeror and the Board of Directors shall be authorized to establish an escrow account into which the consideration for such canceled shares shall be deposited and to appoint a trustee to administer such account.  Without derogating from the foregoing, in the event that a Minority stockholder refuses to comply with this Section VIII(A)(ii), the Forced Sale Majority may proceed to protect and enforce the rights of the Forced Sale Majority contained in this Section VIII(A)(ii).

(C)           At every meeting of the Stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, the Minority shall vote all shares of the Company that the Minority stockholders then hold or for which such Minority stockholders otherwise then have voting power (collectively, for the purposes of this Section VIII(A)(iii), the “Shares”*):  (A) in favor of approval of the Purchase Offer and any matter that could reasonably be expected to facilitate the Purchase Offer, and (B) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Purchase Offer) between the Company and any person or entity other than the party or parties to the Purchase Offer or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to the Purchase Offer or which could result in any of the conditions to the Company’s obligations under such agreement(s) not being fulfilled, in each case unless otherwise determined by the Proposing Stockholders.  For purposes of this Section VIII(A)(iii), the term Purchase Offer shall be deemed to include, in addition, a sale of all or substantially all of the Company’s assets.  The provisions of this Section VIII (A)(iii) shall apply only to the extent that any stockholder vote is required in order to effect such sale.

(D)           The Company covenants that all shares or other securities granted or issued by the Company in the future shall be subject to the provisions of this Article VIII.

ARTICLE IX

(A)           To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

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(B)           The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

(C)           Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any action or proceeding accruing or arising, or that but for this Article IX would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

***

The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law.

Hilla Ovil- Brenner
President and Secretary

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WhiteSmoke, Inc.

WRITTEN CONSENT OF THE BOARD OF DIRECTORS
Dated as of June 30, 2009

In conformity with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware (the “GCL”) and the Bylaws of WhiteSmoke, Inc., a Delaware corporation (the “Corporation”), the undersigned, being all the members of the Board of Directors of the Corporation (the “Board”), hereby consent to and adopt the following resolutions and take the following actions with the same force and effect as if such resolutions had been duly adopted and such actions duly taken at a meeting of the Board duly called and convened for such purposes on the date set forth above, with a full quorum present and acting throughout, and held in accordance with the GCL and the Bylaws of the Corporation:

Amendment of Certificate of Incorporation

WHEREAS, the Corporation and the holders of the outstanding shares of the Corporations common and preferred stock wish to enter into a proposed financing transaction involving the creation, issuance and sale of Series A-l Convertible Preferred Stock, Series B-l Convertible Preferred Stock and Series C Convertible Preferred Stock of the Corporation;

RESOLVED, that the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the “Restated Certificate”), which provides for an increase in the Company’s authorized share capital and the creation of the Series A-l Convertible Preferred Stock and Series B-l Convertible Preferred Stock of the Corporation, be and hereby is approved and adopted in all respects; and

FURTHER RESOLVED, that the Board directs that the Restated Certificate be submitted to the stockholders of the Corporation for approval and adoption pursuant to a written consent in lieu of a meeting of stockholders by holders of outstanding stock who would have been entitled to cast not less than the minimum number of votes that would be necessary to approve and adopt the Restated Certificate at a meeting at which all stockholders entitled to vote thereon were present and voted (“Stockholder Approval”); and

FURTHER RESOLVED, that the Secretary of the Corporation be, and he hereby is, authorized and directed, upon Stockholder Approval of the Restated Certificate, to give prompt notice of such action to all stockholders of the Corporation who did not consent in writing thereto in accordance with Section 228(e) of the GCL.

Approval of Offering, Sale and Issuance of New Preferred Stock and Preferred C Stock

WHEREAS, following the effectiveness of the Restated Certificate and in order to raise additional funds for the Corporation’s capital needs and ongoing operating expenses, the Corporation wishes to issue and sell, up to -47,635 shares of Series A-l Convertible Preferred Stock, par value $0.01 per share and up to 75,000 shares of Series B-l Preferred Stock, par value $0.01 per share (the “ Preferred Shares”) and up to 160,000 shares of Series C Convertible Preferred Stock, par value $0.01 per share, as constituted upon the effectiveness of the Restated Certificate;

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WHEREAS, the Corporation has negotiated and submitted to the Board a Series C Preferred Stock Purchase Agreement to be entered into by and among the Corporation and the Investors named therein (the “Investors”) and has negotiated and submitted to the Board a Series A-l and B-l Preferred Stock Purchase Agreement to be entered into by and among the Corporation and Kopelman Ltd.

NOW, THEREFORE, BE IT RESOLVED, that subject to Stockholder Approval of the Restated Certificate and the effectiveness thereof, the Board hereby approves the offering, issuance and sale of the New Preferred Shares to Kopelman Ltd, and the Preferred C shares to the Investors;

FURTHER RESOLVED, that the execution, delivery and performance of the Series C Preferred Stock Purchase Agreement, in substantially the form presented to the Board and Attached hereto as Exhibit B, with such changes and modifications thereto as may be deemed necessary by an Authorized Officer as conclusively evidenced by such Authorized Officer’s execution and delivery thereof, is hereby approved;

FURTHER RESOLVED, that the execution, delivery and performance of the Series A-l and B-1 Preferred Stock Purchase Agreement, in substantially the form presented to the Board and Attached hereto as Exhibit C, with such changes and modifications thereto as may be deemed necessary by an Authorized Officer as conclusively evidenced by such Authorized Officer’s execution and delivery thereof, is hereby approved;

FURTHER RESOLVED, that any Authorized Officer be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to execute and deliver, and the Corporation is hereby directed to perform it obligations under, the Series C Preferred Stock Purchase Agreement and the Series A-l and B-l Preferred Stock Purchase Agreement;

FURTHER RESOLVED, that the Corporation shall reserve and keep available for issuance, from its authorized and unissued Common Stock, such number of shares of Common Stock (the “Conversion Shares”) as may from time to time be issuable upon the conversion of all New Preferred Shares and the Preferred C Shares;

FURTHER RESOLVED, that the Corporation be, and it hereby is, authorized to issue the Conversion Shares in accordance with the terms of the Restated Certificate;

FURTHER RESOLVED, that the New Preferred Shares and the Preferred C Shares will, upon receipt of the consideration therefore as contemplated by the Series A-l and B-l Preferred Stock Purchase Agreement and the Series C Preferred Stock Purchase Agreement (respectively), be validly issued, fully paid and nonassessable, and the Conversion Shares will, upon issuance thereof in accordance with the terms of the Restated Certificate, be validly issued, fully paid and nonassessable; and

FURTHER RESOLVED, that any Authorized Officer be, and each hereby is, directed to make such federal and state securities law filings as are deemed necessary or desirable with respect to the offering, issuance and sale of the New Preferred Shares.

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Approval of Investors’ Rights Agreement

RESOLVED, that the Investors’ Rights Agreement, substantially in the form presented to the Board and attached hereto as Exhibit D, with such changes and modifications thereto as may be deemed necessary by any Authorized Officer, as conclusively evidenced by such Authorized Officer’s execution and delivery thereof (the “Investors’ Rights Agreement”), is hereby approved; and

FURTHER RESOLVED, that effective upon the consummation of the offering of Series A-l and A-l and B-l Convertible Preferred Stock and Series C Preferred Stock as described above, any Authorized Officer be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to execute and deliver, and the Corporation is hereby directed to perform its obligations under, the Investors’ Rights Agreement.

Signature Rights

RESOLVED, that commencing on the Closing, the signatory rights of the Corporation shall be set forth in Exhibit E.

Other Business

RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation, to make all such arrangements, pay all such fees and expenses, do and perform all such acts and things, and execute and deliver (and, as may be necessary or desirable, file or cause to be filed) all such agreements, certificates, instruments and other documents as they may deem appropriate in order to effectuate fully the purpose of each and all of the foregoing resolutions, and any and all actions taken to accomplish such purposes, all or singular, be, and they hereby are, approved, ratified and confirmed; and

FURTHER RESOLVED, that the corporate seal of the Corporation may be affixed to any instrument or document executed pursuant to the foregoing resolutions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the date first written above.

Hilla Ovil-Brenner

Roger Gladstone

Ram Vromen

Yair Goldfinger

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Execution Copy

WhiteSmoke, Inc.

Written Consent of the Stockholders

Dated as of June 30, 2009

In conformity with Section 228 of the General Corporation Law of the State of Delaware (the “GCL”) and the Bylaws of WhiteSmoke, Inc., a Delaware corporation (the “Corporation”), undersigned, being holders of capital stock of the Corporation who would have been entitled to cast not less than the minimum number of votes necessary to authorize the following actions at a meeting at which all stockholders of the Corporation (the “Stockholders”) entitled to vote thereon were present and voting, including a majority of the holders of Series B Convertible Preferred Stock, do hereby consent to and adopt the following resolutions and take the following actions with the same force and effect as if such resolutions had been duly adopted and such actions had been taken at a meeting of the Stockholders duly called and convened for such purposes on the date set forth above, with a full quorum present and acting throughout, and held in accordance with the GCL and the Bylaws of the Corporation.

Amendment of Certificate of Incorporation

WHEREAS, the Corporation’s Board of Directors (the “Board”) has approved an increase in the authorized share capital of the Corporation and the creation of the Series A-l Convertible Preferred Stock and Series B-l Convertible Preferred Stock of the Corporation pursuant to the Amended and Restated Certificate of Incorporation of the Corporation (the “Restated Certificate”) in the form attached hereto as Exhibit A;

WHEREAS, the Board has directed that the Restated Certificate be submitted to the Stockholders for approval and adoption pursuant to this written consent; and

WHEREAS, the Restated Certificate is subject to the approval of the holders of a majority of the outstanding shares of the Corporation’s common stock and by the holders of a majority of the outstanding shares of Series B Convertible Preferred Stock.

NOW THEREFORE, BE IT RESOLVED, that the Restated Certificate be, and hereby is, approved and adopted in all respects; and

RESOLVED FURTHER, that the officers of the Corporation, or any one or more of them be, and they hereby are, authorized, directed and empowered to execute, acknowledge and file the Restated Certificate and such other related documents and instruments as are required by, and complying in all respects with, the GCL, with the Department of State of the State of Delaware.

RESOLVED FURTHER, that the Common Stock, the Series A Convertible Preferred Stock, the Series A-l Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series B-l Convertible Preferred Stock and the Series C Convertible Preferred Stock shall have all the rights ascribed to them in the Restated Certificate.

1

Approval of Series C, Series A-l and Series B-l Financing

WHEREAS, the Board deems it in the best interest of the Corporation and has approved the issuance and sale to certain investors (the “Investors”) up to an aggregate of 160,000 shares of Series C Preferred Stock, par value $0.01 per share and up to an aggregate of 47,635 shares of Series A-l Convertible Preferred Stock and up to an aggregate of 75,500 shares of Series B-l Convertible Preferred Stock (the “Preferred Shares”) as constituted upon the effectiveness of the Restated Certificate;

WHEREAS, the Board has approved the form of the Series C Preferred Stock Purchase Agreement substantially as set forth on Exhibit B (the “Series C Preferred Stock Purchase Agreement”), and all ancillary documents thereto, to be entered into between the Corporation and the Investors; and

WHEREAS, the Board has approved the form of the Convertible Series A-l Preferred Stock and Convertible Series B-l Preferred Stock Purchase Agreement (the “Series A-l and Series B-l Preferred Stock Purchase Agreement”), both as substantially as set forth on Exhibit C, and all ancillary documents thereto, to be entered into between the Corporation and the Investors; and

WHEREAS, the offering of the Series C Preferred Stock, the Series A-l Convertible Preferred Stock and Series B-l Convertible Preferred Stock is subject to the approval of the holders of a majority of the outstanding shares of Common Stock and by the holders of a majority of the outstanding shares of the Series B Convertible Preferred Stock, voting as a separate class.

RESOLVED, that the execution, delivery and performance of the Series C Preferred Stock Purchase Agreement and the issuance and sale of the Series C Preferred Stock to the Investors is hereby approved.

RESOLVED, that the execution, delivery and performance of the Series A-l and Series B-lPreferred Stock Purchase Agreement and the issuance and sale of the Series A-l Convertible Preferred Stock and Series B-l Convertible Preferred Stock to the Investors is hereby approved.

FURTHER RESOLVED, any officer be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to execute and deliver, and the Corporation is hereby directed to perform it obligations under, the Series C Preferred Stock Purchase Agreement and all ancillary documents thereto.

FURTHER RESOLVED, all actions heretofore taken by the authorized officers of the Corporation in the name and on behalf of the Corporation in furtherance of the Series C Preferred Stock Offering are hereby ratified and approved in all respects.

FURTHER RESOLVED, that effective upon the consummation of the offering of Series C Preferred Stock, Series A-l Preferred Stock and Series B-l Convertible Preferred Stock as described above, any Authorized Officer be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to execute and deliver, and the Corporation is hereby directed to perform its obligations under, the Investors’ Rights Agreement.

2

Waiver

By executing this resolution each shareholder hereby irrevocably waives any and all pre-emptive rights, anti dilution rights, rights of first refusal and/or tag along or similar rights that such shareholder may have under the Company’s Certificate of Incorporation, By-laws, the Investors’ Rights Agreement and/or under applicable law, with respect to the Series A-l and Series B-l Preferred Stock Purchase Agreement, the Series C Preferred Stock Purchase Agreement and the transactions contemplated under those agreements,.
General Authority

RESOLVED, that the officers of the Corporation are hereby authorized, directed and empowered to pay all necessary fees in connection with the filing of the Restated Certificate, and to do all such other acts and things as they deem necessary and advisable to carry out the foregoing resolutions.

FURTHER RESOLVED, that any and all actions previously taken by the officers and directors of the Corporation, or any of them, in connection with or relating to the foregoing resolutions are herby ratified and approved in all respects.

IN WITNESS WHEREOF, the undersigned stockholders have caused this Written Consent to be executed as of the date first above written. This Written Consent may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Facsimile signatures shall be acceptable as originals.

Stockholder	Signature

Liran Brenner

Hilla Ovil-Brenner

Joel Ovil

Lea Ovil

Michael Hartman

Tara Hartman

Nadine Nelson

Simone Dell

Persa Morris

Runway Ltd.

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Netivim Ltd.

Aaron Nahumi

David Aber

Lesser Trust

Chen Zur

Shani Levona Nechasim Ltd.

Kaedan Investments Ltd

G.K. Capital Ltd.

Gideon Michonik

Shabtai Nuriel

Yair Goldfinger

Richard Gladstone

Robert Gladstone

Roger Gladstone

David Nussbaum

BRMR, LLC

Ted Struh

Dalewood Assoc.

Marc Thalheim

Lindsay Thalheim

David Thalheim

Zeevi Aber

Fire Guarantee Ltd.

Alex Hilman Holdings Ltd.

4

Avenue International Corp.

Partam Properties (1993) Ltd.

Andrew Rosen

Petty & Chris Conway

Evolution Venture Captial Fund I (Israel) LP

Evolution Venture Capital Fund I (Exempt) LP

Plimus Corporation Inc.

Isard Dunietz (or his successor), as Trustee of the Isard Dunietz 2006 Trust, created by a Declaration of Trust dated July 19,2006, as it may be amended or restated from time to time thereafter.

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Execution Copy

WARRANT

Made and signed on the 29 of July, 2009
BETWEEN:	WhiteSmoke Inc.
501 Silverside Road, Suite 105,
Wilmington, DE 19809, USA
(hereinafter: the “Company”)

of the one part;
AND:	Kopelman Ltd.
31 Ruth St. Haifa
(hereinafter: the “Holder”)

of the other part;

WHEREAS	the Company wishes to grant the Holder, and the Holder wishes to accept from the Company, warrants exercisable into shares of the Company;

Therefore, the parties hereby declare, stipulate and agree as follows:

1.	Grant of the Warrants
1.1.
The Company hereby grants the Holder 2,500 warrants, each exercisable into one Series C Preferred Share of the Company of US$ 0.01 par value (hereinafter: the “Exercise Shares”), upon the conditions set forth in this Agreement (hereinafter: the “Warrants”).

1.2.
For as long as the Warrants are valid, and for as long as the Exercise Period, as defined in clause 2.1 below, has not expired, the Company shall keep out of its registered capital a sufficient quantity of shares enabling the full exercise of the Warrants into Series C Preferred Share of the Company as provided in this Agreement, or shall act to increase the registered capital as required for this purpose.

2.	Exercise Period and Exercise Price
2.1.
Subject to all other conditions of this Agreement, The Holder shall be entitled to exercise the Warrants, in whole or in part, at any time, during a period beginning on the date of the signing of this Agreement and ending at the end of three (3) years from the date hereof (hereinafter: the “Exercise Period”). Following the Exercise Period the Warrants shall expire.

2.2.	The exercise price in respect of every Warrant exercised into Series C Preferred Share of the Company shall be US$2.5 (hereinafter: the “Exercise Price”).

3.	Exercise of the Warrants
3.1.
The Warrants shall be exercised by way of delivery of a written notice (in the form attached as Appendix A to this Agreement) from The Holder to the Company concerning its intention to exercise the Warrants which it is entitled to exercise, in whole or in part, together with the Exercise Price. The Exercise Shares shall be issued to The Holder after receipt of The Holder’s said notice.

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Execution Copy

3.2.	The Company shall not allot to The Holder shares in the Company before completion of the full payment of the Exercise Price in respect of the shares which The Holder wishes to exercise.

4.	Right as a Shareholder
For the avoidance of doubt, it is hereby clarified that The Holder shall not have, in relation to the Warrants, any right that is granted to shareholders of the Company, until the Warrants shall have been exercised in accordance with the provisions of this Agreement, the Exercise Price shall have been paid in full and the Exercise Shares shall have been transferred in its name, solely in relation to the shares which it received.

5.	Payment of Taxes
Any tax liability incurred due to the grant of the Warrants the subject of this Agreement, the exercise thereof or the sale of the Exercise Shares shall be borne exclusively by The Holder and be paid by it. The Company shall be entitled to deduct at source any sum for the purpose of covering any such tax liability.

6.	Adjustments
From the date of the signing of this Agreement and for as long as not all the Warrants have been exercised, but in any event not later than at the end of the Exercise Period, the following provisions shall apply to the Warrants:

If the Company distributes a dividend, the following provisions shall apply:

6.1.
Immediately after the determining day for the distribution of a cash dividend, a calculation shall be made of the ratio between the rate of the Company’s share at the end of said determining day, and the rate of the Company’s share as set by the Stock Exchange, adjusted for the distribution of the dividend.

6.2.
The Exercise Price of the Warrants shall be adjusted according to the result obtained from the division of the Exercise Price of the Warrants as in effect at that time by the ratio determined as provided in clause 6.1 above.

6.3.
If the Company distributes to its shareholders bonus shares, then immediately after the determining date for the distribution of the bonus shares (in this clause: the “Determining Date”), the number of Exercise Shares shall be increased by the addition of the number of shares to which The Holder would have been entitled, as bonus shares, had it exercised the (still unexercised) Warrants immediately prior to the Determining Date. The Exercise Price of each Warrant shall not change as a result of the increase in the number of Exercise Shares to which The Holder is entitled.

7.	Miscellaneous
7.1.	The Warrants, in whole or in part, may not be transferred to any third party. This section 7.1 shall not apply to transfer to Permitted Transferees.

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Execution Copy

“Permitted Transferees” is any of the following: (i) a parent, spouse, brother, sister, or child of the transferor; (ii) any entity controlling, controlled by, or under common control, directly or indirectly, with such transferor.
7.2.	The Company’s waiver of or failure to insist on the fulfillment of any provision by The Holder in one instance, shall not constitute a waiver or obligate it in any manner in another instance.
7.3.	No amendment to the provisions of this Agreement or waiver of a provision of this Agreement shall be valid without the Company’s written consent.
7.4.
Notices pursuant to this Agreement shall be made in writing and sent by registered post or delivered by hand at the parties’ addresses as set forth in the preamble to this Agreement. A notice delivered by hand shall be deemed to have been received by the addressee on the first business day after the day of its delivery, and a notice sent by registered post shall be deemed to have been received by the addressee at the end of three business days from the day of its delivery for dispatch at a post office in Israel. Each party may change its address by a written notice to that effect sent to the other party.

In witness whereof the parties have set their hands hereto

WhiteSmoke Inc.	Kopelman Ltd.

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Execution Copy

“Notice of Exercise of Warrants”	APPENDIX A

To:	Date: ___________
WhiteSmoke. (hereinafter: the “Company”)

Re: Notice of Exercise of Warrants for the Purchase of Series C Preferred Shares in the
Company

1.           In the framework of an agreement which I signed with the Company on ________ (hereinafter: the “Warrant Agreement”), The Holder _______________ (hereinafter: “The Holder”) was allotted wan-ants for the purchase of shares in the Company, upon the conditions detailed in the Warrant Agreement.

2.           I hereby notify you of The Holder’s wish to exercise ________ warrants out of the warrants allotted to it under the Warrant Agreement.

3.           Enclosed is a check in payment of the exercise price.

4.           Kindly allot to The Holder shares of the Company in respect of said exercise.

Sincerely yours,

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	WhiteSmoke, Inc
	Capitalization Table as of April 2009
Shareholder	Common Stock	Series A convertible preferred stock	Series B convertible preferred stock	Series C preferred stock	Total Shares	Options (common stock)	Warrants to purchase shares (common unless otherwise slated)	Total	% Shares	% Fully Diluted
Liran Brenner	82,900	0	0	0	82,900	273,698	0	356,598	1.70%	5.20%
Hilla Ovil-Brenner	82,900	0	0	0	82,900	273,698	0	356,598	1.70%	5.20%
Joel Ovil	58,500	53,100	6,200	0	117,800	0	1,750	119,550	2.41%	1.74%
Lea Ovil	58,500	53,000	6,200	0	117,700	0	1,750	119,450	2.41%	1.74%
Michael Hartman*	15,000	0	0	0	15,000	0	0	15,000	0.31%	0.22%
Tara Hartman*	15,000	0	0	0	15,000	0	0	15,000	0.31%	0.22%
Nadine Nelson	7,500	0	0	0	7,500	0	0	7,500	0.15%	0.11%
Simone Dell	7,500	0	0	0	7,500	0	0	7,500	0.15%	0.11%
Persa Morris	4,500	0	0	0	4,500	0	0	4,500	0.09%	0.07%
2003 ESOP****	600	0	0	0	600	6,000	0	6,600	0.01%	0.10%
Ofir Shabtai	40,624	0	0	0	40,624	0	0	40,624	0.83%	0.59%
Avi Saranga	1,200	0	0	0	1,200	0	0	1,200	0.02%	0.02%
Shiri Tzadok	600	0	0	0	600	0	0	600	0.01%	0.01%
Nitzan Gadot *	6,000	0	0	0	6,000	0	0	6,000	0.12%	0.09%
Yachlel Kimhi**	6,000	0	0	0	6,000	0	0	6,000	0.12%	0.09%
D.N.L.U. Trustees Ltd.	0	0	0	0	0	3,100	0	3,100	0.00%	0.05%
FBC &. CO.	0	0	0	0	0	11,500	0	11,500	0.00%	0.17%
Runway Ltd.	0	152,400	10,629	0	163,029	0	3,000	166,029	3.34%	2.42%
Nellvim Ltd.	0	70.100	3,543	0	73,643	0	1,000	74,643	1.51%	1.09%
Aaron Nahumi	0	70,100	5,314	0	75,414	0	1,500	76,914	1.54%	1.12%
David Aber	0	37,200	0	0	37,200	0	0	37,200	0.76%	0.54%
Lesser Trust	0	205,500	182,463	30,000	417,963	0	14,000	431,963	8.55%	6.30%
Chen Zur	0	140,500	28,344	0	168,844	0	500	169,344	3.45%	2.47%
Shanl Levona Nechasim Ltd.	0	32,000	4,825	0	36,825	0	1,362	38,186	0.75%	0.56%
Kaedan Investments Ltd.	0	56,200	45,338	10,000	111,538	0	1,750	113,288	2.28%	1.65%
G.K. Capital Ltd.	0	56,200	32,772	6,000	94,972	0	1,750	96,722	1.94%	1.41%
Gideon Michonik	0	56,200	43,567	12,000	111,767	0	1,250	113,017	2.29%	1.65%
Shabtai Nuriel	0	56,200	4,429	0	60,629	0	1,250	61,879	1.24%	0.90%
Yair Goldfinger	0	175,600	144,433	31,400	351,433	0	6,250	357,683	7.19%	5.22%
Richard Gladstone	0	51,700	24,612	0	76,312	0	9,045	85,357	1.56%	1.24%
Robert Gladstone	0	51,700	18,678	0	70,378	0	7,370	77,747	1.44%	1.13%
Roger Gladstone	0	51,700	24,612	11,235	87,547	0	9,045	96,592	1.79%	1.41%
David Nussbaum	0	51,700	14,711	0	66,411	0	0	55,411	1.36%	0.97%
BRMR, LLC	0	51,700	36,004	20,000	107,704	0	0	107,704	2.20%	1.57%
Ted Struhl	0	51,700	24,612	0	76,312	0	9,045	85,357	1.56%	1.24%
Dalewood Assoc.	0	51,700	24,612	0	76,312	0	2,795	79,107	1.56%	1.15%
Marc Thalheim	0	10,300	4,464	2,173	16,937	0	433	17,370	0.35%	0.25%
Lindsay Thalheim	0	10,300	4,464	2,173	16,937	0	433	17,370	0.35%	0.25%
David Thalheim	0	31,100	13,449	6,559	51,108	0	1,298	52,406	1.05%	0.76%
Zeevi Aber	0	12,400	0	0	12,400	0	0	12,400	0.25%	0.18%
Fire Guarantee Ltd.	0	13,900	0	0	13,900	0	0	13,900	0.28%	0.20%
Alex Hilman Holdings Ltd.	0	20,700	9,125	4,391	34,216	0	913	35,129	0.70%	0.51%
2006 ESOP	0	0	0	0	0	340,400	0	340,400	0.00%	4.96%
Avenue International Corp.	0	0	132,861	19,561	152,422	0	37,500	189,922	3.12%	2.77%
Partam High-Tech Ltd.	0	0	177,148	26,082	203,230	0	50,000	253,230	4.16%	3.69%
Andrew Rosen	0	0	22,143	0	22,143	0	6,250	28,393	0.45%	0.41%
Petty & Chris Conway	0	0	22,143	3,260	25,403	0	6,250	31,653	0.52%	0.46%
Reservation for ESOP	0	0	0	0	0	163,973	0	163,973	0.00%	2.39%
Oded						205,703		205,703	0.00%	3.00%
[_______]						68,568		68,568	0.00%	1.00%
Evolution Ventura Capital Fund I (Israel) LP	0	0	827,398	99,640	927,038	0	0	927,038	18.97%	13.52%
Evolution Venture Capital Fund I (Exempt) LP	0	0	501,212	60,360	561,572	0	0	561,572	11.49%	8.19%
EarliBirdCapltal Inc.***	0	0	0	0	0	0	26,572	26.572	0.00%	0.39%
Maxim Partners LLC***	0	0	0	0	0	0	26,572	26,572	0.00%	0.39%
Kreos Capital III****	0	0	0	0	0	0	80,000	80,000	0.00%	1.17%
Isi Duniels	0	0	0	40,000	40,000	0	0	40,000	0.82%	0.58%
Plimus Corporation, Inc	0	0	0	40,000	40,000	0	0	40,000	0.82%	0.58%
Total	387,324	1,574,900	2,400,306	424,834	4,887,364	136,640	310,630	6,544,633	100%	95%
New Round - additional shares								140,000		2%
New Round - additional options								35,000		1%
TOTAL								6,719,633
2% -shares for Kopelman Ltd								137,135		2%
Total								6,856,769

5

	WhiteSmoke, Inc.
	Capitalization Table as of July 2009
Shareholder	Common stock	Series A convertible preferred stock	Series A-1 convertible preferred stock	Series B convertible preferred stock	Series B-1 convertible preferred stock	Series C preferred stock	Total Shares	Options (common stock)	Warrants to purchase shares (common unless otherwise stated)	Options from round 09	Total	% Shares	% Fully Diluted
Liran Brenner	82,900	0		0		0	82,900	273,698	0		356,598	1.60%	5.18%
Hilla Ovil-Brenner	82,900	0		0		0	82,900	273,698	0		356,598	1.60%	5.18%
Joel Ovil	58,500	53,100		6,200		0	117,800	0	1,750		119,550	2.27%	1.74%
Lea Ovil	58,500	53,000		6,200		0	117,700	0	1,750		119,450	2.27%	1.74%
Mlehaol Hartman *	15,000	0		0		0	15,000	0	0		15,000	0.29%	0.22%
Tara Hartman*	15,000	0		0		0	15,000	0	0		15,000	0.29%	0.22%
Nadine Nelson	7,500	0		0		0	7,500	0	0		7,500	0.14%	0.11%
Simone Dell	7,500	0		0		0	7,500	0	0		7,500	0.14%	0.11%
Petsa Morris	4,500	0		0		0	4,500	0	0		4,500	0.09%	0.07%
2003 ESOP****	600	0		0		0	600	6,000	0		6,600	0.01%	0.10%
[_______] Shabtai	40,624	0		0		0	40,624	0	0		40,624	0.78%	0.59%
Avi Saranga	1,200	0		0		0	1,200	0	0		1,200	0.02%	0.02%
[_______] Tzadok	600	0		0		0	600	0	0		600	0.01%	0.01%
Nitzan Gadol *	6,000	0		0		0	6,000	0	0		6,000	0.12%	0.09%
Yechiel Kimhl**	6,000	0		0		0	6,000	0	0		6,000	0.12%	0.09%
D.N.LU. Trustees Ltd.	0	0		0		0	0	3,100	0		3,100	0.00%	0.05%
FBC & Co.	0	0		0		0	0	11,500	0		11,500	0.00%	0.17%
Runway Ltd.	0	152,400		10,628		6,000	169,020	0	3,000	1,500	173,529	3.26%	Z52%
Netivlm Ltd.	0	70,100		3,543		0	73,643	0	1,000		74,643	1.42%	1.09%
Aaron Nahumi	0	70,100		5,314		2,681	78,095	0	1,500	670	80,265	1.51%	1.17%
David Aber	0	37,200		0		0	37,200	0	0		37,200	0.72%	0.54%
Lesser Trust	0	205,500		182,463		44,861	432,824	0	14,000	3,715	450,539	8.35%	6.55%
Chen Zur	0	140,500		28,344		0	168,844	0	500		169,344	3.26%	2.46%
Shanl Levona Nechasim Ltd.	0	32,000		4,825		1,309	38,134	0	1,362	327	39,822	0.74%	0.58%
Kaedan Investments Ltd.	0	56,200		45,338		10,000	111,538	0	1.750		113,288	2.15%	1.65%
Kaedan Capital Ltd	0	0		0		3,966	3,966	0	0	992	4,958	0.08%	0.07%
G.K. Capital Ltd.	0	56,200		32,72		9,377	98,349	0	1,750	844	100,943	1.90%	1.47%
Gideon Michonik	0	56,200		43,67		15,974	115,741	0	1,250	994	117,985	2.23%	1.72%
Shabtai Nuiiel	0	56,200		4,29		2,156	62,785	0	1,250	539	64,574	1.21%	0.94%
Yalr Galdfinger	0	175,600		144,433		43,895	363,926	0	6,250	3,124	373,302	7.02%	5 43%
Richard Gladstone	0	51,700		24,12		2,713	79,025	0	9,045	878	88.748	1.53%	1.29%
Robert Gladstone	0	51,700		18,78		2,502	72,880	0	7,370	626	80,875	1.41%	118%
Roger Gladstone	0	51,700		24,12		14,348	90,660	0	9,045	778	100,483	1.75%	1.46%
David Nussbatim	0	51,00		14,11		2,361	68,772	0	0	590	69,362	1.33%	1.01%
BRMR, LLC	0	51,00		36,004		24,953	112,657	0	0	1,238	113,895	2.17%	1.66%
Ted Struht	0	51,00		24,612		3,509	79,821	0	9,045	877	89,743	1.54%	1.30%
Dalewood Assoc.	0	51,00		24,612		2,713	79,025	0	2,795	678	82,498	1.53%	1.20%
Marc Thalhetm	0	10,00		4,464		2,173	16,937	0	433		17,370	0.33%	0.25%
Lindsay Thathelm	0	10,00		4,464		2,173	16,937	0	433		17,370	0.33%	0.25%
David Thalhelm	0	31,00		13,449		6,559	51,108	0	1,298		52,406	0.99%	0.76%
Zeevi Aber	0	12,400		0		0	12,400	0	0		12,400	0.24%	0.1 B %
Fire Guarantee Ltd.	0	13,900		0		0	13,900	0	0		13,900	0.27%	0.20%
Alex Hilman Holdings Ltd.	0	20,00		9,125		5,865	35,690	0	913	369	36,972	0.69%	0.54%
2006 ESOP	0	0		0		0	0	340,400	0		340,400	0.00%	4.95%
Avenue International Corp.	0	0		132,861		26,570	159,431	0	37,500	1,752	198,683	3.08%	2.89%
Partam High-Tech Ltd.	0	0		177,148		33,308	210.456	0	50,000	1,807	262,263	4.06%	3.81%
Andrew Rosen	0	0		22,143		787	22,930	0	6,250	197	29,377	0.44%	0.43%
Petty & Chris Conway	0	0		22,143		3,260	25,403	0	6,250		31,653	0.49%	0.46%
Reservation for ESOP	0	0		0		0	0	163,973	0		163,973	0.00%	2.38%
Oded Broshl							0	205,703			205,703	0.00%	2.99%
Arik Kopelman							0	68,568			68,568	0.00%	1.00%
Evolution Venture Capital Fond I (Israel) LP	0	0		827,398		134,514	961,912	0	0	8,719	970,631	18.56%	14.11%
Evolution Venture Capital Fund I (Exempt) LP	0	0		501,212		81,486	582,698	0	0	5,282	587,980	11.25%	8.55%
EarliBirdCapital Inc.***	0	0		0		0	0	0	26,572		26,572	0.00%	0.39%
Maxim Partners LLC ***	0	0		0		0	0	0	26,572		26,572	0.00%	0.39%
Kreos Capital III****	0	0		0		0	0	0	80,000		80,000	0.00%	1.16%
Isard Dunietz (or his successor), as Trustee [______]	0	0		0		41,939	41,939	0	0	485	42,424	0.81%	0.62%
Pilmus Corporation, Inc	0	0		0		40,000	40,000	0	0		40,000	0.77%	0.58%
Kopelman Ltd			47,635		75,500	24,000	147,135			2,500	149,635	2.84%	2.18%

Total	387,324	1,674,900	47,635	2,400,306	75,500	595,952	5,181,617	1,346,640	310,630	39,281	6,878,167	100%	100%

6

28th July 2009

Via Email (liran@whitesmoke.com: Itay@whitesmoke.com; hilla@whitesmoke.com) Confirmation copy by mail

Mr. Liran Brenner
Mr. Itay Meroz
Ms. Hilla Ovil-Brenner
WhiteSmoke – Israel
11 Kehilat Saloniki St.
Tel Aviv, 69513

Re: WhiteSmoke IP Portfolio Status Report - July 2009

Dear Liran, Itay and Hilla,

Below please find an updated summary of WhiteSmoke’s Intellectual Property portfolio.

Trademarks:

US MARK: WHITESMOKE; REGISTRATION NUMBER 3,253,785

Serial Number: 78954925 (Our Ref: WSK-TM-002-US1)

For International Class 009

Registered on the Principal Register- 19th June 2007.

US MARK: WHITESMOKE.COM; REGISTRATION NUMBER 3,400,114 Serial Number: 78954922 (Our Ref: WSK-TM-001-US1):

For International Class 009

Registered on the Principal Register - 18th March 2008.

Patent Families and Applications:

WSK-001 - Comprises a US Application (filed 3rd July 2003) and National Phase applications of PCT/US2004/021779 (whose International Filing Date is 6th July 2004) under prosecution in the following countries/jurisdictions:

-
U.S. Patent Application No. 10/613,146; filed: 3rd July 2003 (Our Ref: WSK-PU-001-US1)

Non final Office Action issued 8th July 2009.

Response due 8th October 2009 (Deadline may be extended by a further 3 months by payment of extension fees)

-	Australian Patent Application No. 2004269650 (Our Ref: WSK-PU-001-AU1) Standard Examination requested 7th March 2008. No office action has been issued yet. Annuity Fees due 6th July 2010.

-	Canadian Patent Application No. 2,530,812 (Our Ref: WSK-PU-001-CA1) Examination requested. No office action has been issued yet. Annuity Fees due 6th July 2010.

-	Chinese Patent Application No. 200480019125.3 (Our Ref: WSK-PU-001-CN1) Examination of the application has been requested. The Application is due to enter substantive examination shortly.

-	European Patent Application No. 04756741.7 (Our Ref: WSK-PU-001-EP1) Examination of the application has been requested. Annuity Fees due 31st July 2010.

-	Hong Kong Patent Application No. 09102462.6 (Our Ref: WSK-PU-001-HK1) Protection requested in Hong Kong based on co-pending application in China.

-	Indian Patent Application No. 00009/MUMNP/2006 (Our Ref: WSK-PU-001-IN1) Granted - Patent No: 221929 Date of Grant 10/07/2008 Annuity Fees due 6th July 2010

-	Japanese Patent Application No.2006-517859 (Our Ref: WSK-PU-001-JP1) Instruction received from WhiteSmoke to allow application to lapse.

2

WSK-002 - Comprises a US Application (filed 1st December 2005) and National Phase applications of PCT/US2005/043996 (whose International Filing Date is 1st December 2005), under prosecution in the following countries/jurisdictions:

-
U.S. Patent Application No. 11/164,685; filed: 1st December 2005 (Our Ref: WSK- PU-002-US1)

Final Office Action issued 8th May 2009.

Response due 8th August 2009 (Deadline may be extended by a further 3 months by payment of extension fees).

-
Australian Patent Application No. 2005327096 (Our Ref: WSK-PU-002-AU1)

Directive to Request Examination Issued.

Deadline for filing request for examination 3rd October 2009. Annuity Fees due 1st December 2010.

-
Canadian Patent Application No. 2,589,942 (Our Ref: WSK-PU-002-CA1)

Annuity Fees due 1st December 2009.

Examination of the application has not yet been requested.

Deadline for filing request for examination 1st December 2010.

-	Chinese Patent Application No. 200580040856.0 (Our Ref: WSK-PU-002-CN1) Instruction received from WhiteSmoke to allow to lapse.

-	European Patent Application No. 05853033.8 (Our Ref: WSK-PU-002-EP1) Examination of the application has been requested. No office action has yet been issued. Annuity Fees due 31st December 2009.

-	Hong Kong Patent Application No. 08103135.2 (Our Ref: WSK-PU-002 HK1) Instruction received from WhiteSmoke to allow application to lapse.

-	Indian Patent Application No. 3643/DELNP/2007 (Our Ref: WSK-PU-002-IN1) Instruction received from WhiteSmoke not to request Examination and to allow application to lapse.

-	Japanese Patent Application No. 2007-544606 (Our Ref: WSK-PU-002-JP1) Instruction received from WhiteSmoke not to request Examination and to allow application to lapse.

-	Korean Patent Application No. 10-2007-7013142 (Our Ref: WSK-PU-002-KR1) Examination of the application has not yet been requested. Deadline to request Examination 1st December 2010.

3

WSK-003 - A Method and System for Grammar Checking and Correction

-	U.S. Provisional Patent Application No. 60/990,303; filed: 27th November 2007 (Our Ref: WSK-PP-27NOV07-US1).

Expired.

WSK-004 - A Method and System for Grammar Checking an III Structured Text

-	U.S. Provisional Patent Application No. 60/990,306; filed: 27th November 2007 (Our Ref: WSK-PP-27NOV07-US2). Expired.

WSK-005 - A Method, Application and System for Providing an Interface for Language Enhancement or Correction

-	U.S. Provisional Patent Application No. 61/083,964; filed: 28th July 2008 (Our Ref: WSK-PP-005-US1). Expired.

If you have any further questions please feel free to contact us.

Sincerely,

Professional Solutions

By: Dina Cohen, Adv.

4

Section 3.10(b)(i)

[Not Applicable]

AGREEMENT FOR THE PROVISION OF A LOAN FACILITY
OF UP TO US$ 1,500,000

Dated April ____, 2008

between

Kreos Capital III Limited, a company with limited liability incorporated in Jersey under registered number 05981165 whose registered office is at 47 Esplanade, St Helier, Jersey (the “Lender”, which expression shall include its successors and assigns)

and

WhiteSmoke Israel Ltd., a company incorporated in Israel under registered number 513410910 whose registered office is at Kehilat Saloniki 11 Tel-Aviv 69513, Israel (“WhiteSmoke Ltd.”) and WhiteSmoke Inc., a Delaware corporation and the parent of WhiteSmoke Ltd., whose registered office is at 501 Silverside Road, Suite 105 Wilmington DE 19809, U.S.A (“ WhiteSmoke Inc.”).

WHEREAS:

1.	The Borrower (as defined below) is or will be the legal owner of the Charged Assets (as defined below).

2.
The Borrower hereby confirms that it shall grant (A) a first priority fixed charge over the Equipment and the Intellectual Property of the Borrower (the “Fixed Charge”) and (B) a first priority floating charge over all the assets of the Borrower as of the date hereof or hereafter acquired (the “Floating Charge”) to the Lender as security for monies borrowed by the Borrower hereunder.

LOAN FACILITY TERMS:

Total Loan Facility	Up to US$1,500,000
Date of Expiry of Loan Facility	April ____, 2009 (subject to Clause 2.4 below)
Advance Payment	Last month deposit for each Instalment
Minimum Funding Amount per Drawdown Notice	US$250,000
Loan Term
33 monthly payments commencing after a 3 months grace period, with respect to each Instalment drawn until October 1, 2008; and 36 monthly payments with respect to each Instalment drawn after October 1, 2008, all as further detailed in Clause 4.2.  For the avoidance of doubt, the 36 months of payment or 3 months grace period will not include the month in which the money is drawn down.

Transaction Fee and Legal Fees	(i) Transaction Fee of US$15,000; and (ii) Legal Fees up to US$ 10,000, both amounts upon execution of this Loan Agreement.

1	DEFINITIONS

In this Loan Agreement, including the recitals set out above, unless otherwise defined:

1.1	“Advance Payment” has the meaning given in Clause 4.1 and is in the amount set forth above in the Loan Facility Terms.

1 .2	“Applicable Interest Rate” has the meaning given in Clause 5.1.

1.3	“Assignee” has the meaning given in Clause 13.5.

1.4
“Borrower” means each of WhiteSmoke Ltd. and WhiteSmoke Inc., jointly and severally, for all matters under this Loan Agreement and the Security Documents, without reference as to which of the said entities issued any particular Drawdown Notice; Without derogating from the joint and several liability of WhiteSmoke Ltd. and WhiteSmoke Inc. hereunder, and for purposes of clarification, all references to the “Borrower” in the context of any representations, warranties, covenants or obligations of the Borrower hereunder shall be deemed to refer to each of WhiteSmoke Ltd. and WhiteSmoke Inc.

1.5	“Business Day” means any day on which banks are generally open for business in London and Tel Aviv.

1.6	“Charged Assets” means the assets, whether tangible or intangible, of the Borrower that are subject to either of the Charges.

1.7	“Charges” means, collectively, the Fixed Charge and the Floating Charge.

1.8	“Companies Registrar” means the Israeli Registrar of Companies.

1.9	“Contractual Currency” has the meaning given to it in Clause 4.3.

1.10	“Date of Expiry of the Loan Facility” means the date set forth above in the Loan Facility Terms.

1.11	“Drawdown Date” means, unless otherwise provided herein, in relation to each Instalment to be advanced, the date on which such Instalment is actually advanced to the Borrower by the Lender.

1.12	“Drawdown Notice” means a drawdown notice served in accordance with Clause 2.2 in the form attached hereto as Schedule D.

1.13
“Equipment” as described in Clause 2.7 (including New Equipment, as defined therein) chosen by the Borrower and approved by the Lender as listed in Schedule B and as to be amended or supplemented from time to time with the consent of the Lender. The Equipment is and will be located within the State of Israel.

1.14	“Event of Default” means any of the events or circumstances described in Clause 8.

1.15	“Fixed Charge” has the meaning set forth in the preamble above.

1.16	“Floating Charge” has the meaning set forth in the preamble above.

1.17	“Instalment” has the meaning set forth in Clause 2.1.1.

1.18	“Intellectual Property” means all intellectual property owned by the Borrower, as such term is defined in the Security Documents, whether registered or unregistered.

1.19	“Interest Period” means in relation to the Loan and any part thereof, a period determined in Clause 5.

1.20	“Loan” means the loan to be made in accordance with the terms of this Loan Agreement.

1.21	“Loan Facility” means the loan facility granted by this Loan Agreement.

1.22
“Loan Term” means, with respect to each Instalment drawn until October 1, 2008, 33 monthly payments due on the first Business Day of each calendar month or, if such day is not a Business Day, the first Business Day thereafter, commencing on the first calendar month following the Grace Period (as defined below) of such Instalment, and with respect to each Instalment drawn after October 1, 2008, 36 monthly payments due on the first Business Day of each calendar month or, if such day is not a Business Day, the first Business Day thereafter, commencing on the first calendar month following the Drawdown Date of such Instalment; all as set forth in Clause 4.2.

1.23	“Minimum Funding Amount” means the amount set forth above in the Loan Facility Terms.

1.24
“Ordinary Course of Business” to the extent it relates to Intellectual Property, includes any license agreement, any distribution agreement, any OEM  or  similar  agreement,  any  manufacturing  agreement,   any joint development agreement, or any joint venture agreement in the context of any of the above, provided, however, that an agreement that constitutes an effective transfer, or includes a potentially effective transfer, of a significant part of the technology of the Borrower will not be regarded as in the Ordinary Course of Business. By way of example, an exclusive, perpetual, worldwide license for a core technology of the Borrower or an OEM agreement according to which a company was given an exclusive right to use a core technology for all potential applications of that technology would not be regarded as in the Ordinary Course of Business. Any escrow agreement entered into as part of a transaction which is in the Ordinary Course of Business will be regarded as part of the Ordinary Course of Business provided that, upon the release of the escrow, the beneficiary of the escrow is entitled to use the technology of the Borrower only as may be necessary to fulfil the Borrower’s undertakings under the main transaction. To the extent that it does not relate to Intellectual Property, any action consistent with past practices of the Borrower.

1.25	“Residual Assets” means the assets, whether tangible or intangible, of the Borrower that are not subject to the Fixed Charge.

1.26	“Security” means, collectively, the Charges granted by the Borrower in favour of the Lender as security for advancement of each and all Instalments by the Lender by way of the Security Documents.

1.27	“Security Documents” means the debentures and the US security agreement evidencing the Charges, the forms of which are attached as Schedule A.

1.28	“Security Interest” means any mortgage, pledge, lien, hypothecation, assignment by way of security, or other charge or encumbrance over, of or in the relevant property.

1.29
“Security Period” means the period commencing on the first Drawdown Date and ending on the date on which all amounts due and payable by the Borrower under this Loan Agreement and the Security Documents have been repaid.

1.30
“Taxes” means all present and future income, value added and other taxes, levies, imposts, deductions, charges and withholdings in the nature of taxes (other than taxes on the profits of the Lender) whatsoever together with interest thereon and penalties with respect thereto made on or in respect thereof other than taxes owing by the Lender).

1.31	“Total Loan Facility” means the amount set forth above in the Loan Facility Terms.

1.32	“Transaction Fee” has the meaning given in Clause 9.1 and is the amount set forth above in the Loan Facility Terms.

2	LOAN FACILITY

2.1.1	Lender’s Commitment

Subject to Clause 2.5 below, the Lender shall and agrees hereby to make available to the Borrower a loan facility of up to US$1,500,000 under the terms of this Loan Agreement, which shall be advanced and made available by the Lender to the Borrower (subject to satisfaction of the conditions set forth in Clause 2.5.1) in one or more advances (each an “Instalment”), before the Date of Expiry of the Loan Facility. Each Drawdown Notice shall constitute a separate and independent obligation of the Borrower incorporating the terms of this Loan Agreement.

2.1.2	The Lender shall not be under any commitment to advance any Instalment unless the Drawdown Notice in respect of such Instalment complies with Section 2.2 below.

2.1.3
In addition, The Lender shall not be under any commitment to advance any Instalment after the Date of Expiry of the Loan Facility or upon the earlier termination of the Loan Facility in accordance with Clause 2.4.

2.2	Date of Advance of each Instalment

2.2.1
The Borrower shall formally request the advance of each Instalment by delivering a completed Drawdown Notice to the Lender. All Drawdown Notices shall be delivered to the Lender not later than 11.00am (Israel time) fifteen (15) Business Days before the relevant Drawdown Date, provided however that the Drawdown Date in connection with such Drawdown Notices shall be the fifteenth (15th) of any calendar month or, if such day is not a Business Day, the first Business Day thereafter.

For the avoidance of any doubt, it is hereby clarified that in the event that Drawdown Notice was delivered to the Lender less than fifteen (15) Business Days before the relevant Drawdown Date, then the Drawdown Date shall be postponed to the fifteenth (15th) of the following calendar month or, if such day is not a Business Day, the first Business Day thereafter.

2.2.2	The Borrower may not provide more than one Drawdown Notice per month. In addition, each Drawdown Notice shall be in an amount of not less than $ 250,000.

2.2.3	The Loan and each Instalment thereof shall be made in US$.

2.3	Method of Disbursement

The payment by the Lender to the account specified in each Drawdown Notice shall constitute the making of the relevant Instalment and the Borrower shall thereupon become indebted, as principal and direct obligor, to the Lender in an amount equal to such Instalment.

2.4	Termination or Modification of funding commitment

The Lender’s commitment to advance any Instalment until and including the Date of Expiry of Loan Facility is limited in aggregate to the amount of the Total Loan Facility; provided, however, that the Lender, acting in its sole discretion, may terminate or modify, its funding commitment at any time if:

2.4.1
there is any material adverse change in the general affairs, business, management, results of operations, condition (financial or otherwise) or prospects of the Borrower, whether or not arising from transactions in the Ordinary Course of Business;

2.4.2	there is, in the Lender’s reasonable opinion, any accelerated depreciation (beyond GAAP depreciation) in the value of the Equipment or the Charged Assets;

2.4.3	Reserved.

2.4.4.	on either the date of the relevant Drawdown Notice or at the relevant Drawdown Date:

(i)	an Event of Default has occurred, excluding the event set forth in Clause 8.1.15, and is continuing or would result from the borrowing to be made; or

(ii)
the Borrower’s representations and warranties in Clause 6 or those which are set out in any Security Document would not be true if repeated on each of those dates with reference to the circumstances then existing.

2.5	Conditions Precedent requirements relative to the advance of each Instalment

2.5.1
The Lender’s obligation to provide each Instalment is subject to the prior satisfaction by the Borrower of the following conditions, and only once prior to or concurrent with the execution of this Agreement in the cases of (i) (ii), (viii), (x) and (xii) below, provided that the approvals and consents required under (i) and (ii) below contemplate future Instalments, charges and all approvals required in connection with the transaction contemplated herein:

(i)
the provision of a copy of the resolutions of the Borrower’s boards of directors and, to the extent required, shareholders, authorizing the transactions contemplated by this Loan Agreement and the execution of this Loan Agreement and associated documents, including but not limited to, the Security Documents;

(ii)	all necessary consents of shareholders and other third parties with respect to the entering into of this Loan Agreement and the execution of associated documents have been obtained;

(iii)	the parties having executed the Security Documents;

(iv)
submission of the debentures evidencing the Charges to the Companies Registrar, and registration of the Securities therein, subject to compliance with all applicable laws in respect of such registration within the time frame provided for under Israeli law. The Borrower undertakes to submit and register the Security Documents with regard to the Borrower’s United States and Israeli patents, trademarks, copyrights and applications for patent, trademark and copyrights and all other Charged Assets in a form to be agreed between the parties that maintains the principles of the Security Documents, to the Israeli Patent Office and United States Patent and Trademark Office and the United States Copyright Office and for registration of the Security therein. It is hereby agreed that the Borrower shall bear all expenses related to such registration.

(v)
If the Lender so requires, submission and registration of the Security Documents in any other country that the Borrower has filed a patent or a trademark application except for Israel and the United States of America. It is hereby agreed that the Borrower shall bear all expenses related to such registration which shall not exceed in the aggregate US$ 2,500.

(vi)	in the Lender’s sole opinion, there has been no accelerated depreciation (beyond GAAP depreciation) in value of the Equipment or the value of the Charged Assets.;

(vii)
delivery by the Borrower to the Lender of such documentation in a form and substance satisfactory to the Lender as the Lender may request with respect to invoices, purchase orders and the like relating to future Equipment purchases to be subject to this Loan Agreement.

(viii)
the Lender has received the legal opinion of Fischer Behar Chen Well Orion & Co, the Borrower’s Counsel with respect to WhiteSmoke Ltd. only, in form and substance reasonably satisfactory to the Lender;

(ix)	Reserved.

(x)
an investment and/or loan by the existing shareholders of WhiteSmoke Inc. and external investors in such entity of up to $1,000,000 for the issuance of the Series C Preferred Shares of Whitesmoke Inc. shall have been closed prior to the date hereof and WhiteSmoke Inc. shall have received such sum pursuant thereto prior to the date hereof;

(xi)	The removal of any existing lien of the Borrower, except as detailed in Annex 2.5;

(xii)	The Lender has received the written approval of IBM Israel Ltd., in a form satisfactory to the Lender, to create and submit the Floating Charge for registration.

2.6	Waiver Possibility

If the Lender advances all or any part of any Instalment to the Borrower prior to the satisfaction of all or any of the conditions referred to in Clause 2.5 (which the Lender has no obligation to do) the Borrower shall satisfy or procure the satisfaction of such condition or conditions which have not been satisfied within fourteen (14) Business Days of the relevant Drawdown. Date or within such longer period as the Lender may agree or specify), provided, that the Lender at its discretion may waive the satisfaction of any condition.

2.7	Equipment

The existing Equipment of the Borrower as listed in Schedule B (as may be amended from time to time with the consent of the Lender) shall form part of the Security and be included in the Fixed Charge. (a) Future purchases of Equipment purchased until (and including) the last day of the Security Period to be located within the State of Israel and (b) any equipment subject to the lien of IBM Israel Ltd. (the “IBM Lien”) as listed in Schedule B1, if and when released from the IBM Lien (collectively, “New Equipment”) shall in addition be made subject to the provisions of this Loan Agreement (subject to the Lender’s approval), form part of the Security and shall be charged by way of either listing such New Equipment to the relevant schedule in the Fixed Charge, to be amended accordingly, or, at the Lender’s election, as a separate supplemental Fixed Charge (which, in each case, shall be part of the Security Documents hereunder), and submitted to and registered with the Companies Registrar, in each case, on one or more occasions at such time(s) as the Lender may request, at the Lender’s discretion. Without derogating from the above, upon the Lender’s request, on one or more occasions at the Lender’s discretion, Schedule B hereto shall be replaced or supplemented from time to time to reflect any addition of such New Equipment as aforesaid. it being agreed that, at any time until the end of the Security Period, the Borrower shall be obliged to register any additional Fixed Charge in favor of the Lender:  (a) in connection with New Equipment under sub-clause (a) above, only at such time as the aggregate value of the New Equipment exceeds US$ 50,000, provided that in any event the Borrower shall register a Fixed Charge on any New Equipment in favor of the Lender within seven (7) days following the last Business Day of each calendar year during the Security Period, regardless of the value of such New Equipment; and (b) in connection with New Equipment under sub-clause (b) above, promptly upon the release of such equipment from the IBM Lien. For the avoidance of doubt, in addition, the Equipment is subject to the Floating Charge and any New Equipment shall become subject to the Floating Charge as soon as an interest therein is acquired by Borrower (without any further action being required to effect the same).

2.8	Intellectual Property

The Intellectual Property of the Borrower as of the date hereof is listed in Schedule C (as may be amended from time to time with the consent of the Lender) and is covered by the Fixed Charge.

Future Intellectual Property of the Borrower shall, in addition, be made subject to the provisions of this Loan Agreement and form part of the Security and be charged by way of either listing such new Intellectual Property on the relevant schedule in the Fixed Charge, to be amended accordingly, or, at the Lender’s election, as a separate supplemental Fixed Charge (for the avoidance of doubt-with respect to Intellectual Property of WhiteSmoke Ltd. under the terms of the debenture fixed charge attached hereto as Schedule A and with respect to Intellectual Property of WhiteSmoke Inc. substantially in the form of the IP Security Agreement attached hereto as Schedule A) (and, at the Lender’s request, Schedule C hereto shall be replaced or supplemented from time to time to reflect any addition of such new Intellectual Property as aforesaid) and, in either case, submitted to and registered to the Companies Registrar, and with respect to applications for registration of Intellectual Property submitted by the Borrower to the Israeli Patent Office or to the United States Patent and Trademark Office until (and including) the last day of the Security Period (“New Registered Intellectual Property”) shall, in addition, be submitted to and registered with the Israeli Patent Office or the United States Patent and Trademark Office, as applicable); it being agreed that, at any time until the end of the Security Period, the Borrower shall be obliged to create and register any such additional Fixed Charge in favor of the Lender, as follows-

(i)           with respect to New Registered Intellectual Property, within twenty-one (21) days from registration of such New Registered Intellectual Property and if such registration is not possible under the rules governing such New Registered Intellectual Property, then, no later than twenty-one (21) days from the date on which the charge of such New Registered Intellectual Property becomes registrable;

(ii)           with respect to other new unregistered Intellectual Property, if any, at the request of the Lender and in any event within twenty one (21) days following the last Business Day of each calendar year and if such registration is not possible under the rules governing such new registered Intellectual Property, then, no later than twenty-one (21) days from the date on which the charge of such new registered Intellectual Property becomes registrable; and

(iii)           with respect to any future applications for registration of Intellectual Property submitted by the Borrower in countries other than Israel and the United States, the Borrower shall be obliged to notify the Lender within seven (7) Business Days of the day of filing of each such application, and the Borrower will be obliged to create and register an additional Fixed Charge (as aforesaid) in favor of the Lender within seven (7) Business Days from request of the Lender and if such registration is not possible under the rules governing such Intellectual Property, then, no later than seven (7) Business Days from the date on which the charge of such Intellectual Property becomes registrable.

For the avoidance of doubt, in addition, the Intellectual Property of the Borrower is subject to the Floating Charge and any New Intellectual Property of the Borrower shall become subject to the Floating Charge as soon as an interest therein is acquired by Borrower (without any further action being required to effect the same).

3	TERM

3.1
This Loan Agreement is effective upon execution by the parties and shall continue until the later of (i) date of expiry of the Loan Term and (ii) the date upon which the Borrower shall have performed all its obligations hereunder.

3.2
If the conditions set but in Clause 2.5 have not been satisfied within forty-five (45) days of the execution of this Loan Agreement (except to the extent waived in writing by Lender), the Lender shall in its sole discretion have the option to either terminate the Loan Agreement or extend the period in which such conditions must be satisfied.

4	REPAYMENT AND PREPAYMENT

4.1	Advance Payment

On delivery of the Drawdown Notice with respect to each Instalment, the Borrower shall pay to the Lender (by way of deduction by Lender from the amount of the respective Instalment actually advanced to the Borrower) the Advance Payment specified above in the Loan Facility Terms, which shall be held by the Lender and applied in or towards payment of the last repayment of such Instalment.

4.2	Repayments

The Borrower shall repay each Instalment (principal and interest accrued thereon) by way of standing order (“Hora’at Keva”), as follows:

(A)
with respect to each Instalment of the Loan drawn until October 1, 2008:  (i) during the Grace Period (as defined below) the Borrower shall not make any repayment to the Lender on the account of the principal amount of any such Instalment, provided, however, that the principal amount advanced by the Lender in any such Instalment shall bear the Applicable Interest Rate (as defined below) during the Grace Period which interest shall be paid to the Lender every month commencing on first calendar month following the Drawdown Date of such Instalment (including during the Grace Period); (ii) during the period commencing upon the termination of the Grace Period, by way of thirty three (33) equal monthly payments, each such payment in an amount equal to 3.533% of the amount of such Instalment, to be paid to the Lender on the first Business Day of each calendar month or, if such day is not a Business Day, the first Business Day thereafter, commencing on the first calendar month following the Grace Period of such Instalment. For the purposes of this Agreement the term “Grace Period” shall mean 3 months following the Drawdown Date of such Instalment;

(B)
with respect to each Instalment of the Loan drawn after October 1, 2008, by way of thirty six (36) equal monthly payments, each such payment in an amount equal to 3.29% of the amount of such Instalment, to be paid to the Lender on the first Business Day of each calendar month or, if such day is not a Business Day, the first Business Day thereafter, commencing on the first calendar month following the Drawdown Date of such Instalment.

(C)	Lender shall provide, no later than five Business Days following the receipt of the Drawdown Notice, a repayment schedule with respect to such Instalment based on the terms hereof.

(D)
For the avoidance of doubt, it is hereby clarified that each of WhiteSmoke Ltd. and WhiteSmoke Inc., jointly and severally, shall be liable for the repayment of the Loan as detailed above, notwithstanding which of said entities issued the Drawdown Notice or actually received the funds with respect to the Loan. Without derogating from the above and notwithstanding anything to the contrary herein, it is hereby agreed that the entity which shall actually make any and all repayments of the Loan (principal and interest accrued thereon, and including in the case of prepayment) shall be WhiteSmoke Ltd. only, unless otherwise agreed in writing in advance by the Lender.

(E)
It is hereby clarified that in the event that any inconsistency exists between the repayment terms under Clause 4.2 and the repayment terms set forth in Clause 5.1, the repayment terms in Clause 4.2 shall supersede and Clause 5.1 shall be deemed amended as to be consistent with Clause 4.2.

4.3	Currency of Payments

Repayment of each Instalment and payment of all other amounts owed to the Lender with respect to such Instalment will be paid in US Dollars (the “Contractual Currency”).

4.4	Prepayment

The Borrower shall be entitled to prepay the Loan, in whole but not in part, at any time, subject to the following conditions:

4.4.1
The Borrower shall submit to the Lender an irrevocable written request to prepay the Loan, at least fifteen (15) Business Days in advance, indicating the amount to be prepaid (the “Prepayment Sum”) and the date of prepayment, provided that such prepayment shall be made on the last day of a calendar month.

4.4.2
The Prepayment Sum shall include:  (i) all outstanding principal of the Loan; plus (ii) all interest accrued and unpaid thereon until the actual date of prepayment, based on the Applicable Interest Rate (and shall not include any interest with respect to periods following the prepayment); plus (iii) a fee equal to:  (a) 5% of the outstanding principal amount for each part of the Loan drawn down less than 12 months before such early repayment date; (b) 3% of the outstanding principal amount for each part of the Loan drawn down at least 12 months but less than 24 months before such early repayment date; and (c) 1% of the outstanding principal amount for each part of the Loan drawn down at least 24 months before such early repayment

5	INTEREST

5.1
Interest on the drawn down amount of each Instalment shall accrue from day to day at a rate of:  12% per annum (to be compounded on a monthly basis) (the “Applicable Interest Rate”), as reflected by (i) thirty-three (33) equal monthly payments for each Instalment drawn until October 1, 2008, each in an amount equal to 3.533% of the amount of such Instalment or (ii) thirty-six (36) equal monthly payments, for each Instalment drawn after October 1, 2008 each in an amount equal to 3.29% of the amount of such Instalment, as further detailed in and subject to Clause 4.2, until the repayment in full of such Instalment, with payment of the interest being made to the Lender after any tax deduction at source, including without limitation any withholding tax if required under applicable law (but subject however to any special arrangement between the relevant Israeli tax authorities and the Lender). Interest on each Instalment and each part thereof shall be calculated and paid in the Contractual Currency.

5.2
Time of payment of any sum due from the Borrower is of the essence under this Loan Agreement. Any late payment by the Borrower of any sum due to the Lender under this agreement shall bear an interest of 5% per annum in excess of the Applicable Interest Rate from the original due date until actual payment.

5.3
Unless otherwise instructed in writing by the Lender, immediately upon each due date for effecting any interest payment under or pursuant to this Loan Agreement and the Security Documents to which the Borrower is or is to be party, or upon actually paying any interest in advance of the due date for any reason, the Borrower shall report such payment to the relevant Israeli tax authorities on behalf of the Lender, pay in full the value added tax liability arising in accordance with Section 6D of the Israeli Value Added Tax Regulations 5736-1976 and the Israeli Value Added Tax Law 5735-1975, and shall provide the Lender with documentation evidencing such payment, provided, however, that commencing upon Lender’s request and continuing afterward until otherwise notified by Lender in writing, Borrower shall pay in full any applicable value added tax directly to Lender (or such agent of the Lender as the Lender may direct) against delivery of an invoice.

6	REPRESENTATIONS AND WARRANTIES

6.1	The Borrower warrants and represents the following as at the date hereof:

6.1.1	WhiteSmoke Ltd. is a limited company duly organised and validly existing under the laws of Israel, and WhiteSmoke Inc. is a corporation duly organised and validly existing under the laws of Delaware;

6.1.2	the Borrower has the corporate capacity, and has taken all corporate action and obtained all consents, including third party consents, necessary for it:

(i)	to execute this Loan Agreement and the Security Documents to which the Borrower is or is to be party;

(ii)	to borrow under this Loan Agreement and to make all the payments contemplated by, and to comply with all its other obligations under this Loan Agreement and the Security Documents; and

(iii)	to grant the Lender first priority Fixed Charge and first priority Floating Charge under the Security Documents;

6.1.3
this Loan Agreement and the Security Documents to which the Borrower is or is to be party, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in this Loan Agreement and the Security Document):

(i)	constitute the Borrower’s legal, valid and binding obligations enforceable against the Borrower in accordance with their respective terms; and

(ii)	create legal, valid and binding Security Interests enforceable in accordance with their respective terms;

6.13	All the Intellectual Property owned by the Borrower is owned solely by WhiteSmoke Inc.

6.1.4
the execution and (where applicable) registration by the Borrower of this Loan Agreement and each Security Document to which it is or is to be party, and the borrowing by the Borrower of the Loan and its compliance with this Loan Agreement and each Security Document to which it is or is to be party will not contravene:

(i)
any applicable US or Israeli law or other US or Israeli legal requirement other than a contravention which would not have a material adverse affect on the Borrower’s business as currently being conducted; or

(ii)	the constitutional documents of the Borrower; or

(iii)	any contractual or other obligation or restriction which is binding on the Borrower or any of the Charged Assets;

6.1.5
all consents, licences, approvals and authorisations required by the Borrower in connection with the entry into, performance, validity and enforceability of this Loan Agreement and the Security Documents to which it is or is to be party have been or (upon execution thereof) shall have been obtained by the Drawdown Date and are (or upon execution thereof shall be) in full force and effect during the life of this Loan Agreement;

6.1.6
all financial and other information furnished by or on behalf of the Borrower in connection with the negotiation of this Loan Agreement and the Security Documents delivered to the Lender pursuant to this Loan Agreement or the Security Documents was true and accurate in all material respects when given and there are no other facts or matters the omission of which would have made any statement or information contained therein misleading in any material respect;

6.1.7
all payments made or to be made by the Borrower under or pursuant to this Loan Agreement and the Security Documents to which the Borrower is or is to be party shall be made following deduction or withholding for, or on account of, any taxes for which withholding is required pursuant to applicable law and/or tax ruling of the applicable tax authorities.

6.1.8
there is no action, proceeding or claim pending or, so far as the Borrower is aware or to Borrower’s knowledge, threatened against the Borrower or any of its subsidiaries before any court or administrative agency which might have a material adverse affect on the business, condition of operations of the Borrower or any of its subsidiaries.

6.1.9
the Borrower owns with good and marketable title all the Charged Assets, free from all Security Interests and other interests and rights of every kind except for those created and/or permitted by the Security Documents, and all the Charged Assets are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such Charged Assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost; and

6.1.10
the Borrower’s representation and warranties set out in this Clause 6 shall survive the execution of this Loan Agreement and except with respect to Clause 6.1.3A, shall be deemed to be repeated at the commencement of the Interest Period and each Drawdown Date with respect to the facts and circumstances then existing, as if made at each such time.

7	LIST OF COMMITMENTS

7.1	The Borrower undertakes towards the Lender to comply with the following provisions of this Clause 7 at all times during the Security Period, except as the Lender may otherwise permit:

7.1.1	the Borrower will obtain, effect and keep effective all permissions, licences and permits which may from time to time be required in connection with the Charged Assets;

7.1.2
the Borrower will own only for its own account the Equipment and the Borrower will keep all the Equipment free from any and all senior, pari passu, junior or subordinated Security Interests and other interests and rights of every kind, except for those created and/or permitted by the Security Documents.

7.1.2A
the Borrower will keep all Residual Assets and Intellectual Property free from any and all senior, pari passu, junior or subordinated Security Interests and other interests and rights of every kind, except for those created and/or permitted by the Security Documents;

7.1.3
the Borrower will not sell, assign, transfer or otherwise dispose of the Equipment or any share therein and shall give immediate notice to the Lender of any judicial process or encumbrance affecting the Equipment;

7.1.3A
the Borrower will not sell, assign, transfer or otherwise dispose of any of the Residual Assets and/or Intellectual Property, other than in the Ordinary Course of Business and shall give immediate notice to the Lender of any judicial process or encumbrance affecting the Residual Assets;

7.1.4
the Borrower will provide to the Lender such information as the Lender may reasonably  request  concerning the  Borrower  and  its   affairs   (including concerning the Charged Assets), provided however that any confidential information of the Borrower will be subject to the confidentiality provisions set forth in Clause 7A hereof;

7.1.5
the Borrower will provide the Lender with its monthly management accounts, certified by the Borrower’s managing director or finance director as fairly presenting the data reflected, within thirty (30) days of the end of each month (to include notification of the commencement of litigation by or against the Borrower) and, following an initial public offering or listing on a recognised stock exchange, provide copies of any announcement which is proposed to be made public by the Borrower concerning dividends, annual or interim financial positions and affairs of the Borrower, and copies of any other documents required to be filed with applicable statutory or regulatory authorities or agencies in relation to the activities of the Borrower;

7.1.6
the Borrower will provide the Lender with its annual audited consolidated financial statements on the same date as delivered to any of the holders of Preferred Stock of the Borrower but in any event within ninety (90) days of the end of accounting period of the Borrower, in each case including statement of operations, balance sheet, statement of cash flows and shareholders’ equity, certified by a firm of chartered accountants of recognised national standing.

7.1.7
the Borrower will provide the Lender with copies of all notices, minutes, consents and other material that it provides to its board of directors at the same time they are delivered to the directors provided however that any confidential information of the Borrower will be subject to the provisions of Clause 7A.;

7.1.8
the Borrower will grant the Lender the right to have a representative to meet with the Borrower’s managing director and finance director once each quarter throughout the Security Period to review and discuss the operating performance and financial condition of the Borrower. In addition, upon the occurrence of an Event of Default, the Lender shall be entitled to have a representative to attend all meetings of both WhiteSmoke Ltd.’s and WhiteSmoke Inc.’s boards of directors in a non-voting observer capacity. The Borrower will give notice of all board meetings to the Lender at the same time as to its directors;

7.1.9	the Borrower will maintain in force and promptly obtain or renew, and will promptly send true and correct copies to the Lender of, all consents required:

(i)	for the Borrower to perform its obligations under this Loan Agreement and each Security Document;

(ii)	for the validity or enforceability of this Loan Agreement and any Security Document; and

(iii)	for the Borrower to continue to own the Charged Assets,

and the Borrower will comply with the terms of all such consents;

7.1.10	the Borrower will notify the Lender

(i)	the occurrence of an Event of Default; or

(ii)	any matter which indicates that an Event of Default has occurred, may have occurred or is likely to occur in the foreseeable future,

and will thereafter keep the Lender fully up to date with all developments.

7.1.11
The Borrower shall affix, or allow the Lender to affix, to the Equipment (as listed in Schedule B attached hereto and as to be amended from time to time with the consent of the Lender) permanent indications of Lender’s interest in the Equipment, and shall not remove or hide them and shall comply with Lender’s request in assisting Lender with all perfection requirements under the laws of the State of Israel and pursuant to and in accordance with the provisions of the Security Documents.

7.1.12
The Borrower shall not enter into any other commercial loan arrangement, without the prior written approval of the Lender, except that the Borrower may enter into, without the prior written consent of the Lender, financings used for purchasing or leasing tangible assets, the aggregate amount of which will not exceed US$50,000. Any financings used for purchasing or leasing tangible assets, the aggregate amount of which will exceed US$50,000, shall be subject to the Lender’s prior written consent which consent shall not to be unreasonably withheld.

7A	CONFIDENTIALITY UNDERTAKINGS OF LENDER

Lender undertakes that it shall keep in confidence, and shall not use for any purpose other than for purposes of monitoring its credit facility to the Borrower and protecting its rights under this Loan Agreement and the Security Documents, and then only disclose to the parties detailed in Clause 13.6 herein and to those of its employees, in each such case who need to know such information and who are bound by appropriate written non-disclosure undertakings, any and all confidential information relating in any way to the Borrower or any of its business activities which has been or will be provided to Lender by Borrower or any of its employees, agents or representatives or was otherwise obtained by Lender.

8	EVENTS OF DEFAULT

8.1	An Event of Default occurs if:

8.1.1
the preconditions set out in Clause 2.5 (except to the extent waived in writing by Lender) are not satisfactorily accomplished within forty five (45) days of signature of this Loan Agreement unless the period for satisfactory accomplishment is extended pursuant to and in accordance with Clause 3.2; or

8.1.2
the Borrower fails to pay when due and payable or (if so payable) on demand any sum payable under this Loan Agreement or the Security Documents or under any document relating to the Security Documents; provided however that such failure to pay shall not constitute an Event of Default if such failure has been rectified within five (5) Business Days after the Lender has advised the Borrower in writing of such non-payment; or

8.1.3
any other breach by the Borrower occurs of any provision of this Loan Agreement or the Security Documents (other than a breach covered by this Clause 8.1) provided however that such breach shall not constitute an Event of Default if:

(i)	the breach has not put any of the Security for the Loan immediately at risk and is capable of remedy; and

(ii)
within fourteen (14) Business Days after the Lender serves on the Borrower a written notice of default under this Loan Agreement, or such longer period as the Lender may specify in such notice, the Borrower remedies the breach to the satisfaction of the Lender;

8.1.4
any representation, warranty or statement made by, or by an officer of, the Borrower in this Loan Agreement or the Security Documents or in the Drawdown Notice or any other notice or document relating to this Loan Agreement or any other Security Document is untrue or misleading in any material respect when it is made or deemed repeated; provided however that such misrepresentation shall not constitute an Event of Default if such misrepresentation has not put any of the Security for the Loan immediately at risk and is cured by the Borrower within 14 Business Days; or

8.1.5
financial indebtedness of the Borrower in an amount which may reasonably be considered to be material is not paid when due as a consequence of a default with respect thereto or any Security Interest over any assets of the Borrower is lawfully enforced;

8.1.6
any order shall be made by any competent court or any resolution shall be passed by the Borrower for the appointment of a liquidator, administrator or receiver of, or for the winding up of, the Borrower and, in any such case, such order or resolution is not set aside, cancelled or revoked within forty five (45) Business Days after being made or passed or is contested by the Borrower in good faith in circumstances where the sum of money owed is fully covered by reserves; or

8.1.7
an encumbrancer takes possession of or a receiver is appointed over the whole or, in the opinion of the Lender, any material part of, the assets of the Borrower or a distress, execution or other process is levied or enforced upon or sued out against the whole or, in the opinion of the Lender, a material part of the assets of the Borrower and, in any such case, either such procedure is not terminated within forty five (45) Business Days after commencement or is contested by the Borrower in good faith in circumstances where the sum of money owed is fully covered by reserves; or

8.1.8
the Borrower shall stop payment or shall be unable to, or shall admit inability to, pay its debts as they fall due, or shall be adjudicated or found bankrupt or insolvent, or shall enter into any composition or other arrangement with its creditors generally; or

8.1.9	any event shall occur which under the law of any jurisdiction to which the Borrower is subject has an effect equivalent or similar to any of the events referred to in Clause 8.1.6, 8.1.7 or 8.1.8; or

8.1.10
the Borrower ceases or suspends carrying on its business or a part of its business which, in the reasonable opinion of the Lender, is material in the context of this Loan Agreement and the Security Documents; or

8.1.11	Reserved.

8.1.12
it becomes unlawful or impossible (i) for the Borrower to discharge any liability under this Loan Agreement or to comply with any other obligation which the Lender considers material under this Loan Agreement or the Security Documents, or (ii) for the Lender to exercise or enforce any right under, or to enforce any Security Interest created by, this Loan Agreement or the Security Documents; or

8.1.13
any provision which the Lender reasonably considers material of this Loan Agreement or the Security Documents proves to have been or becomes invalid or unenforceable, or a Security Interest created by the Security Documents proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest, provided however that if the Borrower proposes replacement security which the Lender accepts, and such replacement security is constituted in a manner acceptable to the Lender within such period of time as the Lender may require, such event shall cease to constitute an Event of Default; or

8.1.14
the security constituted by the Security Documents is in any way materially imperilled or in jeopardy (including by way of depreciation in value beyond a normal depreciation) provided however that if the Borrower proposes replacement security which the Lender accepts, and such replacement security is constituted in a manner acceptable to the Lender within such period of time as the Lender may require, such event shall cease to constitute an Event of Default; or

8.1.15
any other event (whether related or not) occurs (including, without limitation, a material (in the reasonable opinion of the Lender) adverse change, from the position applicable as at the date of this Loan Agreement) in the business affairs or condition (financial or otherwise) of the Borrower), the effect of which is, in the reasonable opinion of the Lender, to materially imperil, delay or prevent the due fulfilment by the Borrower of any of its obligations or undertakings in this Loan Agreement or the Security Documents; or

8.1.16	any event of default (howsoever described) specified in the Security Documents shall occur.

8.1.17
Notwithstanding anything to the contrary herein, for the purpose of the provisions of this Clause 8.1 any reference in such provisions to the “Borrower” shall mean that the occurrence of any of the events mentioned in this Clause 8.1 shall constitute an Event of Default if such event occurs with respect to either WhiteSmoke Ltd. WhiteSmoke Inc. or both.

8.2	Lender’s Rights

On or at any time following the occurrence of any Event of Default, unless such Event of Default has been cured in accordance with the terms hereof, the Lender may:

8.2.1
serve on the Borrower a notice in writing stating that all obligations of the Lender to the Borrower under this Loan Agreement including (without limitation) the obligation to advance any Instalment are terminated; and/or

8.2.2	serve on the Borrower a notice in writing stating that the Loan, all accrued interest and all other amounts accrued or owing under this Loan Agreement are immediately due and payable; and/or

8.2.3
take any other action which, as a result of the Event of Default or any notice served under Clauses 8.2.1 or 8.2.2 above, the Lender is entitled to take under the Security Documents or any applicable law.

8.3	End of Lender’s Obligations

On the service of a notice in writing under Clause 8.2.1 and, unless expressly waived by the Lender at its sole discretion, Clauses 8.2.2 or 8.2.3, all the obligations of the Lender to the Borrower under this Loan Agreement shall terminate

8.4	Acceleration

On the service of a notice in writing under Clause 8.2.2, the Loan, all accrued interest and all other amounts accrued or owing from the Borrower under this Loan Agreement and the Security Documents shall become immediately due and payable.

8.5	Waiver of Event of Default

The Lender, at its sole and absolute discretion, may waive any Event of Default hereunder, prior to or after the event or events giving rise thereto, provided that such waiver may be effected only by written notice provided by the Lender to the Borrower to that effect (and subject further to Clause 13.3 below); it being understood and acknowledged, that if and so long as no notice of waiver of an Event of Default was so provided, such Event of Default shall be deemed as having occurred and in effect for all purposes hereunder.

8.6	Change of Control

All the obligations of the Lender to the Borrower under this Loan Agreement shall terminate if there is a Change of Control (as defined below) in the Borrower. In such event, unless the Lender agrees otherwise by written notice to the Borrower, immediately transaction that constitutes a Change of Control (i) the Borrower shall prepay the outstanding Loan in accordance with Clause 4.4 above; and (ii) all other amounts accrued or owing under this Loan Agreement and the Security Documents shall become due and payable.

for purposes of this Clause 8.6, a “Change of Control” shall mean any of the following events (whether in one or in a series of related transactions):  merger, consolidation, or reorganization of the Borrower with or into, or the sale of all or substantially all the assets of the Borrower, or the sale of securities of the Borrower (whether by the Borrower or by shareholders of the Borrower) representing a majority of the voting power in the Borrower, or the exclusive license of all or a material portion of the Borrower’s Intellectual Property, to, any other entity or person, other than a wholly-owned subsidiary of the Borrower. For avoidance of doubt, the issuance of additional securities by the Borrower in the event of investment in the Borrower shall not be a “Change of Control”.

9	FEES, EXPENSES AND TAXES

9.1	Transaction Fee and Legal Fees

The Parties hereby agree and acknowledge that the following transaction fee shall be paid by the Borrower to the Lender in the Contractual Currency upon the execution of this Loan Agreement:  (i) a one time transaction fee in an amount of US$15,000; (ii) legal fees in the amount of up to US$ 10,000; and (iii) all expenses related to registration of the Security in the amount of up to US$ 1,000.

9.2	Documentary Costs

The Borrower shall pay to the Lender on the Lender’s demand, the reasonable expenses incurred by the Lender in connection with:

9.2.1	any amendment or supplement to this Loan Agreement or the Security Documents, or any proposal for such an amendment to be made; and

9.2.2
any consent or waiver by the Lender concerned under or in connection with this Loan Agreement or the Security Documents or any request for such a consent or waiver, to the extent such consent or waiver is made at the request of the Borrower; and

9.2.3
any step taken by the Lender with a view to the protection, exercise or enforcement of any right or Security Interest created by this Loan Agreement or the Security Documents or for any similar purpose.

9.3	Certain Taxes and Duties

The Borrower shall promptly pay, to the extent applicable, any documentary, stamp or other equivalent tax or duty payable on or by reference to this Loan Agreement or the Security Documents, and shall, on the Lender’s demand, fully indemnify the Lender against any liabilities and express any failure or delay by the Borrower to pay such a tax.

9.4	Recovery of Overdue Fees

Without prejudice to any other provisions of this Loan Agreement, the Lender shall be entitled (and the Borrower hereby irrevocably authorises the Lender), at any time and from time to time, to apply any credit balance to which the Borrower is then entitled on any account with the Lender in satisfaction of the sum or sums from time to time owing by the Borrower to the Lender under and/or pursuant to this Clause 9. The Lender shall give written notice to the Borrower of any such application promptly thereafter.

9.5	Liability for Taxes

9.5.1
All payments by the Borrower hereunder shall be made without any deduction and free and clear of and without any deduction for or on account of any Taxes, except to the extent that the Borrower is required by law to make payment subject to any deduction or withholding of any Taxes.

9.5.2	If, at any time, the Borrower becomes aware that any deduction or withholding is or will be required, it shall promptly notify the Lender and supply details of such requirements.

10	INDEMNITIES

10.1	Indemnity for Non-Scheduled Payments

Without derogating from Clause 9 above, the Borrower shall indemnify the Lender fully on its demand in respect of all expenses, liabilities and losses which are suffered or incurred by the Lender, as a result of or in connection with:

10.1.1	the Loan, or any portion thereof, not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender;

10.1.2	any failure (for whatever reason) by the Borrower to make payment of any amount due under this Loan Agreement or the Security Documents on the due date or, if so payable, on demand; or

10.1.3
the occurrence and/or continuance of an Event of Default and/or the acceleration of repayment of the Loan under Clause 8.4 or 8.6, and in respect of any Taxes for which the Lender is liable or held liable in connection with any amount paid or payable to the Lender (whether for its own account or otherwise) under this Agreement or the Security Documents.

10.2	Third Party Claims Indemnity

The Borrower shall indemnify the Lender fully on its demand in respect of claims, demands, proceedings, liabilities, taxes, losses and expenses of every kind, including without limitation attorney’s fees (“liability items”) which may be made or brought against, or incurred by, the Lender, in any country, other than as a result of thegross negligence or wilful misconduct of the Lender, in relation to:

10.2.1
any action lawfully taken, or omitted or neglected to be taken, under or in connection with this Loan Agreement or the Security Documents by the Lender or by any receiver appointed under the Security Documents after the occurrence of any Event of Default; and

10.2.2
any breach of any of the representations and/or warranties contained in Clause 6 hereof or in the Security Documents or any breach of any covenant, commitment or agreement by the Borrower contained in Clause 7 hereof or elsewhere in this Loan Agreement or in the Security Documents.

10A	TERMINATION OF LOAN; LENDER’S DUTIES

Lender shall, within seven (7) Business Days from the repayment by the Borrower to the Lender of the payments owing hereunder and under the Security Documents in full and the full discharge of all the Borrower’s obligations towards the Lender hereunder and under the Security Documents, take all appropriate actions to release its Security Interests over the Charged Assets and shall provide proof of such release to Borrower’s satisfaction and shall perform all other reasonable activities, including making of all necessary filings and notifications to the appropriate authorities and third parties, reasonably requested by Borrower to evidence the release of the Security Interests of Lender over the Charged Assets. The rights of Lender hereunder and under the Security Documents shall automatically terminate upon repayment in full of all payments owing hereunder and under the Security Documents and full discharge of all the Borrower’s obligations towards the Lender hereunder and under the Security Documents to the Lender’s full satisfaction, except for indemnification rights of the Lender which shall survive any expiration, cancellation or other termination of this Loan Agreement or other documents delivered pursuant hereto or in connection herewith, subject to the Statute of Limitations, 1958.

11.	RISK AND INSURANCE

11.1
All risk of loss, theft and damage of and to the Charged Assets from any cause whatsoever shall be the risk of the Borrower, and no such event shall relieve the Borrower of any obligation under a Drawdown Notice.

11.2	The Borrower shall:

11.2.1	bear all risk of loss of or damage to the Charged Assets whether insured against or not;

11.2.2
maintain with an insurance company approved by the Lender, which approval shall not be unreasonably withheld, in accordance with good and prudent practices of owners of such Charged Assets, fully comprehensive insurance under a standard form of “new for old” all risks policy including terrorism, third party, and business interruption for a 6 month period covering (i) loss of or damage to, the Charged Assets and against such other risks as assets of the same type as the Charged Assets are normally (or when used in the manner or for the purposes for which the Charged Assets are to be used) insured,  and the new replacement value of the Charged Assets; and (ii) all liability whatsoever (including liability of the Lender) to any third party whomsoever including any employee, agent or sub-contractor of the Lender or of the Borrower who may suffer damage to or loss of property or death or personal injury, whether arising directly or indirectly from the Charged Assets or their use;

11.2.3
procure that the Lender and, if the Lender so requests, any Affiliates of the Lender is an additional insured and that the interest of the Lender is noted under the policy and that the Lender is loss payee;

11.2.4	upon request produce to the Lender the policy and all premium receipts;

11.2.5
promptly notify the Lender of any event which may give rise to a claim under the policy and upon request irrevocably appoint the Lender to be its sole agent to negotiate agree or compromise such claim; and

11.2.6
upon request assign by way of security, or following the occurrence of an Event of Default, a complete assignment, to the Lender the Borrower’s rights under such policy and irrevocably appoint the Lender to institute any necessary proceedings.

12	Reserved.

13	GENERAL

13.1
All agreements, covenants, representations and warranties of the Borrower contained in this Loan Agreement or in the Drawdown Notices or other documents delivered pursuant hereto or in connection herewith shall survive the execution and delivery, and the expiration, cancellation or other termination of this Loan Agreement and/or the Drawdown Notice.

13.2
If the Borrower shall fail to perform any of its obligations under any Drawdown Notice duly and promptly, the Lender may, at its option and at any time, perform the same without waiving any default on the part of the Borrower, or any of the Lender’s rights. The Borrower shall reimburse the Lender, within five (5) Business Days after notice thereof is given to the Borrower, for all expenses and liabilities incurred by the Lender in the performance of the Borrower’s obligations.

13.3
The Lender’s failure at any time to require strict performance by the Borrower shall not constitute waiver of, or diminish, the Lender’s right to demand strict compliance with any provision of the Loan. Waiver by the Lender of any default shall not constitute waiver of any other default. No rights or remedies referred to herein shall be exclusive, but shall be cumulative and in addition to any other right or remedy set forth herein or otherwise available to the Lender at law or in equity.

13.4
During the Security Period, the Borrower shall provide the Lender with a first offer for additional debt or loan financing for the future purchase of equipment thirty (30) days prior to the time that such requests are provided to other financing sources.  Should the Lender and the Borrower fail to agree on the terms and conditions of such financing within five (5) Business Days, then the Borrower may accept a funding source other than the Lender.

13.5
The Lender shall have the right, in its sole discretion, to assign, sell, pledge, grant a Security Interest in or otherwise encumber its rights and obligations under this Loan Agreement and/or the Drawdown Notice to any third party (an “Assignee”), or may be acting as an agent for any Assignee in entering into any Drawdown Notice provided that such assignment does not require the Borrower to incur any additional expenses with respect to such assignment (to the extent such additional expenses exceed the fees and expenses to be borne by the Borrower pursuant to this Agreement) and further provided that such assignment does not prejudice the rights of the Borrower hereunder. The Borrower hereby irrevocably consents to any assignment, sale, pledge, grant of a Security Interest or any other disposal to an Assignee. The Borrower agrees that if it receives written notice from the Lender that it is to make payments under this Loan Agreement and/or any Drawdown Notice to such Assignee rather than to the Lender, or that any of its other obligations under the relevant Drawdown Notice are to be owed to the named Assignee, the Borrower shall comply with such written notice. Subject to the foregoing, this Loan Agreement and the relevant Drawdown Notice inures to the benefit of, and is binding upon, the successors and assigns of the Lender.

13.6
Subject to the confidentiality undertakings set forth in Clause 7A, the Borrower consents to the disclosure of information by the Lender to its affiliates, any potential Assignee and other parties to the Security Documents provided that such parties have previously entered into the written confidentiality undertakings set forth in Clause 7A.

13.7	All notices related hereto shall be delivered or posted:

(i)	to the Lender’s address, with a copy to the offices of Sharir, Shiv, Kadouch & Co., Law Offices, 3 Azrieli Center, Tel Aviv, Israel, 67023 for the attention of Emmanuel Kadouch, Adv.; and

(ii)
to the Borrower’s address with an additional copy to be delivered or forwarded or provided to the offices of Fischer, Behar, Chen, Well Orion & Co., 3 Daniel Frisch St. Tel Aviv, Israel 67023, to the attention of Atir Hardoff-Jaffe or at such other address as either party may designate in writing to the other party.

13.8	Clause titles are solely for convenience and are not an aid in the interpretation of this Loan Agreement.

13.9
If any provision or remedy herein provided is determined invalid under applicable law, such provision shall be inapplicable and deemed omitted; but the remaining provisions, including remaining default remedies, shall be given effect in accordance with their terms.

13.10 This Loan Agreement, together with the Security Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof.  This Loan Agreement may not be modified except in writing executed by the Lender and the Borrower. No supplier or agent of the Lender is authorised to bind the Lender or to waive or modify any term of this Loan Agreement.

13.11	This Loan Agreement may be executed in counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same instrument.

13.12	Israeli law shall govern this Loan Agreement and the parties accept the exclusive jurisdiction of the courts of Tel-Aviv-Jaffa.

SCHEDULE A

FORM OF SECURITY DOCUMENTS

SCHEDULE B

THE EQUIPMENT

Delivery Address/ Location of the Equipment

Contact name at Borrower

Description

Quantity	Equipment Description	Make	Model Number	S/N	Year of Manufacture	Asset Category	Item Cost Exclusing VAT	Book Value / Amount Financed	Supplier	Invoice No.

Schedule B1
Equipment subject to the IBM Lien

SCHEDULE C
THE INTELLECTUAL PROPERTY

SCHEDULE D
FORM OF DRAWDOWN NOTICE

DRAWDOWN NOTICE

Drawdown

No. [ ]

Dated	200[ }

between

KREOS CAPITAL III LIMITED	[Borrower]

[

]

the (“Lender”)	the (“Borrower)

This Drawdown Notice forms a Schedule to the Loan Agreement between the parties
dated [                ]

The Lender has granted the Borrower a loan facility pursuant to the terms and conditions set out in the Loan Agreement and attached Appendices.

Words and expressions in this Drawdown Notice shall have the same meanings as in the Loan Agreement.

PART 1

Loan Terms and Conditions

Total Loan Facility	US$ [ ]

Amount of Loan Facility utilised under previous Drawdown Notice(s)	US$ [ ]

Amount of Loan Facility utilised under this Drawdown Notice	US$ [ ]

Balance Loan Facility available for drawdown under future Drawdown Notices	US$ [ ]

Loan Term	[ Years]

Bank Account Details for remittance of funds	[ ]

The Equipment and location of the Equipment the subject of this Drawdown Notice is referred to in Appendix A to this Drawdown Notice. The principal will be repaid and interest shall be paid monthly in accordance with Appendix B to this Drawdown Notice.

We confirm that:

(a)	the representations and warranties made by us in the Loan Agreement are true and accurate on the date of this Drawdown Notice as if made on such date; and

(b)	no Event of Default has occurred and is continuing or would result from the delivery of this Drawdown Notice.

for and on behalf of
[BORROWER]

Authorised Signatory

Name

APPENDIX A

Equipment

In this Appendix “Equipment” means the equipment plant and machinery listed below together with all spare parts, replacements, repairs, modifications, improvements and additions thereto from time to time.

Quantity	Equipment Description	Make	Model Number	S/N	Year of Manufacture	Asset Category	Item Cost Exclusing VAT	Book Value / Amount Financed	Supplier	Invoice No.

APPENDIX B

Interest and Principal Payment Due Dates

[	]

Duly executed by the parties on the date first set out on the first page of this Loan Agreement.

BORROWER

Signed

For and on behalf of
WHITESMOKE ISRAEL LTD.

Authorised Signatory

Name:
Title:

For and on behalf of
WHITESMOKE INC.

Authorised signatory

Name:
Title:

LENDER

Signed

For and on behalf of
KREOS CAPITAL III LIMITED

Authorised signatory

Name:
Title:

Execution Copy

Exhibit B1

Broshi’s Employment Agreement

Execution Copy

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) dated as of June 30, 2009 (the “Effective Date”), is made and entered into by and between:

WhiteSmoke Israel Ltd., a company organized under the laws of the state of Israel, registration number 51340910 (the “Company”); and

Mr. Oded Broshi of Bar-Giora 12,99880 ID number 026755785 (the “Employee”);

The Company and the Employee are hereinafter also together referred to as the “Parties” and each a “Party”.

WHEREAS	the Company desires to employ the Employee and the Employee agrees to be employed as the Director of translation technology (as defined below) of the Company, and

WHEREAS	the Employee represents that he has the requisite skills, qualifications and knowledge to serve the Company; and

WHEREAS	the Parties desire to state the terms and conditions of the Employee’s employment by the Company.

NOW THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound, the Parties hereto hereby declare and agree as follows:

1.	Preamble and Exhibits

1.1.	The preamble to this agreement and its Exhibits constitute an integral part hereof.

1.2.	The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement

2.	Engagement

2.1.	The Company hereby engages Employee, and Employee hereby agrees to be engaged by the Company as Director of translation technology.

2.2.	Location- The Employee shall be entitled to perform at most half of his working time, from Kibutz Zoraa or from his home.

3.	Salary and Additional Compensation

3.1.
The Company shall pay the Employee as compensation for the employment services hereunder, a monthly gross salary (the “Salary”) in an amount of NIS 25,000 (reflecting cost of salary of USD 8,000) to be paid according to the Company’s regular and reasonable payroll policy, on or before the ninth business day of each month.  In addition, the Company shall pay the Employee for any and all daily travel costs to subject to the prior approval of the Company’s CEO.

Execution Copy

3.2.
Israeli income tax, social security service, health tax and other applicable withholdings with respect to the Salary shall be deducted from the Salary or all other payments to the Employee, which are subject to withholding.  The Salary may be payable by the Company or by a parent company or a subsidiary or another affiliate of the Company, all as shall be determined by the Company.

3.3.	Shares

3.3.1.
Subject to any applicable law and the relevant resolutions of the boards of directors of both, the Company and WhiteSmoke Inc. (“WhiteSmoke”), and subject to the provisions of the Share Agreement and the Share Transfer Agreement attached hereto as Exhibit A and Exhibit B, the Company shall grant the Employee, pursuant the 2006 Share Option Plan (the “Plan”), 205,704 Common Shares of WhiteSmoke, par value US$ 0.01 each (the “Shares”).

3.3.2.
The Shares shall be vested on a monthly basis, over a period of 18 months (i.e 5.555% per month of the abovementioned amount (205,704) of the Shares) commencing on the Effective Date, pursuant to provisions of the Share Agreement.

3.4.	Options

Subject to WhiteSmoke’s and the Company’s board of director approval and subject to the terms and conditions of the Plan, the Company shall grant the Employee options to purchase Common stock par value US$ 0.01 each, which shall represent 0.5% (a half percent) of WhiteSmoke’s Inc.’s stock capital on the date of such grant on a fully diluted basis_, at an exercise price as shall be determined by the Company’s Board.  (the “Options”).

Except as specifically set forth herein, the Compensation includes any and all payments, which the Employee is entitled to receive from the Company under any applicable law, regulation, or agreement.

4.	Benefits

In addition to the Salary, the Shares and the Options, the Employee shall be entitled to the following benefits:  manager’s insurance, education fund, cellular Phone and Communications (the “Benefits”), as detailed below:

4.1.	Manager’s Insurance.

Execution Copy

4.1.1.
The Company and the Employee will contribute on a monthly basis, as part of a plan acceptable to both the Company and the Employee or as premiums on a manager’s insurance policy elected by the Company and the Employee, as follows:  (A) the Company shall contribute (i) an amount equal to 8.33% of the Salary for severance pay, (ii) an amount equal to 5% of the Salary towards pension insurance and up to (iii) an amount equal to (x) 2.5% of the Salary, or (y) the sum which shall provide for a disability allowance equal to seventy-five percent (75%) of the Employee’s Salary during the disability period of the Employee, the lower of the two, towards disability insurance; (B) the Employee shall contribute an amount equal to 5% of the Salary to such plans or managers’ insurance policy.  The sums contributed by the Employee shall be deducted from his Salary at source.

4.1.2.
Upon the termination of the Employee’s employment, for any reason whatsoever, other than termination for Cause (as such term, is defined in the Plan), the Company shall release to the Employee amounts then contained in such plans or in the policies (including the Company’s contributions).  In the event of termination for Cause (as such term is defined in the Plan), those portions of such plans and policies constituting the Company’s contributions, excluding the contributions towards severance pay, shall be released to the Employee.

4.1.3.
Subject to the payment by the Company of all payments under this section 4.1, including the transfer of the Managers’ Insurance Plan to the Employee upon the termination of Ms employment (subject to the terms of sub-section 4.1.2 above), payments by the Company under sub-section 4.1.1 shall be in lieu of its statutory obligation to pay severance pay, if required, under the Severance Pay Law, 5723-1963, and the Company shall be relieved from any additional or other obligation to pay the Employee severance payment Concurrently with the execution of this Agreement, Employee shall execute an acknowledgement and undertaking letter (a ‘Section 14 Undertaking’) in the form attached hereto as Schedule 4.1.3.

4.1.4.	The Employee shall be responsible for any tax imposed on him in connection with the above plans or insurance policies and/or in connection with the Company’s contributions thereto.

4.2.	Education Fund

The Company shall contribute an amount equal to 7.5% of the Salary per month (up to the maximum amount which is recognized and permitted by the tax authorities for tax deduction purposes) towards Employee’s further education fund (“Education Fund”), subject to Employee’s contribution of an additional 2.5% of the Salary per month towards the Education Fund.  The Employee shall be responsible for any tax imposed in connection with the abovementioned Education Fund and/or in connection with the Company’s contributions thereto.

4.3.	Cellular Phone and Communications

4.3.1.
The Company shall provide the Employee with a cellular phone for the Employee’s use in the course of his employment with the Company.  All expenses due on the use of the cellular phone, up to aggregate amount of NIS 1,000, shall be borne by the Company.

Execution Copy

4.3.2.
Upon the termination of the Employee’s employment with the Company, for any reason whatsoever, the Employee shall return the Cellular Phone to the Company immediately upon the latter’s request, and in any event no later than the last day of Employee’s actual employment in the Company.

5.	Vacation.

5.1.
The Employee shall be entitled to 18 working days as annual leave days for each 12 (twelve) month period of his employment hereunder, such leave to be taken with adequate regard for the needs of the Company.

5.2.
The Employee will make every effort to exercise his annual vacation; however, if the Employee is unable to utilize all the vacation days, he shall be entitled to accumulate the unused balance of the vacation days standing to his credit up to a maximum amount of thirty (30) days (the “Maximum Amount”), provided that he will take at least seven consecutive annual working days vacation each year.  Any accumulation of vacation days, in excess of the Maximum Amount (excluding those days that have been accumulated with the written approval of the Board) shall lapse and the Employee shall not be entitled to any rights with respect thereto (including redemption rights).

6.	Other Payments

6.1.	Sick Leave. The Employee shall be entitled to sick leave (“Yemei Mahala”) as provided by the Sickness Pay Law, 5736-1976. Unused sick leave may not be redeemed.

6.2.	Recreation Pay. The Employee shall be entitled to annual recreation pay(“Dmey Havra-ah”) in an amount to be determined in accordance with applicable law.

6.3.
Military Reserve Duty.  In the event of the Employee being called to military reserve duty (including a “one-day” military reserve duty), the Company shall pay the Employee his full salary for those dates he is called to military reserve duty, provided that he supplies the Company with an appropriate certificate in order to receive the amounts due from the National Insurance Institute.

6.4.
Expenses and Reimbursements.  The Company will reimburse the Employee for all reasonable business expenses actually incurred thereby in performing Ms duties hereunder including but not limited to, expenses as specified in Subsection 22 above, or otherwise promoting the business of the Company, upon presentation by the Employee, from time to time, of an itemized account of such expenses substantiated by appropriate receipts, all subject to the Company’s expenses reimbursement policy.

Execution Copy

7.	Term of Employment

7.1.	The term of employment shall commence as of the Effective and shall be terminated 18 months thereafter.

7.2.
At any time during the term of this Agreement, Employee shall have the right to terminate this Agreement, with or without cause, by providing a 30-day advance written notice to the Company (the “Notice Period”).  This Agreement shall remain in full force and effect during the Notice Period and there shall be no change in the Employee’s position with the Company or any obligations hereunder until termination.

7.3.
However, the Company may terminate this Agreement and the employment relationship by giving the Employee a 30-day advance written notice.  In such case the Company shall pay the Employee the remaining balance of the Salary and Benefits until the end of the 18 months period.

7.4.
During the Notice Period Employee shall not enter into employment agreement with any third party and shall cooperate with the Company and use his best efforts to assist the integration into the Company’s organization of the person/s or entity that will assume the responsibilities of the Employee.

7.5.
Notwithstanding anything herein to the contrary, the Company may terminate this Agreement at any time for Cause (as such term is defined in the Plan) In such event this Agreement shall be deemed effectively terminated as of the time of delivery of such notice; provided, however, that if such termination is because of circumstances described in sub-section (iv) of the definition of “Cause”, and within seven business days following the date of such notice the Employee shall cease his refusal and shall use his best efforts to perform such obligations, the termination shall not be effective.

7.6.
Upon termination of Employee’s employment with Company for any reason whatsoever, and as a condition to the fulfillment of Company’s obligations, if any, towards Employee at such time, Employee affirms and undertakes to (i) transfer his position to his replacement, as shall be determined by Company, in an efficient, complete, appropriate and orderly manner, (ii) return to Company’s principal office the Cellular Phone and any other equipment (including a personal computer, a laptop and the like) or documentation, in any media (collectively:  the “Company Equipment”).  Employee shall have no (and hereby waives any) rights of lien with respect to any asset or right comprising the Company Equipment.

8.	Employee’s Duties

8.1.
The Employee shall perform all duties usually assigned to a Director of translation technology and all duties as may reasonably be assigned to him from time to time by the Company’s CEO.  During Employee’s employment with the Company, Employee will report to the Company’s CEO.  Employee shall devote his entire business time, attention, know-how, energy, expertise, talent, experience and efforts to the business and affairs of the Company and to the performance of his duties and responsibilities hereunder.  The Employee shall use his best efforts to serve the interests of the Company and to take all necessary actions to ensure the success of the Company.  The Employee shall perform his duties hereunder diligently and to the best of his ability.

Execution Copy

8.2.
Notwithstanding the aforementioned, the Employee shall be entitled to devote twenty-five percent (25%) of his working time, in connection with B to B Transactions (i.e.  commercial transactions with third parties who are not end-users).

8.3.	Employee undertakes to comply with all Company’s disciplinary regulations, work rules, policies, procedures and objectives, as may be determined by Company from. time to time.

8.4.
During the term of the Employee’s employment hereunder, the Employee shall not, directly or indirectly:  (i) render services to any other person or organization, or engage (whether or not during normal business hours) in any other business or professional activity whether or not such activity is pursued for gain, profit or other pecuniary advantage; (ii) engage in other activities (whether or not during normal business hours) which conflict with the Employee’s duties assigned to him hereunder or raise actual or potential conflicts of interest with the Company’s business (including, but not limited to, activities involving technological developments), or (iii) receive (whether during the term of this Agreement or at any time thereafter) any payment or other benefits from any third party, regarding the services provided to the Company.  The Employee shall immediately notify the Board of any actual or potential conflict of interest that may arise with respect to his employment.

8.5.
During his employment with the Company or in connection therewith, Employee shall not use any trade secrets or proprietary information in such a manner that may breach any confidentiality or other obligation Employee may have undertaken relating to any former employer(s) or any third party.

8.6.	The Employee shall perform his duties hereunder pursuant to the provision of Subsection 2.2 of this Agreement.

However, the Employee acknowledges and agrees that the performance of his duties hereunder may require significant domestic and international travel.

8.7.
It is hereby acknowledged and agreed that the position of the Employee in the Company is a senior one, requiring a special measure of personal trust, and accordingly, the provisions of the Hours of Work and Rest Law, 5711-1951 and the regulations promulgated thereunder, relating to separate and/or additional payments in respect of overtime or for working on the weekend or on national holidays, shall not apply to this Agreement.  The Employee acknowledges and agrees that the Salary and the Benefits provided for in this Agreement includes a proper and just reward for the requirements of the Employee’s position and status and his obligation to work at irregular hours of the day (as provided hereunder).  Accordingly, the Employee shall not be entitled to any other payment for overtime, other than as provided hereunder.

Execution Copy

8.8.
The Employee and the Company undertake to keep the contents of this Agreement confidential and not to disclose the existence or contents of this Agreement to any third party without the prior written consent of the Company or the Employee, as applicable, provided, however, that the Company may disclose the existence of this Agreement or contents thereof without the prior consent of the Employee, if such disclosure is required under any applicable law, as shall be determined by the Company.

9.	Additional Representations and Undertakings

The Employee hereby warrants, confirms and undertakes that:

9.1.
He is entitled to enter into this Agreement and to assume all the obligations pursuant hereto, and that there are no other undertakings, impediments, contracts, agreements, hindrances and/or restrictive covenants preventing him from entering into this Agreement or performing any of his obligations and undertakings herein.

9.2.	To the best of his knowledge he suffers from no health-related problem that might impair his ability to carry out his undertakings under this Agreement.

9.3.	He possesses all required knowledge, means, permits, authorizations, licenses and skills for the carrying out of its duties under this Agreement, as required by law.

9.4.
He shall assist the Company, subsequent to the termination of his employment, with any issue and for any reason, including without limitation, for the purpose of providing any information relating to his employment or actions taken thereby, whether or not such shall be required in connection with, disputes, including legal or quasi-legal proceedings.  If the Company requires the Employee’s assistance after the termination of this Agreement, it shall reimburse the Employee for his reasonable expenses in connection thereof.

10.	Confidentiality, Non-Competition and Intellectual Property.

Execution of this Agreement is subject to the Employee signing a Confidentiality, Non-Competition and Intellectual Property Agreement with the Company in the form attached hereto as Exhibit C.

11.	Assignment

11.1.
Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Employee, his beneficiaries or legal representatives without the prior written consent of the Company.  This Agreement shall inure to the benefit of and be enforceable by the Employee’s legal personal representative,

Execution Copy

11.2.
The Company shall be entitled to transfer or assign its rights and/or obligations under this Agreement, in whole or in part, in its sole discretion.  Without derogating from the generality of the aforesaid, the Employee shall provide the services under this Agreement to the Company, and/or to companies affiliated with the Company in accordance with the Company’s instructions.

12.	Miscellaneous

12.1.	This Agreement is personal and the terms and conditions of the employment shall be solely as set forth herein.

12.2.
Unless otherwise provided in this Agreement, the provisions of any collective bargaining agreement (“Collective Bargaining Agreement”), any collective arrangement or order (“Collective Order”) or other custom of any kind shall not apply.

12.3.
This Agreement, together with all schedules, annexes and exhibits thereto, is the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior understandings, agreements and discussions between them, oral or written, and is intended, to the extent allowed under the Israeli law, to override any statutory provisions related to the employment of the Employee by the Company.

12.4.
This Agreement shall be interpreted and construed in accordance with the laws of the State of Israel.  The parties submit to the exclusive jurisdiction of the competent courts of Tel-Aviv in any dispute related to this Agreement.

12.5.
No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and a duly authorized representative of the Company.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which is not expressly set forth in this Agreement.

12.6.
The provisions of this Agreement shall, where possible, be interpreted in a manner necessary to sustain their legality and enforceability.  Without derogating from the foregoing, in the event that any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect due to the fact that it is over-broad or insufficiently limited in time, geography or else, the parties hereby authorize, to the maximum extent legally permissible, the tribunal interpreting such provision(s) to replace the invalid, illegal or unenforceable provision(s) with valid provision(s) the effect of which come as close as possible to that of the invalid, illegal or unenforceable provision(s).  The validity, legality and enforceability of the remaining provisions contained herein shall in no way be affected or impaired as a result of any provision contained in this Agreement being held invalid, illegal or unenforceable in any respect,

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12.7.
For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when (i) personally delivered (ii) sent by registered mail, return receipt requested, postage prepaid, addressed to the parties at their respective addresses set forth on the first page of this Agreement or last given by each party to the other, or (iii) one (1) business day after transmission by facsimile to the parties at their respective facsimile number set forth on the first page of this Agreement or last given by each party to the other.

12.8.
The parties agree that their respective rights, obligations and duties, which by their nature extend beyond the termination of this Agreement, including, but not limited to, the provisions of Section 10 shall survive any termination and remain in full force and effect

IN WITNESS WHEREOF, the parties have duly executed this Employment Agreement on the day and year set forth above.

WhiteSmoke Israle Ltd.	Oded Broshi

By:

Execution Copy

Schedule 4.1.2

GENERAL APPROVAL REGARDING PAYMENTS BY EMPLOYERS TO A PENSION FUND AND INSURANCE FUND IN LIEU OF SEVERANCE PAY

By virtue of my power under section 14 of the Severance Pay Law, 1963 (hereinafter:  the “Law”), I certify that payments made by an employer commencing from the date of the publication of this approval publication for his employee to a comprehensive pension benefit fund that is not an insurance fund within the meaning thereof in the Income Tax (Rules for the Approval and Conduct of Benefit Funds) Regulations, 1964 (hereinafter:  the “Pension Fund”) or to managers insurance including the possibility of an insurance pension fond or a combination of payments to an annuity fund and to a non-annuity fund (hereinafter:  the “Insurance Fund), including payments made by him by a combination of payments to a Pension Fund and an Insurance Fund, whether or not the Insurance Fund has an annuity fund (hereinafter:  the “Employer’s Payments), shall be made in lieu of the severance pay due to the said employee in respect of the salary from which the said payments were made and for the period they were paid (hereinafter:  the “Exempt Salary”), provided that all the following conditions are fulfilled:

(1)	The Employer’s Payments -

(a)
To the Pension Fund are not less than 14 1/3% of the Exempt Salary or 12% of the Exempt Salary if the employer pays for his employee in addition thereto also payments to supplement severance pay to a benefit fund for severance pay or to an Insurance Fund in the employee’s name in an amount of 2 1/3% of the Exempt Salary.  In the event the employer has not paid an addition to the said 12%, his payments shall be only in lieu of 72% of the employee’s severance pay,

(b)	To the Insurance Fund are not less than one of the following:

(2)
13 1/3% of the Exempt Salary, if the employer pays for his employee in addition thereto also payments to secure monthly income in the event of disability, in a plan approved by the Commissioner of the Capital Market, Insurance and Savings Department of the Ministry of Finance, in an amount required to secure at least 75% of the Exempt Salary or in an amount of 2 1/2% of the Exempt Salary, the lower of the two (hereinafter:  “Disability Insurance”);

(3)
11% of the Exempt Salary, if the employer paid, in addition, a payment to the Disability Insurance, and in such case the Employer’s Payments shall only replace 72% of the Employee’s severance pay; In the event the employer has paid in addition to the foregoing payments to supplement severance pay to a benefit fund for severance pay or to an Insurance Fund in the employee’s name in an amount of 2 1/3% of the Exempt Salary, the Employer’s Payments shall replace 100% of the employee’s severance pay.

(4)	No later than three months from the commencement of the Employer’s Payments, a written agreement is executed between the employer and the employee in which -

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(a)
The employee has agreed to the arrangement pursuant to this approval in a text specifying the Employer’s Payments, the Pension Fund and Insurance Fund, as the case may be; the said agreement shall also include the text of this approval;

(b)
The employer waives in advance any right, which it may have to a refund of monies from his payments, unless the employee’s right to severance pay has been revoked by a judgment by virtue of Section 16 and 17 of the Law, and to the extent so revoked and/or the employee has withdrawn monies from the Pension Fund or Insurance Fund other than by reason of an entitling event; in such regard “Entitling Event” means death, disability or retirement at after the age of 60.

(5)
This approval is not such as to derogate from the employee’s right to severance pay pursuant to any law, collective agreement, extension order or employment agreement, in respect of salary over and above the Exempt Salary.

Dated:  30.6.2009

WhiteSmoke Israle Ltd.	Oded Broshi

By:

Title:

Execution Copy

Confidentiality, Non-Competition and Intellectual Property Agreement

1.	General

1.1.
Capitalized terms herein shall have the meanings ascribed to them in the Employment Agreement to which this Exhibit is attached (the “Agreement”).  The Employee’s obligations and representations and the Company’s rights under this Exhibit shall apply as of the date the Employee began to work for the Company, regardless of the date of execution of the Agreement.

2.	Proprietary Information

2.1.
The Employee acknowledges and agrees that he will have access to confidential and proprietary information concerning the business and financial activities of the Company and information and technology relating to the Company’s product research and development, including without limitation, the Company’s banking, investments, investors, properties, employees, service providers, marketing plans, customer lists, suppliers, trade secrets, and test results, processes, data and know-how, improvements, inventions, techniques and products (actual or planned).  Such information, whether documentary, written, oral or computer generated, shall be deemed to be and referred to as “Proprietary Information”.  Proprietary Information shall also include information of the same nature, which the Company may obtain or receive from third parties.

2.2.
Proprietary Information shall be deemed to include any and all proprietary information disclosed by or on behalf of the Company and irrespective of form, but excluding information that (i) was known to the Employee prior to his association with the Company, and can be so proven; (ii) shall have been received by the Employee from a third party (excluding any entity associated with the Company or any parent or subsidiary thereof) having no obligation to the Company, or (iii) reflects information and data generally known within the industries or trades in which the Company transacts business.

2.3.
The Employee agrees and declares that all Proprietary Information, patents and other rights in connection therewith shall be the sole property of the Company and its assigns.  At all times, both during his engagement by the Company and after its termination, the Employee will keep in confidence and trust all Proprietary Information, and the Employee will not use or disclose any Proprietary Information or anything relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing the Employee’s duties hereunder and in the best interests of the Company.

2.4.
Upon termination of this Agreement for any reason, the Employee will promptly deliver to the Company all documents and materials of any nature pertaining to his work with the Company, and he will not take with him any documents or materials or copies thereof containing any Proprietary Information.

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2.5.
The Employee recognizes that the Company received and will receive confidential or proprietary information from third parties subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  At all times, both during the term of this Agreement and after its termination, the Employee undertakes to keep and hold all such information in strict confidence and trust, and he will not use or disclose any of such information without the prior written consent of the Company, except as may be necessary to perform his duties as an Employee of the Company and consistent with the Company’s agreement   with such third party.  Upon termination of this Agreement, Employee shall act with respect to such information as set forth in Section 2.4, mutatis mutandis.

2.6.
The Employee’s undertakings in this Confidentiality Non-Competition and Intellectual Property Agreement shall remain in full force and effect after termination of this Agreement or any renewal thereof.

3.	Disclosure and Assignment of Inventions

3.1.
The Employee understands that the Company is engaged in a continuous program of research, development, production and marketing in connection with its business and that, as an essential part of its engagement with the Company, he is expected to make new contributions to and create inventions of value for the Company.  Employee agrees to share with the Company all his knowledge and experience provided, however, that Employee shall not disclose to the Company any information which Employee has undertaken to third parties to keep confidential or in which third parties have any rights.

3.2.
From and after the date he first became associated with the Company, the Employee undertakes and covenants that he will promptly disclose in confidence to the Company all inventions, improvements, designs, original works of authorship, formulas, concepts, techniques, methods, systems, processes, compositions of matter, computer software programs, databases, mask works, and trade secrets, related to the Company’s business or current or anticipated research and development, whether or not patentable, copyrightable or protectable as trade secrets, that are made or conceived or first reduced to practice or created by him, either alone or jointly with others, during the period of its engagement with the Company, whether or not in the course of its engagement with the Company (the “Inventions”).

3.3.
The Employee agrees that all inventions that (a) are developed using equipment, supplies, facilities or trade secrets of the Company, (b) result from work performed by him for the Company, or (c) relate to the Company’s business or current research and development, will be the sole and exclusive property of fee Company (the “Company Inventions”).

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3.4.
The Employee hereby irrevocably transfers and assigns to the Company:  (a) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Company Invention; and (b) any and all “Moral Rights” (as defined below) that he may have in or with respect to any Company Invention.  He also hereby forever waives and agrees never to assert any and all Moral Rights he may have in or with respect to any Company Invention, even after termination of his work on behalf of the Company.  “Moral Rights” mean any rights of paternity or integrity, any right to claim authorship of an invention, to object to any distortion, mutilation or other modification of, or other derogatory action in relation to, any invention, whether or not such would be prejudicial to his honor or reputation, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as the “Moral Right”.

3.5.
The Employee agrees to assist the Company, at the Company’s expense, in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, and other legal protections for the Company’s Inventions in any and all countries.  He will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade other legal protections.  Its obligations under this Section 3.5 will continue beyond the termination of this Agreement, provided that the Company will compensate him at a reasonable rate after such termination for time or expenses actually spent by him at the Company’s request on such assistance.  The Employee hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact to execute documents on his behalf for this purpose.

4.	Non-Competition.

4.1.	In consideration of the Employee’s rights and benefits hereunder, and in order to enable the Company to effectively protect its Proprietary Information, the Employee agrees and undertakes that:

4.1.1.
he will not, during the term of this Agreement and for a period of twelve (12) months following termination thereof for whatever reason, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, service provider, broker, agent, principal, corporate officer, director, licensor or in any other capacity whatever engage in,, be employed by, or any business or venture that is engaged in any activities competing with products or services offered by the Company during Employee’s employment with the Company, , as of the termination date of his employment, to be offered or produced within a reasonable time following such termination; provided, however, that the Employee may own securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent of any class of stock or securities of such company, so long as he has no active role in the publicly owned, and traded company as director, employee, consultant or otherwise,

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4.1.2.
during the term of this Agreement and for a period of 12 months following its termination, he will not, (i) directly or indirectly, including personally or in any business in which he is an officer, director or shareholder, for any purpose or in any place, employ any person employed by the Company or retained by the Company as a consultant on the date of such termination or during the preceding six months; or (ii) solicit from the clients of the Company any business in competition with the Company that involves activities in which the Company was engaged or had already planned to be engaged during the term of the employee’s employment

4.2.
The Employee specifically acknowledges, stipulates and agrees as follows:  (i) the protective covenants set forth herein are reasonable and necessary to protect the goodwill, property and Proprietary Information of the Company, and the operations and business of Company, and (ii) the time duration of the protective covenants is reasonable and necessary to protect the goodwill and the operations and business of Company, and does not impose a greater restrain than is necessary to protect the goodwill or other business interests of Company.  Nevertheless, if any one or more of the terms contained in this Section 4 shall for any reason be held to be excessively broad with regard to time, geographic scope or activity, the term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law.

4.3.
The Employee acknowledges that the legal remedies for breach of the provisions of the Agreement may be found inadequate and therefore agrees that, in addition to all of the remedies available to Company in the event of a breach or a threatened breach of any of such provisions, the Company may also, in addition to any other remedies which may be available under applicable law, obtain temporary, preliminary and permanent injunctions against any and all such actions.

4.4.
  The Company hereby acknowledges that the Employee has other inventions on which he eceives royalties and other patents under his name (“Other Inventions’’).  The Other Inventions will not be considered as competition with the Company whatsoever and the Employee shall be entitled to keep receiving royalties as per the Other Inventions.

5.	Corporate Opportunities

The Employee shall inform the Company, as soon as practicable, on every matter, which might create a conflict of interests with the employment under this Agreement.  The employee shall not appropriate for himself or for any other person other than the Company, or any affiliate of the Company, any such opportunity unless, as to any particular opportunity, he shall have first obtained the prior written consent of the Board.  Such duty to notify the Company and to refrain from appropriating all such opportunities shall neither be limited by, nor shall such duty limit, the application of the general law relating to the fiduciary duties of a contractor or an agent.

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6.
The Employee recognizes and agrees:  (i) that the Agreement is necessary and essential to protect the business of Company and to realize and derive all the benefits, rights and expectations of conducting Company’s business; (ii) that the scope and duration of the protective covenants contained herein are in all things reasonable; and (iii) that a good and valuable consideration exists under the Agreement, for Employee’s agreement to be bound by the provisions of the Agreement

7.	For purposes of this Section 10, the term Company shall mean the Company, any subsidiary of the Company and any parent of the Company.

WhiteSmoke Israle Ltd.	Oded Broshi

By:

Title:

Execution Copy

SHARE AGREEMENT

THIS SHAKE AGREEMENT (“Agreement”) is made and entered into as of June 30, 2009, by and between WhiteSmoke, Inc., a Delaware corporation, having its offices at 113 Barksdale Professional Center, Newark, DE 19711-3258, USA (“Company”), WhiteSmoke Israel Ltd., an Israeli company having its offices at 11 Kehilat Saloniki St., Tel Aviv, Israel (“Subsidiary”), and Oded Broshi, Israeli ID no. 026755785, from Bar-Giora 12, 99880 Israel (“Broshi”).

WHEREAS, on March 13, 2006 the Company and the Subsidiary duly adopted and approved the WhiteSmoke 2006 Employee Share Option Plan, a copy of which is appended hereto as Exhibit A, forming an integral part hereof (“Plan”); and

WHEREAS, pursuant to the Plan the Company and the Subsidiary have decided to grant Shares of the Company to Broshi, and Broshi has agreed to such grant, subject to all the terms and conditions as set forth in the Plan and as provided herein and subject to the Share Transfer Agreement dated June 30, 2009, by and between the Company and Broshi (the “Share Transfer Agreement”);

NOW, THEREFORE, it is agreed as follows:

1.	Preamble, Exhibits and Definitions

1.1.	The preamble and exhibits to this Agreement constitute an integral part hereof.

1.2.	Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Plan.

2.	Grant of Shares

2.1.
The Company hereby grants to Broshi the number of Shares as set forth in Exhibit B hereto (which shall be held in trust by the Trustee (as such term is defined in the Plan)), subject to the terms and the conditions as set forth in the Plan and as provided herein.

2.2.	Broshi is aware that the Company intends in the future to issue additional shares and to grant options to various entities and individuals, as the Company in its sole discretion shall determine.

3.	Vesting

3.1.
Subject to the provisions of the Plan, the provisions of the Share Transfer Agreement and to the provisions of Section 3.3 below, the Shares shall vest on a monthly basis, over a period of 18 months (i.e 5.555% per month) commencing on the date of grant of the Shares (the “Vesting Period”), as set forth in Exhibit B hereto.

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3.2.
Notwithstanding the aforementioned above, in the event that (i) an Exit event (as defined below) occurs, or (ii) consummation of initial public offering of the Company’s Shares, or (iii) Broshi employment with the Subsidiary is terminated either by Broshi or by the Subsidiary, due to Change of Control (as defined below), then 100% of the then unvested Shares, as of the date of such termination, shall become automatically vested immediately (“Full Acceleration”).

“Exit” shall mean; (i) liquidation, dissolution, bankruptcy, winding up or reorganization of the Company, either voluntarily or non-voluntarily; (ii) merger, consolidation; (iii) sale or other disposition of all or substantially all of the Company’s shares; (iv) sale, lease, license or other disposition of all or substantially all the Company’s assets; or (v) any transaction resulting in substantially all of the Company’s assets being traded for securities of any entity, other than in a transaction in which the persons that beneficially owned, directly or indirectly, a majority of the voting capital, stock of the Company immediately prior to such transaction, beneficially own, directly or indirectly, a majority of the voting capital stock of the surviving or transferee entity.

“Change of Control” shall mean the termination of both Hilla Ovil-Brenner’s and Ram Vromen’s appointment as directors of the Company.

3.3.	Upon the occurrence of a Triggering Event (as defined below), the vesting schedule of the Shares shall be terminated and no further Shares shall become vested.

“Triggering Event” shall means:  any event in which the vesting of the Options (as such term is defined in the Plan) is terminated and/or in the event that the Options expire or become unexercisable, pursuant to Section 12 to the Plan,

4.	Restrictions on Transfer of Shares

4.1.
The transfer of Shares shall be subject to the limitations set forth in the Plan and in the Company’s Certificate of Incorporation as amended from time to time and any stockholders’ agreement to which the holders of shares of common stock of the Company are bound,

4.2.
Broshi acknowledges that in the event Company’s shares shall be registered for trading in any public market, Broshi’s right to sell Shares may be subject to limitations (including a lock-up period), as will be requested by the Company or its underwriters, and Broshi unconditionally agrees and accepts any such limitations.  Broshi acknowledges that in order to enforce the above restriction, the Company may impose stop-transfer instructions with respect to the Shares.

4.3.	Broshi shall not dispose of any Shares in transactions which violate, in the opinion of the Company, any applicable laws, rules and regulations.

4.4.
Broshi agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restrictions as it may deem appropriate (which do not violate Broshi’s rights according to this Share Agreement).

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5.	Taxes; Indemnification

5.1.
Any tax consequences arising from the grant of any Share or from any other event or act (of the Company and/or the Subsidiary, or Broshi), hereunder, shall be borne solely by Broshi.  The Company and/or the Subsidiary shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source.  Furthermore, Broshi hereby agrees to indemnify the Company and/or the Subsidiary and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to Broshi.

5.2.
Broshi will not be entitled to receive from the Company any Shares prior to the full payments of Broshi’s tax liabilities arising from Shares which were granted to him.  For the avoidance of doubt, the Company shall not be required to release any share certificate to Broshi until all payments required to be made by Broshi have been fully satisfied.

5.3.	The receipt of the Shares may result in tax consequences. BROSHI IS ADVISED TO CONSULT A TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING THE SHARES OR DISPOSING OF THE SHARES.

6.	Miscellaneous

6.1.
Confidentiality.  Broshi shall regard the information in this Share Agreement and its exhibits attached hereto as confidential information and Broshi shall not reveal its contents to anyone except when required by law or for the purpose of gaining legal or tax advice.

6.2.
Continuation of Employment or Service.  Neither the Plan nor this Share Agreement shall impose any obligation on the Company or the Subsidiary to continue Broshi’s employment or service and nothing in the Plan or in this Share Agreement shall confer upon Broshi any right to continue in the employ or service of the Company and/or an Affiliate or restrict the right of the Company or an Affiliate to terminate such employment or service at any time.

6.3.
Entire Agreement.  Subject to the provisions of the Plan to which this Share Agreement is subject, this Share Agreement, together with the exhibits hereto, constitute the entire agreement between Broshi and the Company with respect to Shares granted hereunder, and supersedes all prior agreements, understandings and arrangements, oral or written, between Broshi and the Company with respect to the subject matter hereof.

Execution Copy

6.4.
Failure to Enforce - Not a Waiver.  The failure of any party to enforce at any time any provisions of this Share Agreement or the Plan shall in no way be construed to be a waiver of such provision or of any other provision hereof.

6.5.
Provisions of the Plan.  The Shares provided for herein are granted pursuant to the Plan and said Shares and this Share Agreement are in all respects governed by the Plan and subject to all of the terms and provisions of the Plan.  Any interpretation of this Share Agreement will be made in accordance with the Plan but in the event there is any contradiction or inconsistency between the provisions of this Share Agreement and the Plan, the provisions of the Share Agreement will prevail.  6.6.  Binding Effect.  The Plan and this Share Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.

6.7.
Notices.  All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered mail or delivered by email or facsimile with written confirmation of receipt to Broshi and/or to the Company and/or the Subsidiary at the addresses shown on the letterhead above, or at such other place as the Company or the Subsidiary may designate by written notice to Broshi.  Broshi is responsible for notifying the Company and the Subsidiary in writing of any change in Broshi’s address, and the Comp[any shall be deemed to have complied with any obligation to provide Broshi with notice by sending such notice to the address indicated below.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WhiteSmoke, Inc.	WhiteSmoke Israel Ltd.

I, the undersigned, hereby acknowledge receipt of a copy of the Plan and accept the Shares subject to all of the terms and provisions thereof.  I have reviewed the Plan and this Share Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Share Agreement, and fully understand all provisions of this Share Agreement.  I agree to notify the Company upon any changes in the residence address indicated above.

Date	Oded Broshi

Execution Copy

Exhibits

Exhibit A	WhiteSmoke 2006 Employee Share Option Plan

Exhibit B	Terms of the Option

Proxy

Execution Copy

Exhibit B

TERMS OF THE SHARES

Name of the Offeree:	Oded Broshi

Date of Grant:	August 3, 2009

Designation:	☐ Approved 102 Share:

Capital Gain Option (CGO) ☒;or

Ordinary Income Option (OIO) ☐

☐ Unapproved 102 Option

☐ 3(i) Option

Number of Shares granted:	205,704

Vesting Dates:

Number of Shares	Vesting Date

205,704	Equal monthly portions of 11,428 Shares
each, vested over a period 18 months commencing on June 30, 2009, each portion vested on the last day of the relevant calendar month.

Oded Broshi	WhiteSmoke, Inc.	WhiteSmoke Israel Ltd.

Execution Copy

PROXY

The undersigned, as a holder of securities of WhiteSmoke, Inc. described below, hereby irrevocably appoints WhiteSmoke, Inc. as my proxy to attend all shareholders’ meetings and to vote, execute consents, and otherwise represent me with respect to the undersigned’s shares pursuant to the 2006 Employee Share Option Plan in the same manner and with the same effect as if the undersigned were personally present at any such meeting or voting such securities or personally acting on any matters submitted to shareholders for approval or consent.

This proxy is made pursuant the WhiteSmoke 2006  Employee Share Option Plan.

The Shares shall be voted by the proxy holder in the same proportion as the votes of the other shareholders of the Company.

This proxy is irrevocable as it may affect rights of third parties.

The irrevocable proxy will remain in full force and effect until the consummation of an IPO, upon which it will terminate automatically.

This proxy shall be signed exactly as the shareholder’s name appears on his share certificate.  Joint shareholders must each sign this proxy.  If signed by an attorney in fact, the Power of Attorney must be attached.

Name	Signature	Date

Execution Copy

Share Trasfer Agreement

This Agreement is entered as of the 30 day of June, 2009 by and between WhiteSmoke, Inc., a Delaware corporation, having its offices at 113 Barksdale Professional Center, Newark, DE 19711-3258, USA (“Company”), WhiteSmoke Israel Ltd., an Israeli company having its offices at 11 Kehilat Salonika St., Tel Aviv, Israel (“Subsidiary”), and Oded Broshi, Israeli ID no. 026755785 from Bar-Giora 12, 99880, Israel (“Broshi”) (the Company, the Subsidiary and Broshi shall be referred to hereinafter, each as a “Party” and collectively the “Parties”).

Whereas,	the Parties have entered into Employment Agreement and Share Agreement dated June 30, 2009 (the “Employment Agreement” and the “Share Agreement”); and

Whereas,
Broshi was granted 205,704 Common Stock of the Company, US$0.01 par value each (the “Shares”) pursuant to WhiteSmoke 2006 Employee Share Option Plan, (“Plan”) attached hereto as Exhibit A, and subject to the provisions of the Share Agreement, which shall be subject to the provisions set forth herein; and

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the Parties hereto agree as follows:

1	Preamble and Interpretation

1.1	Preamble. The Preamble to this Agreement forms an integral part hereof.

1.2	Captions, The captions of clauses in this Agreement are intended solely for convenience, and will have no meaning in the interpretation of the Agreement.

1.3
Entire Agreement.  Subject to the terms and conditions of the Share Agreement, the Employment Agreement and this Agreement fully embraces the legal relationship between the Parties, with respect to the subject matters hereof, and no previous agreements, memoranda of agreements, letters, negotiations, promises, consents, undertakings, representations, warranties or documents which were applied, exchanged or signed by or between any of the Parties hereto prior to the signing of this Agreement with respect to the subject matters hereof shall have any force or effect

1.4	Amendments. No amendment, addition, omission, modification or change of this Agreement will be valid unless drawn up in writing and signed by all Parties hereto.

2	The Purchase Option

2.1
Definition.  For the purposes of this Agreement a “triggering event” shall means:  , any event in which the vesting of the Options (as such term is defined in the Plan) is terminated and/or in the event that the Options expire or become unexercisable, pursuant to Section 12 to the Plan, (“Triggering Event”):

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3	The Transfer Right

3.1
The Parties hereby agree that upon the occurrence of a Triggering Event (the “Effective Date”), the Company shall have an irrevocable right, to receive, from the Trustee (as such term is defined in the Plan) on behalf of Broshi, for no consideration, up to the total number of unvested Shares (as adjusted pursuant to any stock splits, distribution of bonus shares, and subject to the provisions of Section  below (together with all accrued and unpaid dividends thereon)) pursuant to the vesting schedule specified in Section 3 to the Share Agreement (the “Unvested Shares”) and “Transfer Right”, respectively).

3.2
Exercise of the Transfer Right.  The Transfer Right shall be exercisable by written notice delivered by the Company to Broshi.  The notice shall indicate the number of Unvestaed Shares to be transferred and the date on which the transfer is to be effected; such date to be not more than thirty (30) days after the notice.

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Termination.  The Transfer Right shall expire and terminate at the laps of 18 months from the date of grant of the Shares (pursuant to the Share Agreement) or in the event of Full Acceleration occurs (as such term is defined in the Share Agreement) pursuant to section.  3.2 to the Share Agreement.

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Enforceability.  It is hereby agreed that none of the Shares nor any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way by Broshi until the release of the Shares from the Transfer Rights in accordance with the provisions of this Agreement.  Any other purported or attempted transfer of any Shares shall be null and void and of no effect, and the Company shall not record any such purported or attempted transfer on its books or treat any such purported transferee of such Shares as the owner of such securities for any purpose.  Any Share which has been released from the Transfer Right pursuant to the terms hereof, shall be deemed as free and clear of any repurchase rights of Broshi.  Upon delivery of the notice as set forth in Section 3.2 above, the Company shall become the legal and beneficial owners of all or part of the Shares and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its name the number of Shares being transferred to it For the purpose of execution of the Transfer Rights, Broshi shall execute, on the date hereof, a Share Transfer Deeds in blank, in the form attached hereto as Exhibit A, which shall be held in trust for the benefit of the Company, if and as applicable, and hereby undertakes to execute any other instrument as shall be requested by the Company or an Initial Shareholder in the future.

6	Miscellaneous

6.1	No Assignment. The obligations and the rights of the Parties hereunder cannot be assigned without the prior written consent of the other Parties hereto.

6.2
Governing Law & Jurisdiction.  This Agreement, its interpretation, validity and breach shall be governed by the laws of the State of Israel, without regard to its choice of law rules, and any dispute or claim with respect thereto shall be submitted to the competent courts in Tel-Aviv, Israel, which shall have sole and exclusive jurisdiction in such matter, to exclude the jurisdiction of all other courts.

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6.3	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4
Notices.  All notices and other communications required or permitted hereunder shall be in All notices given by one party to the others hereunder will be given in writing, and will be deemed to have been delivered to the addresses immediately upon their delivery if delivered by hand, or within three (3) business days following transmission if sent by facsimile and confirmed by a machine printout, or upon the lapse of five (5) business days after being sent by registered mail, as per the addresses indicated in schedule I and Schedule II hereto, or to such other address or facsimile number as a Party may hereafter give notice in writing, to the other Parties.

In Witness Whereof, the Parties hereto have caused this Agreement to be duly executed on the ady and year first above written:

Oded Broshi	WhiteSmoke, Inc.	WhiteSmoke Israel Ltd.

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Exhibit A

Share Transfer Deed

I, Oded Broshi, I.D. number 026755785, Bar-Giora 12, 99880, Israel (the “Transferor”), do hereby transfer to WhiteSmoke, Inc, a company registered under the laws of Delaware, (the “Transferee”) ____________- Ordinary Shares, nominal value US$ 0.01 each, of WhiteSmoke, Inc., to hold unto the Transferee, his executors, administrators and assigns, subject to the same terms and conditions on which I held the same at the time of the execution hereof; and I, the said Transferee, do hereby agree to take the said shares subject to the aforesaid terms and conditions.

IN WITNESS WHEREOF the Transferor and the Transferee have hereunto set our hands this 30th day of June, 2009.

Transferee:	.	Transferor:

WhiteSmoke, Inc.

By:		Oded Broshi
Title:

Execution Copy

Exhibit C1

Kopekman’s Letter Agreement

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Date:  June 30, 2009

Re:  Board of Directors Seat

Dear Mr. Kopelman:

WhiteSmoke, Inc., (the “Company”) is pleased to invite you to join its Board of Directors as of Closing (as defined at the Agreement dated June 30, 2009)(the “Commencement Date”).  We are very excited to have you join our team and look forward to your contribution to the success of the Company.

1.  Services

1.1
By your execution of this letter agreement, you agree to serve as a member of the Company’s Board of Directors.  As a member of the Company’s Board of Directors, we would expect that you would actively assist and advise the Company in many different areas including its technological and product strategies.  In furtherance thereof, we believe such activities would include (but are not limited to) (the “Services”):

o	Participating in informal meetings of the Board of Directors, as well as attending regularly scheduled meetings of the Board of Directors. Such meetings are generally scheduled every 12 weeks.

o	Advising the Company on strategic planning and business matters in your area of expertise;

o	Advising the Company on market strategies and trends in areas of interest to the Company.

o	Performing all duties usually assigned to a member of the Board of Directors of the Company.

1.2	The scope of Services is estimated to be 10 hours per month at such time reasonably required by the Company and subject to your availability to provide such Services.

2.  Compensation

In consideration for acting as a member of the Company’s Board of Directors, the Company shall grant you, pursuant the 2006 Share Option Plan (the “Plan”), and subject to the provisions of the Share Agreement and the Share Transfer Agreement attached hereto as Exhibit A and Exhibit B, 68,568 Common Shares of the Company, par value US$ 0.01 each (the “Shares”).

The Shares shall be vested on a monthly basis, over a period of 18 months (i.e 5.555% per month) commencing on June 30, 2009, pursuant to provisions of the Share Agreement.
The Company shall reimburse you for reasonable business expenses incurred in the course of providing the Services, including without limitation, travel expenses, communication or out of pocket expenses, subject to proper documentation in accordance with the Company policies, provided, however, that such expense has been approved in advance by the Company;

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Notwithstanding the aforesaid, you shall be responsible for the payment of all applicable taxes, including, but not limited to, Israeli income tax, and any other taxes with respect to any and all compensation received pursuant to this letter, including, without limitation, the Shares.

3.  Term; Termination

3.1
This letter agreement shall commence on the Commencement Date and shall continue and remain in effect until terminated according to the Company’s Certificate of Incorporation and/or the Company’s Bylaws.

3.2
Subject to the Company’s Certificate of Incorporation, and/or the Company’s Bylaws, the Company or you may terminate this letter agreement, at any time for any reason, upon thirty (30) days prior written notice to you (the “Notice Period”) and in such event the Notice Period shall be considered part of the vesting period set forth in Section 2 above.

4.  Conflict of Interest

The Company recognizes and agrees that you may perform services for other persons and entities, provided that such services do not represent a conflict of interest or a breach of your obligations to the Company.

5.  Confidentiality Undertaking

Simultaneously with the execution of this letter and as a condition for the Company’s obligations hereunder, you and the Company shall enter into the Confidentiality, Non-Solicitation, and Assignment of Inventions Undertaking appended hereto as Exhibit C, which shall constitute an integral part of this letter

6.  Indemnification:  D&O Insurance

The Company shall provide you with Indemnification Agreement in the form attached hereto as Exhibit D.

7.  Status of Parties

In respect of the Services, you shall at all time act as an independent contractor and not as an employee of the Company.

8.  Compliance with Law

Both you and the Company shall each comply with all laws and regulations as well as any contracts and/or agreements.

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9.  General Provisions

9.1
This letter agreement contains all of the terms of your participation as a director of the Company and no agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this letter agreement have been made or entered into by either party with respect to the subject matter hereof.

9.2	This letter agreement may not be amended or modified except by an express written agreement signed by you and a duly authorized officer of the Company.

9.3
You may not assign any of your rights or obligations under this letter agreement without the prior written consent of the Company.  Any assignment without the Company’s prior written consent shall be null and void.

9.4
All notices, requests, reports, consents and other communications hereunder shall be in writing, and shall be delivered either (i) by hand, (ii) by e-mail or facsimile transmission, with a written acknowledgement of the recipient, (iii) by courier, or (iv) by registered mail, return receipt requested.  Any notices, requests, reports, consents and other communications shall be deemed to have been delivered to the addressee:  on the next business day following the day of delivery or transmission, if delivered by hand or transmitted by email or facsimile, and confirmed by written facsimile transmission report; or within five (5) days after being posted, if sent by registered mail.  Until changed by a written notice given by either party to the other party, the addresses of the parties shall be as set herein.

9.5
The terms of this letter agreement and the resolution of any disputes will be governed exclusively by the laws of the State of Israel.  The competent courts in the district of Tel Aviv shall have exclusive jurisdiction over any dispute arising between the parties with respect to this letter agreement.

We hope that you find the foregoing terms acceptable.  You may indicate your agreement with these terms and accept this offer by signing and dating the enclosed duplicate original of this letter agreement and returning it to the Company.

On Behalf of the Board of Directors of the Company, we want to express our gratitude for your acceptance to join the Board of Directors.  Your insight and experience should help to make a significant contribution to the Company’s success.  If the foregoing is acceptable, kindly acknowledge your agreements by signing below.

Very truly yours,
WhiteSmoke, Inc.	I have read, understand and accept this
officer:
By:

Title:

[Signature Page A.  Kopelman’s Letter dated 30 June, 2009]

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Execution Copy

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of August 3, 2009, by and between WhiteSmoke, Inc., a Delaware corporation (the “Company”), and Arie Kopelman (the “Indemnitee”).

RECITALS

The Company and Indemnitee recognize the increasing difficulty in obtaining liability insurance for directors, officers and key employees, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.  The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers and key employees to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.  Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and agents of the Company may not be willing to continue to serve as agents of the Company without additional protection.  The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, and to indemnify its directors, officers and key employees so as to provide them with the maximum protection permitted by law.

AGREEMENT

In consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:

1           Indemnification.

(a)           Third Party Proceedings.  The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

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(b)           Proceedings By or in the Right of the Company.  The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company in the performance of Indemnitee’s duty to the Company and its stockholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c)           Mandatory Payment of Expenses.  To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1(a) or Section 1(b) or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually incurred by Indemnitee in connection therewith.

2.           No Employment Rights.  Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

3.           Expenses; Indemnification Procedure.

(a)           Advancement of Expenses.  The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referred to in Section 1(a) or Section 1(b) hereof (including amounts actually paid in settlement of any such action, suit or proceeding).  Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby.

(b)           Notice/Cooperation by Indemnitee.  Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement.  Notice to the Company shall be directed to the Chief Executive Officer of the Company and shall be given in accordance with the provisions of Section 12(d) below.  In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

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(c)           Procedure.  Any indemnification and advances provided for in Section 1 and this Section 3 shall be made no later than thirty (30) days after receipt of the written request of Indemnitee.  If a claim under this Agreement, under any statute, or under any provision of the Company’s Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within thirty (30) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 11 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action.  It shall be a defense to any such action (other than an action brought to enforce claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.  It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d)           Notice to Insurers.  If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(e)           Selection of Counsel.  In the event the Company shall be obligated under Section 3(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

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4.           Additional Indemnification Rights; Non-exclusivity.

(a)           Scope.  Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute.  In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be deemed to be within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement.  In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)           Non-exclusivity.  The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested members of the Company’s Board of Directors, the Delaware General Corporation Law, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.  The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in any such capacity at the time of any action, suit or other covered proceeding.

5.           Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

6.           Indemnification of Related Parties.  To the extent that Indemnitee is serving on the Board at the direction of any stockholder of the Company who, pursuant to the Certificate of Incorporation or contractual arrangement, shall have the right to elect or appoint Indemnitee to the Board (an “Appointing Stockholder”), the Company shall indemnify and hold harmless such Appointing Stockholder from any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, arising solely by reason of the fact that Appointing Stockholder has the ability to appoint or elect Indemnitee to the Board, provided however, that (i) any such indemnification shall be subject to the same limitations as set forth in Section 1 or otherwise herein; and (ii) no such indemnification shall be available to any Appointing Stockholder in the event that Indemnitee shall not be entitled to indemnification in the same or any related action or proceeding.  The terms of this Agreement as they relate to procedures for indemnification of Indemnitee shall apply to any such indemnification of Appointing Stockholder.

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7.           Mutual Acknowledgment.  Both the Company and Indemnitee acknowledge that in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise.  For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations.  Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

8.           Officer and Director Liability Insurance.  The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement.  Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage.  In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee.  Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.

9.           Severability.  Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law.  The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.  The provisions of this Agreement shall be severable as provided in this Section 8.  If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

10.           Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

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(a)           Claims Initiated by Indemnitee.  To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;

(b)           Lack of Good Faith.  To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

(c)           Insured Claims.  To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company; or

(d)           Claims under Section 16(b).  To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

11.          Construction of Certain Phrases.

(a)           For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)           For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan,  its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

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12.           Attorneys Fees.  In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous.  In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

13.           Miscellaneous.

(a)           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of law.

(b)           Entire Agreement; Enforcement of Rights.  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)           Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(d)           Notices.  Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax or 48 hours after being sent by nationally-recognized courier or deposited in the U.S.  mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.

(e)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f)           Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns, and inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives and assigns.

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(g)           Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

[Signature Page Follows]

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The parties hereto have executed this Agreement as of the day and year set forth on the first page of this Agreement.

WHITESMOKE, INC.

By:

Title:

/s/ Hilla Ovil Brenner

AGREED TO AND ACCEPTED:

Arie Kopelman

/s/ Arie Kopelman
(Signature)

Address:

SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT

Execution Copy

SHAREAGREEMENT

THIS SHARE AGREEMENT (“Agreement”) is made and entered into as of June 30, 2009, by and between WhiteSmoke, Inc., a Delaware corporation, having its offices at 113 Barksdale Professional Center, Newark, DE 19711-3258, USA (“Company”), WhiteSmoke Israel Ltd., an Israeli company having its offices at 11 Kehilat Saloniki St., Tel.  Aviv, Israel (“Subsidiary”), and Arie Kopelman, Israeli ED no. 057383101 (“Kopelman”).

WHEREAS, on March 13, 2006 the Company and the Subsidiary duly adopted and approved the WhiteSmoke 2006 Employee Share Option Plan, a copy of which is appended hereto as Exhibit A, forming an integral part hereof (“Plan.”); and

WHEREAS, pursuant to the Plan the Company and the Subsidiary have decided to grant Shares of the Company to Kopelman, and Kopelman has agreed to such grant, subject to all the terms and conditions as set forth in the Plan and as provided herein and subject to the Share Transfer Agreement dated June 30, 2009, by and between the Company and Kopelman (the “Share Transfer Agreement”);

NOW, THEREFORE, it is agreed as follows:

1.	Preamble, Exhibits and Definitions

1.1,	The preamble and exhibits to this Agreement constitute an integral part hereof.

1.2.	Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Plan.

2.	Grant of Shares

2.1.
The Company hereby grants to Kopelman the number of Shares as set forth in Exhibit B hereto (which shall be held in trust by the Trustee (as such term is defined in the Plan)), subject to the terms and the conditions as set forth in the Plan and as provided herein.

2.2.	Kopelman is aware that the Company intends in the future to issue additional shares and to grant options to various entities and individuals, as the Company in its sole discretion shall determine.

3.	Vesting

3.1.
Subject to the provisions of the Plan, the provisions of the Share Transfer Agreement and to the provisions of Section 3.3 below, the Shares shall vest on a monthly basis, over a period of 18 months (i.e 5.555% per month) commencing on the date of grant of the Shares (the “Vesting Period”), as set forth in Exhibit B hereto.

Execution Copy

3.2.
Notwithstanding the aforementioned above, in the event that (i) an Exit event (as defined below) occurs, or (ii) consummation of initial public offering of the Company’s Shares, or (iii) Kopelman engagement with the Company is terminated either by Kopelman or by the Company, due to Change of Control (as defined below), then 100% of the then unvested Shares, as of the date of such termination, shall become automatically vested immediately (“Full Acceleration”).

“Exit” shall mean:  (i) liquidation, dissolution, bankruptcy, winding up or reorganization of the Company, either voluntarily or non-voluntarily; (ii) merger, consolidation; (iii) sale or other disposition of all or substantially all of the Company’s shares; (iv) sale, lease, license or other disposition of all or substantially all the Company’s assets; or (v) any transaction resulting in substantially all of the Company’s assets being traded for securities of any entity, other than in a transaction in which the persons that beneficially owned, directly or indirectly, a majority of the voting capital stock of the Company immediately prior to such transaction, beneficially own, directly or indirectly, a majority of the voting capital stock of the surviving or transferee entity.

“Change of Control” shall mean, the termination of both Hills Ovil-Brenner’s and Ram Vromen’s appointment as directors of the Company.

3.3.	Upon the occurrence of a Triggering Event (as defined below), the vesting schedule of the Shares shall be terminated and no further Shares shall become vested.

“Triggering Event” shall means; any event in which the vesting of the Options (as such term is defined in the Plan) is terminated and/or in the event that the Options expire or become unexercisable, pursuant to Section 12 to the Plan,

4.	Restrictions on Transfer of Shares

4.1.
The transfer of Shares shall be subject to the limitations set forth in the Plan and in the Company’s Certificate of Incorporation as amended from time to time and any stockholders’ agreement to which the holders of shares of common stock of the Company are bound.

4.2.
Kopelman acknowledges that in the event Company’s shares shall be registered for trading in any public market Kopelman’s right to sell Shares may be subject to limitations (including a lock-up period), as will be requested by the Company or its underwriters, and Kopelman unconditionally agrees and accepts any such limitations. Kopelman acknowledges that in order to enforce the above restriction, the Company may impose stop-transfer instructions with respect to the Shares.

4.3.	Kopelman shall not dispose of any Shares in transactions which violate, in the opinion of the Company, any applicable laws, rules and regulations,

4.4.
Kopelman agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions,  and any other applicable restrictions  as it may deem appropriate (which do not violate Kopelman’s rights  according to this Share Agreement).

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5.	Taxes; Indemnification

5.1.
Any tax consequences arising from the grant of any Share or from any other event or act (of the Company and/or the Subsidiary, or Kopelman), hereunder, shall be borne solely by Kopelman.  The Company and/or the Subsidiary shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source.  Furthermore, Kopelman hereby agrees to indemnify be Company and/or the Subsidiary and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to Kopelman..

5.2.
Kopelman will not be entitled to receive from the Company any Shares prior to the full payments of Kopelman’s tax liabilities arising from Shares which were granted to him.  For the avoidance of doubt, the Company shall not be required to release any share certificate to Kopelman until all payments required to be made by Kopelman have been fully satisfied.

5.3.	The receipt of the Shares may result in tax consequences. KOPELMAN IS ADVISED TO CONSULT A TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING THE SHARES OR DISPOSING OF THE SHARES.

6.	Miscellaneous

6.1.
Confidentiality.  Kopelman shall regard the information in this Share Agreement and its exhibits attached hereto as confidential information and Kopelman shall not reveal its contents to anyone except when required by law or for the purpose of gaining legal or tax advice.

6.2.
Continuation of Engagement or Service.  Neither the Plan nor this Share Agreement shall impose any obligation on the Company or the Subsidiary to continue Kopelman’s engagement or service and nothing in the Plan or in this Share Agreement shall confer upon Kopelman any right to continue in the engagement or service of the Company and/or an Affiliate or restrict the right of the Company or an Affiliate to terminate such engagement or service at any time.

6.3.
Entire Agreement.  Subject to the provisions of the Plan to which this Share Agreement is subject, this Share Agreement, together with the exhibits hereto, constitute the entire agreement between Kopelman and the Company with respect to Shares granted hereunder, and supersedes all prior agreements, understandings and arrangements, oral or written, between Kopelman and the Company with respect to the subject matter hereof.

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6.4.
Failure to Enforce - Not a Waiver.  The failure of any party to enforce at any time any provisions of this Share Agreement or the Plan shall in no way be construed to be a waiver of such provision or of any other provision hereof.

6.5.
Provisions of the Plan.  The Shares provided for herein are granted pursuant to the Plan and said Shares and this Share Agreement are in all respects governed by the Plan and subject to all of the terms and provisions of the Plan.  Any interpretation of this Share Agreement will be made in accordance with the Plan but in the event there is any contradiction or inconsistency between the provisions of this Share Agreement and the Plan, the provisions of the Share Agreement will prevail.

6.6.	Binding Effect. The Plan and this Share Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.

6.7.
Notices.  All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered mail or delivered by email or facsimile with written confirmation of receipt to Kopelman and/or to the Company and/or the Subsidiary at the addresses shown on the letterhead above, or at such other place as the Company or the Subsidiary may designate by written notice to Kopelman.  Kopelman is responsible for notifying the Company and the Subsidiary in writing of any change in Kopelman’s address, and the Company shall be deemed to have complied with any obligation to provide Kopelman with notice by sending such notice to the address indicated below.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WhiteSmoke, Inc.	WhiteSmoke Israel Ltd.

I, the undersigned, hereby acknowledge receipt of a copy of the Plan and accept the Shares subject to all of the terms and provisions thereof.  I have reviewed the Plan and this Share Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Share Agreement, and fully understand all provisions of this Share Agreement.  I agree to notify the Company upon any change in the residence address indicated above.

Date	Arie Kopelman

4

Execution Copy

Exhibits

Exhibit A	WhiteSmoke 2006 Employee Share Option Plan

Exhibit B	Terms of the Option

Proxy

Execution Copy

Exhibit B

TERMS OF THE SHARES

Name of the Offeree:	Arie Kopelman

Date of Grant:	August 3, 2009

Designation:	☐ Approved 102 Share: Capital Gain Option (CGO) ☒;or Ordinary Income Option (OIO) ☐ ☐ Unapproved 102 Option ☐ 3(i) Option
Number of Shares granted:	68,568

Vesting Dates:

Number of Shares	Vesting Date

205,704	Equal monthly portions of 11,428 Shares each, vested over a period 18 months commencing on June 30, 2009, each portion vested on the last day of the relevant calendar month.

Arie Kopelman	WhiteSmoke, Inc.	WhiteSmoke Israel Ltd.

Execution Copy

PROXY

The undersigned, as a holder of securities of WhiteSmoke, Inc. described below, hereby irrevocably appoints WhiteSmoke, Inc. as my proxy to attend all shareholders’ meetings and to vote, execute consents, and otherwise represent me with respect to the undersigned’s shares pursuant to the 2006 Employee Share Option Plan in the same manner and with the same effect as if the undersigned were personally present at any such meeting or voting such securities or personally acting on any matters submitted to shareholders for approval or consent.

This proxy is made pursuant the “WhiteSmoke 2006 Employee Share Option Plan.

The Shares shall be voted by the proxy holder in the same proportion as the votes of the other shareholders of the Company.

This proxy is irrevocable as it may affect rights of third parties.

The irrevocable proxy will remain in full force and effect until the consummation of an IPO, upon which it will terminate automatically.

This proxy shall be signed exactly as the shareholder’s name appears on his share certificate.  Joint shareholders must each sign this proxy.  If signed by an attorney in fact, the Power of Attorney must be attached,

Name	Signature	Date

Execution Copy

Exhibit C2

A.  Kopelman’s Share Transfer Agreement

17

Execution Copy

Share Trasfer Agreement

This Agreement is entered as of the 30 day of June, 2009 by and between WhiteSmoke, Inc., a Delaware corporation, having its offices at 113 Barksdale Professional Center, Newark, DE 19711-3258, USA (“Company”), WhiteSmoke Israel Ltd., an Israeli company having its offices at 11 Kehilat Saloniki St., Tel Aviv, Israel (“Subsidiary”), and Arie Kopelman, Israeli ID no. 057383101 (“Kopelman”) (the Company, the Subsidiary and Kopelman shall be referred to hereinafter, each as a “Party” and collectively the “Parties”).

Whereas,	the Parties have entered into Letter Agreement and Share Agreement dated June 30, 2009 (the “Letter Agreement” and the “Share Agreement”); and

Whereas,
Kopelman was granted 68,568 Common Stock of the Company, US$0.01 par value each (the “Shares”) pursuant to WhiteSmoke 2006 Employee Share Option Plan, (“Plan”) attached hereto as Exhibit A, and subject to the provisions of the Share Agreement, which shall be subject to the provisions set forth herein; and

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the Parties hereto agree as follows:

1	Preamble and interpretation

1.1	Preamble. The Preamble to this Agreement forms an integral part hereof.

1.2	Captions. The captions of clauses in this Agreement are intended solely for convenience, and will have no meaning in the interpretation of the Agreement.

1.3
Entire Agreement.  Subject to the terms and conditions of the Share Agreement, the Letter Agreement and this Agreement fully embraces the legal relationship between the Parties, with respect to the subject matters hereof, and no previous agreements, memoranda of agreements, letters, negotiations, promises, consents, undertakings, representations, warranties or documents which were applied, exchanged or signed by or between any of the Parties hereto prior to the signing of this Agreement with respect to the subject matters hereof shall have any force or effect.

1.4	Amendments. No amendment, addition, omission, modification or change of this Agreement will be valid unless drawn up in writing and signed by all Parties hereto,

2	The Purchase Option

2.1
Definition.  For the purposes of this Agreement a “triggering event” shall means:  any event in which the vesting of the Options (as such term is defined in the Plan) is terminated and/or in the event that the Options expire or become unexercisable, pursuant to Section 12 to the Plan, (“Triggering Event”):

Execution Copy

3	The Transfer Right

3.1
The Parties hereby agree that upon the occurrence of a Triggering Event (the “Effective Date”), the Company shall have an irrevocable right, to receive, from the Trustee (as such term is defined in the Plan) on behalf of Kopelman, for no consideration, up to the total number of unvested Shares (as adjusted pursuant to any stock splits, distribution of bonus shares, and subject to the provisions of Section   below (together with all accrued and unpaid dividends thereon)) pursuant to the vesting schedule specified in Section 3 to the Share Agreement (the “Unvested Shares”) and “Transfer Right”, respectively).

3.2
Exercise of the Transfer Right.  The Transfer Right shall be exercisable by written notice delivered by the Company to Kopelman.  The notice shall indicate the number of Unvested Shares to be transferred and the date on which the transfer is to be effected; such date to be not more than thirty (30) days after the notice.

4
Termination.  The Transfer Right shall expire and terminate at the laps of 18 months from the date of grant of the Shares (pursuant to the Share Agreement) or in the event of Full Acceleration occurs (as such term is defined in the Share Agreement) pursuant to section 3.2 to the Share Agreement.

5
Enforceability.  It is hereby agreed that none of the Shares nor any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way by Kopelman until the release of the Shares from the Transfer Rights in accordance with the provisions of this Agreement.  Any other purported or attempted transfer of any Shares shall be null and void and of no effect, and the Company shall not record any such purported or attempted transfer on its books or treat any such purported transferee of such Shares as the owner of such securities for any purpose.  Any Share which has been released from the Transfer Right pursuant to the terms hereof, shall be deemed as free and clear of any repurchase rights of Kopelman.  Upon delivery of the notice as set forth in Section 3.2above, the Company shall become the legal and beneficial owners of all or part of the Shares and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its name the number of Shares being transferred to it.  For the purpose of execution of the Transfer Rights, Kopelman shall execute, on the date hereof, a Share Transfer Deeds in blank, in the form attached hereto as Exhibit A.  which shall be held in trust for the benefit of the Company, if and as applicable, and hereby undertakes to execute any other instrument as shall be requested by the Company or an Initial Shareholder in the future.

6	Miscellaneous

6.1	No Assignment. The obligations and the rights of the Parties hereunder cannot be assigned without the prior written consent of the other Parties hereto.

6.2
Governing Law & Jurisdiction.  This Agreement, its interpretation, validity and breach shall be governed by the laws of the State of Israel, without regard to its choice of law rules, and any dispute or claim with respect thereto shall be submitted to the competent courts in Tel-Aviv, Israel, which shall have sole and exclusive jurisdiction in such matter, to exclude the jurisdiction of all other courts.

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Execution Copy

6.3	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4
Notices.  All notices and other communications required or permitted hereunder shall be in All notices given by one party to the others hereunder will be given in writing, and will be deemed to have been delivered to the addressee immediately upon their delivery if delivered by hand, or within three (3) business days following transmission if sent by facsimile and confirmed by a machine printout, or upon the lapse of five (5) business days after being sent by registered mail, as per the addresses indicated in schedule I and Schedule II hereto, or to such other address or facsimile number as a Party may hereafter give notice in writing, to the other Parties.

6.5
Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded, and shall be enforceable in accordance with its terms.

In Witness Whereof, the Parties hereto have caused this Agreement to be duly executed on the day and year first above written:

Arie Kopelman	WhiteSmoke, inc.	WhiteSmoke Israel Ltd.

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Execution Copy

Exhibit A

Share Transfer Deed

I, Arie Kopelman, ID.  number 057383101 (the “Transferor”), do hereby transfer to WhiteSmoke, Inc., a company registered under the laws of Delaware, (the “Transferee”) ___________________ Ordinary Shares, nominal value US$ 0.01 each, of WhiteSmoke, Inc., to hold unto the Transferee, his executors, administrators and assigns, subject to the same terms and conditions on which I held the same at the time of the execution hereof; and L the said Transferee, do hereby agree to take the said shares subject to the aforesaid terms and conditions.

IN WITNESS WHEREOF the Transferor and the Transferee have hereunto set our hands this 30th day of June, 2009

Transferee:	Transferor:

WhiteSmoke Inc.

By:	Arie Kopelman

Title:

Execution Copy

Exhibit DF

Budget for the Year 2009

18

Monthly Summary 2009	July-09	Aug-09	Sept-09	Total Q3	Oct-09	Nov-09	Dec-09	Total Q4	Total
Head Count R&D (Employees + Consultants)	6	6	6		6	6	6
Head Count B2B	4	4	4		4	4	4

Operating expenses
Management	8,000	8.000	8,000	24,000	8,000	8,000	8,000	24,000	48,000
Engineering Team	9,715	9,715	9,715	29,144	7,286	7,286	7,286	21,858	51,001
Consultants	2,000	2,000	2,000	6,000	1,500	1,500	1,500	4,500	10,500
G&A	2,690	2,690	2,690	8,070	2,421	2,421	2,421	7,263	15,333

Total Operating exp R&D	22,405	22,405	22,405	67,214	19,207	19,207	19,207	57,621	124,834

CapEx	5,400	-	-	5,400	-	-	-	-	5,400

Total cashflow	27,805	22,405	22,405	72,614	19,207	19,207	19,207	57,621	130,234

Deliveries
at the
closing

מקור   **<u>אישור לצורך ניכוי מס</u>**   מקור

שם	מספר תיק מס הכנסה	קבוצת חשבון	סוג תיק	חוליה	פקיד שומה
אלפאבתיק (א.כ.) טכנולו	513993758	000	63	05	43

כתובת: קרית המדע 11 ירושלים 97776

מספר תיק ניכויים	מספר תיק מע"מ	תאריך הדפסה
943248626	513993758	22/07/2009

על יסוד המסמכים והנתונים שהומצאו לי הנני מאשר בזה כי מתשלומים בעד ביצוע עבודות המנויות להלן יש לנכות לנמען מס הכנסה בשיעורים הבאים:

שירותים או נכסים, תמורה עבודה חקלאית, עיבוד יהלומים, הובלה דמי שכירות, למעט עבודות בנייה אלא אם כן צריך אחרת	פטור מלא	מטאגלובס בע"מ 513993758 31/12/09 22/07/09
הוקרות מס הכנסה (ביכרי מסוגי שכר מורדמים) לרבות שכר סופרים.	פטור מלא	מטאגלובס בע"מ 513993758 31/12/09 22/07/09
הכנסות ריבית ומעילות בשוק אחרון למעט דיבידנד מטפל מאושר.	פטור מלא	מטאגלובס בע"מ 513993758 31/12/09 22/07/09

אישור זה תקף עבור : רווח הון ממכירת מטאגלו התא רה

לתשומת לבך:

1. אישור זה אינו תקף לענין חוק עיסקאות גופים ציבוריים התשל"ו-1976.
2. אישור זה חל אך ורק על ניכויים מתשלומים המפורטים לעיל.
3. אישור זה אינו חל על תשלומי משכורת, הטבות ותשלומים בשווה כסף. כל הטבה ותשלום בשווה כסף חייבים בניכוי מס במקור ע"י נותן ההטבה, עפ"י השיעור המתחייב מתקנות מס הכנסה (ניכויים במקור).
4. **אישור זה אינו מהווה אסמכתא לבנק לצרכי העברת תשלומים לחו"ל.**
5. **אישור זה אינו חל על הפקעת זכות במקרקעין.**

אישור זה בתוקף מיום 22/07/2009 ועד יום 31/12/2009

האישור הוצא ע"י פ. שומה ירושלים 3

שם משדר כהן שרה

מנכה יקר,
בטופס זה הושקעו מאמצים למניעת זיופים.
ניתן לאמת את נכונות שיעור ניכוי המס
באתר האינטרנט של מ"ה שכתובתו
WWW.MOF.GOV.IL/TAXES
אישור זה מבטל כל אישור קודם.

א. יצחקי
פקיד השומה
ירושלים 3

EAST\44388552.1

Execution Copy

Execution Copy

Execution Copy

GRUNWALD & ORYAN
CONSULTING

יום ראשון 02 אוגוסט 2009

באמצעות מכשיר פקס 02-6545343

לכבוד

מר צחי לוי, רואה חשבון

רכז חולית חברות

פקיד ירושלים

א.נ

הנדון: <u>אלפאבתיק טכנולוגיות בע״מ ח.פ. 513993758</u>

דווח על רווח הון לפי סעיף 91(ד)

בשם לקוחנו, חברת אלפאבתיק טכנולוגיות בע״מ ח.פ. 513993758 (להלן **"החברה"**) הרינו לדווח על רווח ההון ממכירת כלל הפעילות העסקית של החברה.

רקע

החברה הינה חברה פרטית תושבת ישראל העוסקת בפיתוח תוכנה המשמשת לתרגום טקסטים ומילונים. מניותיה של החברה מוחזקות ע״י מר עודד ברושי (555,000 ע.נ.), מר אריה קופלמן (200,000 ע.נ.) ומר אלעד ורדי (10,000 ע.נ.). נכון ליום 31 בדצמבר,2008 נצברו לחברה הפסדים עסקיים לצרכי מס המסתכמים לסך של כ-794,974 ש״ח (388,192 ש״ח הפסדים מועברים וכן יתרת הוצאות מו״פ בסך של 406,782 ש״ח). כמו כן החברה צברה הפסדים נוספים בסך של כ-318 אלפי ש״ח בשנת 2009, וזאת בהתבסס על מאזן בוחן של החברה. מצ״ב – כנספח ב׳ טיוטה של הדוחות הכספיים לשנת 2008 וטיוטת דוח ההתאמה למס לשנת המס 2008 וכן כנספח ג׳ מאזני בוחן לשנת 2009(הכולל את מרבית ההוצאות עד לתום חודש מאי).

חברת WhiteSmoke Inc הנה חברה תושבת ארה״ב אשר בבעלותה חברה בת ישראלית ווייטסמוק ישראל בע״מ ח.פ. 51-341091-0 (להלן: **"ווייטסמוק ישראלי"**), הפועלת בישראל כמרכז פיתוח בתחום תוכנה לתיקון הדיקדוק והעשרת האנגלית וזאת באופן בלעדי עבור WhiteSmoke Inc.

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1. פרטי העסקה.

1.1 בין החברה, עודד ברושי, אריק קופלמן , קופלמן בע״מ וחברת .WhiteSmoke Inc נחתם הסכם במסגרתו, בין היתר, תמכור החברה ל- .WhiteSmoke Inc את כל נכסיה המוחשיים והבלתי מוחשיים, תוך המחאת חובותיה לעובדי החברה (למעט דמי הבראה), בתמורה לסך של 270,000 דולר ארה״ב. בנוסף תשלם .WhiteSmoke Inc סך של 20,000 דולר ארה״ב בעבור החזר הוצאותיה של החברה חודש בחודשו החל מחודש יוני 2009 ועד למועד השלמת העסקה, וכן סך של 20,000 דולר ארה״ב בעבור החזר הוצאות ליועצי החברה בעסקה. כמו כן תהיה החברה זכאית, במשך תקופה המוגדרת בהסכם, לקבל מ .WhiteSmoke Inc עמלה בשיעור של בין 25% - 15% ממכירות המבוססות על חלק מהידע שמכרה והמיועד לשוק המוסדי וכן לגורמים עיסקיים איתם לחברה קשר עיסקי ביום חתימת החוזה.

1.2 בהתאם להסכם שצורף כנספח א׳ לבקשה זו, יוקצו לבעלי השליטה, נושאי משרה בה, אשר יועסקו כעובדים או יכהנו כנושאי משרה בוויטסמוק ישראל בע״מ או ב .WhiteSmoke Inc, מניות של .WhiteSmoke Inc , ואשר יוענקו במנות קצובות בכפוף לתקופות הבשלה (Vesting) לאורך תקופה בת 18 חודשים, ובלבד שיועסקו או יכהנו כנושאי משרה באותה תקופה על ידי וויטסמוק ישראל בע״מ או .WhiteSmoke Inc, וזאת בהתאם לתוכנית תגמול במסלול ההוני שהוגשה על ידי וויטסמוק ישראל בע״מ לרשות המיסים לפי סעיף 102 לפקודה.

1.3 באמצעות התמורה ממכירת הנכסים מתכוונת החברה לפרוע את הלוואות שהעמידה לזכותה חברת קופלמן בע״מ חברה בבעלותו המלאה של מר קופלמן וגברת קופלמן הוריו של מר אריה קופלמן (להלן׳ **״קופלמן בע״מ״**).

1.4 בהתאם להסכם, במקביל למכירת נכסי החברה נחתם הסכם השקעה בין קופלמן בע״מ ובין WhiteSmoke Inc לפיו בתמורה להשקעה בסך של 295,000 דולר ארה״ב יוקצו לקופלמן בע״מ מניות בחברת WhiteSmoke Inc כמפורט בהסכם ההשקעה.

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2. דווח על רווח הון

בהתאם להוראות סעיף 91(ד) מדווחת החברה על רווח הון ממכירת כל נכסיה המוחשיים והבלתי מוחשיים, תוך המחאת חובותיה לעובדי החברה (למעט דמי הבראה), בתמורה לסך של 270,000 דולר ארה"ב (כ- 1,023,300 ש"ח). נזכיר כי לחברה נצברו נכון ליום 31 בדצמבר, 2008 הפסדים עסקיים ויתרת הפחתת מו"פ הנתנים לקיזוז כנגד הרווח ממכירת הפעילות בסך כולל של כ- 794,974 ש"ח ואליהם צפויים להצטרף הפסדים משוערים בסך של כ - 320,000 ש"ח משנת 2009.

בהתאם להוראות סעיף 91(ד) לפקודה מצ"ב טופס 1399 - הודעה על מכירת נכס וחישוב המס המגיע.

לפרטים נוספים ניתן לפנות לרו"ח משה אוריין ממשרדינו בטלפון 03-6254694 או בנייד 050-5217471

בברכה

גרינולד, אוריין

רואי חשבון

העתק: החברה

מצ"ב:

נספח א' - הסכם המכירה

נספח ב' - טיוטאת דוחות החברה לשנת 2008

נספח ג' - מאזני בוחן לשנת 2009

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Unanimous Written Resolution

of the Board of Directors (the “BOD”)

of

LFABETIC (A.B.) TECHNOLOGIES LTD.  Number 513993758

(the “Company”)

Effective as of My 1st, 2009

The undersigned, being the sole Director of the Company, and acting hereunder without convening a formal meeting, hereby resolve in writing and do hereby adopt the following resolutions on behalf of the Company:

IT WAS RESOLVED AS FOLLOWS:

1.
To approve the execution, delivery and performance by the Company of the Agreement by and among the Company and WhiteSmoke Inc., a Delaware corporation, having its offices at 501 Silverside Road, Suite 105, Wilmington, DE 19809, USA (“WhiteSmoke”), in the form attached hereto as Exhibit A (the “Agreement”), and all Exhibits, Schedules and ancillary documents thereto, and all transaction contemplated thereunder, including without limitation any Share Agreements, Share Transfer Agreements and Share Purchase Agreement (as defined in the Agreement), all subject to the occurrence of the Closing as described in the Agreement.

2.
The Company’s shareholders Mr. Oded Broshi and Mr. Arie Kopelman shall be authorized, empowered and directed to take or cause to be taken any and all actions, including, without limitation, the execution, acknowledgement, filing and delivery of any and all agreements, documents, instruments and certificates, as they may deem necessary or advisable to carry out and perform the purposes and intent of the foregoing resolution.

3.	The waivers pursuant to section 7(v) of the Agreement shall include Shai Mor-Yossef waiver regarding his option to purchase 1% of the issued and outstanding share capital of the Company.

Oded Broshi

ALFABITIC (A.B.) TECHNOLOGIES LTD.  Number 513993758.

(the “Company”)

Minutes of a Special General Meeting

Of the Shareholders of the Company

Held on July 28, 2009

This Special General Meeting of the Shareholders of the Company was held in the Offices of the Companies general counsel, at Ibn Gvirol 25, TA.

Present:	Arie Kopelman, Oded Broshi, Elad Vardi

On the Agenda:	To approve the execution, delivery and performance by the Company of the Agreement by and among the Company and WhiteSmoke Inc.

IT WAS RESOLVED UNANIMOUSLY AS FOLLOWS:

To approve the execution, delivery and performance by the Company of the Agreement by and among the Company and WhiteSmoke Inc., a Delaware corporation, having its offices at 501 Silverside Road, Suite 105, Wilmington, DE 19809, USA (“WhiteSmoke”), in the form attached hereto as Exhibit A (the “Agreement”), and all Exhibits, Schedules and ancillary documents thereto, and all transaction contemplated thereunder, including without limitation any Share Agreements, Share Transfer Agreements and Share Purchase Agreement (as defined in the Agreement), all subject to the occurrence of the Closing as described in the Agreement.

Oded Broshi	Arie Kopelman	Elad Vadi

WAIVER

I, the undersigned, an employee of Alfabetic (A.B) Technologies Ltd.  (the “Company”), hereby unconditionally and irrevocably waive any right to any and all options to purchase issued and outstanding share capital of the Company (the “Options”) or any similar rights, to which I may be entitled under any agreement I may have with the Company or any of its representatives and /or officers, and I shall have no claim or demand to the Company, its shareholders, officers, employees or Whitesmoke Inc., a Delaware corporation, having its offices at 501 Silverside Road, Suite 105, Wilmington, DE 19809, USA (“WhiteSmoke”) in connection with the execution and delivery by the Company of the Agreement by and among the Company and WhiteSmoke, and all Exhibits, Schedules and ancillary documents (“Agreement”) dated 30 June, 2007 and the performance by the Company of its obligations contemplated therein;

Furthermore I hereby represent and warrant that the consideration offered to me in this Agreement including all its appendices shall be the full and complete consideration that I may be entitled to and I shall have no claims to the Company its shareholders, officers, employees and/or Whitesmoke in relation thereto.

Dated:  28 July, 2009

Elad Vardi	Name

By:

Title:

July 7th 2009

WAIVER

I, the undersigned, hereby absolutely unconditionally and irrevocably waive any right of any sort or kind in connection with Alfabetic (A.B) Technologies Ltd.  (the “Company”), including without limitation its share capital, including warrants or option (if any) or any similar rights and/or interest, to which I may be entitled under any agreement I may have with the Company or any of its representatives and /or officers, and I shall have no claim or demand in connection with the execution and delivery by the Company of the Agreement by and among the Company, Kopleman Ltd, Oded Broshi, Arie Kopelman and WhiteSmoke Inc.,, and all exhibits, schedules and ancillary documents dated 30 June, 2009 and the performance by the Company of its obligations contemplated therein;

Dated: _________________, 2009

Name:

By:

Title:

Unanimous Written Resolution

of the Board of Directors (the “BOD”)

of

Kopetomn LTD.

(the “Company”)

effective as of July__, 2009

The undersigned, being the _________ of the Company, and acting hereunder without convening a formal meeting, hereby resolve in writing and do hereby adopt the following resolutions on behalf of the Company:

IT WAS RESOLVED AS FOLLOWS:

1.
To approve the execution, delivery and performance by the Company of the Agreement By and among the Company and WhiteSrnoke Inc., a Delaware corporation, having its offices at 501 Silverside Road, Suite 105, Wilmington, DI 19809, USA (“WhiteSmoke”), in the form attached hereto as Exhibit A (the “Agreement”), and all Exhibits, Schedules and ancillary documents (hereto, and all transaction contemplated thereunder, including without limitation any Share Agreements, Share Transfer Agreements and Share-Purchase Agreement (as defined in the Agreement), all subject to the occurrence of the Closing as described in the Agreement.

2.
To approve the execution, delivery and performance by the Company of the Preferred Stock Purchase Agreement by and among the Company and WhiteSmoke Inc., in the form attached hereto as Exhibit B (the “Purchase Agreement”), and all Exhibits, Schedules and ancillary documents thereto, and all transaction contemplated thereunder, including without limitation any Share Agreements, Share Transfer Agreements and Share Purchase Agreement (as defined in the Purchase Agreement), all subject to the occurrence of the Closing as described in the Purchase Agreement.

3.
Mr. Arie Kopelman shall be authorized, empowered and directed to take or cause to be taken any and all actions, including, without limitation, the execution, acknowledgement, filing and delivery of any and all agreements, documents, instruments and certificates, as they may deem necessary or advisable to carry out and perform the purposes and intent of the foregoing resolution.

I.J. Kopelman

Kopelman LTD.

(the “Company”)

Minutes of a Special General Meeting

Of the Shareholders of the Company

Held on July 28 2009

The Special General Meeting of the Shareholders of the Company was held on [_______]

Present:

On the Agenda:	1.	To approve the execution, delivery and performance by the Company of the Agreement by and among the Company and WhiteSmoke Inc.
2.	To approve the execution, delivery and performance by the Company of the Preferred Stock Purchase Agreement by and among the Company and WhiteSmoke Inc.

IT WAS RESOLVED AS FOLLOWS:

1
To approve the execution, delivery and performance by the Company of the Agreement by and among the Company and While-Smoke Inc., a Delaware corporation, having its offices at 501 Silverside Road, Suite 105, Wilmington, DE 19809, USA (“WhiteSmoke”), in the form attached hereto as Exhibit A (the ‘‘Agreement”), and all Exhibits, Schedules and ancillary documents thereto, and all transaction contemplated thereunder, including without limitation any Share Agreements, Share Transfer Agreements and Share Purchase Agreement (as defined in the Agreement), all subject to the occurrence of the Closing as described in the Agreement.

2
To approve the execution, delivery and performance by the Company of the Preferred Stock Purchase Agreement by and among the Company and WhiteSmoke Inc., in the form attached hereto as Exhibit B (the “Purchase Agreement”), and all Exhibits, Schedules and ancillary documents thereto, and all transaction contemplated thereunder, including without limitation any Share Agreements, Share Transfer Agreements and Share Purchase Agreement (as defined in the Purchase Agreement), all subject to the occurrence of the Closing as described in the Purchase Agreement.

I.J. Kopelman

נספח ג'

הסכם בין

עודד ברושי, ת"ז מס' 026755785

אשר כתובתו היא - מושב בר גיורא;

(להלן "עודד")

מצד אחד

לבין

אלעד ורדי, ת"ז מס' 040713810,

אשר כתובתו היא - דוד רזיאל 17 בית שמש

(להלן - "אלעד")

מצד שני

1) עודד יעביר לאלעד שיעור של 2% מכל תקבול אשר יקבל בפועל לאחר תשלום מס ו/או או תשלום חובה אחר בקשר ל-- (א) מימוש האופציות לרכישת מניות החברה המוענקות לעודד ביום החתימה על ההסכם בין Alfabetic (A.B) Technologies Ltd. לבין חברת WhiteSmoke Inc. ("ההסכם" ו"החברה" בהתאמה) המצ"ב ומסומן כנספח ד', במסגרת העסקתו בחברה המפורט לעיל יהווה תמורה מלאה ויחידה כעבור הויתור המצורף. אלעד לא יהיה זכאי לחלק כאמור מכל אופציה, מניה או הטבה שהוענקה לעודד לאחר החתימה על ההסכם.

2) לעניין זה - "תקבול": דיבידנד, בין במזומן ובין במניות, וכן תשלום בגין המניות או עקב המניות או בקשר למניות, שיתקבל במסגרת "אקזיט" של החברה או חלקה ("ספין אוף").

3) המונח "אקזיט" יתפרש כמשמעותו בשפת העסקים המקובלת מעת לעת.

4) תוקף התחייבות זו הוא כל עוד מחזיק עודד במניות החברה בהסכם כאמור. [illegible]

אלעד עודד

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ASSIGNMENT OF RIGHTS

For good and valuable consideration, the receipt of which is hereby acknowledged, Alfabetic (A.B) Technologies Ltd., a Company (Registration No. 513993758) with offices at, Kibbutz Tsorah, DN Shimshon, 99803 Israel (“Assignor”), does hereby sell, assign, transfer, and convey unto WhiteSmoke Inc., a Delaware corporation, having offices at 501 Silverside Road, Suite 105, Wilmington, DE 19809 (“Assignee”), or its designees, all right, title, and interest that exist today and may exist in the future in and to any and all of the following assets (collectively, the “Property and Intellectual Property”):

The Property and Intellectual Property shall include but is not be limited to the following:

(a)	Copies and the copyright in any and all software developed, including but not limited to any and all software associate with the following:

1)           Translation Models

Arabic-English
Arabic-Hebrew
Hebrew-Arabic
English-Spanish
Spanish-English
English-German
German-English
French-English
English-French
English-Russian
Russian-English
Italian-English
Portuguese-English
English-Portuguese

2)           URLs

Home Page
http://www.  alfabetic.com/

www.  Metaglobus.com - the original Metaglobus website with site directory and Translation

http://dev.metaglobus.com/translate.php

Multilingual Dictionary
http://dev.metaglobus.com:44486/DictionaryService/

Chat
http://www.metaglobuslcom/alfabetic/alfachat/

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Image Search
http:/www.alfabetic.com/search/

Multilingual Regional Search (user:  shayke, password:  payke)
http://metaglobus.com/

Chinese Word Segmenter
http://dev.metaglobus.com:44486/ChineseSegmenter/

3)           Scripts & Tools

#Arabic
#Chinese
#English
#French
#German
#Hebrew
#Russian
#Spanish

#General Tools
#Multilingual Parsers
#Managment
#GUI
#Phrase Table
#Third Party

Arabic

Arabic Mophological Analyzer (by Ahmed Kawasmi - PHP)
This tool used for analyzing the Arabic text which means to convert it to its basic components (verb, noun, prefix, postfix, etc.) in order to have more general options and accurate statistics for all words and sentences in the translation process both versions connected to a SQL database that contain all necessary lists for analyzing lists of nouns, verbs, prepositions, etc.
-           web_morpho.php - web version, run as web application
-           ar_morphological_vl_3.php - command line version, run as program that receives text file as input

Grammar Tools(by Ahmed Kawasmi - PHP)
-           build_arabic_conjunctions.php - Builds all inflections for a verb in Arabic
-           conjugator.php - Web version based on “build_arabic_conjunctions.php” gets Arabic radix as input
-           find_ar_nouns.php - Extract Arabic nouns from .txt file
-           find_ar_verbs.php - Extract Arabic verbs from .txt file
-           find_ar_adjectives.php - Extract Arabic adjectives from .txt file

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Preparation Tools (by Ahmed Kawasmi - PHP)
-           punctuation.php - Removes the Arabic punctuation from Arabic text
-           hamza.php - Adds the letter ‘hamza’ to the Arabic words that are allowed to have it.  We need to add ‘hamza’ for some words in order to be sure that the system includes both forms of the word and that they have the same statistics,
-           clean_ar.php - Used for preparing the Arabic language model it cleans the Arabic files from punctuation and spaces then it delete every word that is not an Arabic word
-           48to32__bit.php - Convert the Arabic text from 48 bit representation to 32 bit using ‘map.txt’

Rejoin Tools (by Ahmed Kawasmi - PHP)
-           rejoin_arabic.php - Rejoin the tokenized Arabic text (used after translation from Hebrew to Arabic)
This is the opposite process of the morphological analyzing process, used when we have arabic text that is tokenized then we need to rejoin all prefixes and postfixes to the words and also the inflections of the verbs.
-           rejoin_hebrew.php - Rejoin the tokenized Hebrew text (used after translation from Arabic to Hebrew)

Chinese

Maximum Entropy Chinese Word Segmenter (with network support)
Uses to split the Chinese sentence into words for SMT processing can be used as preprocessor of the Chinese - other language translation also for bilingual corpora preparation geometric mean.

Parsers (By Eliyahu Zaslavchik - Java)
Maximum entropy Chinese word segmenter with network support
Uses to split the Chinese sentence into words for SMT processing can be used as preprocessor of the Chinese-’other language translation’.  Also for bilingual corpora preparation geometric mean.

German

German Compound Splitter (By Eliyahu Zaslavchik - Java)
Finds the German compounds in the input German sentence and splits them.
Can be used for German-English preprocessing and English-German post-processing, also with some upgrades for English-German training data preparation.

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Expand English Language Model (by Michael Zuckerman - Perl)
Looks for pronoun + verb in (or pronoun + helper word + verb) in the English language model and adds inflections from the inflections table to the language model.
All the sentences should be in separate lines.
Path:  ~/alfabetic/lm/expand_en_lm.pl
Example:  expand_en_lm.pl europarl.lower.token.en ../spanish/sp_verb_table3.out
i_verbs_list2.txt europarl.lower.token.en.expanded

Extract English Words (by Michael Zuckerman - Perl)
Gets an English-some other language dictionary and an English word, and prints all the lines in the dictionary containing this word.
Path:  ~/alfabetic/spanish/dict/extract_en_word.pl

French

Irregular Verbs (by Michael Zuckerman - Perl)
Gets as input file French verbs conjugations, English-French dictionary, and the list of English irregular verbs, and prints to the output pairs of “english_conjugation|french_conjugation”.
Path:  ~/alfabetic/french/fr_verb_table.pl
Example:  fr_verb_table.pl words_page_grabber/french_phtable.txt dict_EN_FR.txt
verb_table2.out

Verb Inflections (by Michael Zuckerman - Perl)
Adds verb inflections to English-French or French-English phrase table.  Path:  ~/alfabetic/french./fr_phrase_table.pl
Example:  fr_phrase_table.pl en-fr phrase-table.en-fr verb_table2.out i_verbs_list2.txt
pt.en-fr.out

Grab Words (by Michael Zuckerman - Perl)
Goes over a file with French dictionary, and for each word tries to get its conjugations from the site machaut.uchicago.edu.  If succeeded, then cleans the data, and writes it to the output.
Path:  ~/alfabetic/french/words_page_grabber/grab_words.php

Add Verb Inflections (by Michael Zuckerman - Perl)
Adds verb inflections to the English-German or German-English phrase table.
Path:  ~/aifabetic/german/gr_phrase_table2.pl
Example:  gr_phrase__table2.pl en-gr phrase-table.en-gr gr_verb_table2.txt
i_verbs_list2 .txt phrase-table.expanded.en-gr

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Print Verb Inflections (by Michael Zuckerman - Perl)
Prints English-German table of inflections.
Path:  ~/alfabetic/german/gr_verb_table2 .pl
Example:  gr_verb_table2.pl words_page_grabber/german_verbs_phtable.txt
eng_ger_verbs.txt gr_verb_table2.txt

Check HP Dictionary (by Michael Zuckerman - Perl)
Receives HP English and German corpuses and English-German dictionary extracted from Moses.  For each pair of words in the dictionary, checks whether both words are contained in the corpuses.  If they are, checks whether there is another German word z, such that prob0 < prob(), and z is not contained in the German HP corpus.  If there is such a word z, then prints the pair with its probability.
Path:  ~/alfabetic/german/hp/check_hp_dict.pl

Print HP Dictionary (by Michael Zuckerman - Perl)
Receives HP English and German corpuses and English-German dictionary extracted from Moses.  For each pair of words in the dictionary, checks whether both words are contained in the corpuses, and if they are - prints them together with their probability to the output.
Path:  ~/alfabetic/german/hp/hp_dict.pl

Reduce Dictionary (by Michael Zuckerman - Perl)
Reads the input dictionary in the format”“.  For each English word inserts the list of all its German translations into a hash (together with their probabilities).  Then for each English word, sorts the list of its translations according to the probabilities in the descending order, and prints at most 5 of the top probabilities’ words, whose probability is at least 0.3.\
Path:  ~/alfabetic/gennan/hp/reduce_dict.pl

Unify Dictionary (by Michael Zuckerman - Perl)
Takes two files of dictionary (such that translations of words in one file are in the same lines in the other file), and unifies them into one file, which has in every line a word and its translation separated with “|” character.
Path:  ~/alfabetic/gernian/unify_dict.pl

Hebrew

Hebrew Morphological Analyzer(by Erel Segal Edited by Ahmed Kawasmi) This tool is a Probabilisitic Morphological Analyzer for Hebrew undotted text it analyze the words and give for each word set of solutions , so we have written some scripts in order to select the appropriate solution.

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Grammar Tools
(by Ahmed Kawasmi)
# extract all Hebrew verbs from big corpus and build all its conjunctions , the final result will be useful for the morphological analyzer and for tagging Hebrew text, every verb structure (7 structures) treated alone:
-find_paal.php , bui.3d_conj_paal.php
-find_hefeel.php , buld._conj_hefeel.php   and so on.

# paralel_with._arabic.php

translate all the list of verbs with conjunctions to Arabic in order to have similar list in the other language so we can add them after that to the phrase table

# add2phraseTable.php (not finished yet)
add all the verbs conjunctions that are missing to the phrase table with high statistics

Russian

Filter Verb Table with Tree-Tagger (by Michael Zuckerman - Perl)
Uses tree-tagger to filter verb table.  For each line in the verb table, tags the Russian words and tags the translations of the English verb.  Then prints the English verb only with those Russian words, whose lemmas are among the lemmas of translations of English verb.  Path:~/alfabetic/verb_table/filter_verb_table_with_treetager.pl

Output Verb Inflections (by Michael Zuckerman - Perl)
Takes English verbs from part-of-speech.txt file.  For each such verb collects inflections of its translation from the Russian corpus file, and prints it to the output in the format “en_verb|ru_infection_l ;...;ru_inflection_n”.
Path:  ~/alfabetic/verb_table/src/verb_table.pl

Filter Out Verb Inflections (by Michael Zuckerman - Perl)
Takes a verb table in the format ‘‘en_verb|m_inflection_l;...;ra_mflection_n” and filters out all the inflections which do not fit to be added to phrase table.  Path:  ~/alfabetic/verb_table/src/filter_verb_table.pl

Print Regular Word Conjugations (by Michael Zuckerman - Perl)
Takes verb table file in.  format “en_verb|ru_inflection_l;...;ru_inflection_n”, and prints the conjugations in the format “english_conjugation|russian_conjugation”, where each conjugation consists of a pronoun, possibly helper word, and a verb.  This script only handles the regular English verbs.
Path:  ~/alfabetic/verb__table/src/en_ru_verbs3.pl

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Print Irregular Word Conjugations (by Michael Zuckerman - Perl)
Gets a verb table in format “en_verb|ru_inflection_l;...;ra_inflection_n” and a list of irregular verbs in file outputs/i_verbs_list.txt, and prints the conjugations in the format “english_conjugation|russian_conjugation”, where each conjugation consists of a pronoun, possibly helper word, and a verb.  This script only handles the irregular English verbs.
Path:  ~/alfabetic/verb__table/src/i__verbs3.pi

Fix Verb Table (by Michael.  Zuckerman - Perl)
IMPORTANT:  This is an unrecommended script since sometimes it makes mistakes.  Takes verb table file in format “en_verb|ru_inflection_l;...;ru_inflection_n” and converts the English verbs to the first form.  Uses english corpus file to find the first form of the verbs.
Path:~/alfabetic/verb_table/src/fix_verb_table.pl

Separate Verbs (by Michael Zuckerman - Perl) Takes a verb table in format “en_verb_l/.../en_verb_m|l^1_inflection_l;...;ru_mflection_n” and separates the verbs “en_verb_l/.../en_verb_m” to different lines:  en_verb_l|ru_inflection_l;...;ra_inflection_n
…
en_verb_m|ru_inflection_l;...;m_inflec-tion_n
Path:  ~/alfabetic/verb_table/src/sep_i_verbs.pl

Verb Alignment (by Michael Zuckerman - Perl)
Gets verb table file in format “en_verb|ru_inflection_l;...;ru_inflection_n” and adds a few different forms for English words:
want|...
wants|...
wanting|...
wanted|...
Path:  ~/alfabetic/verb_table/src/en_ru_verbs_for_alignment2.pl

Irregular Verbs for Alignment (by Michael Zuckerman - Perl)
Takes verb table file as input and reads the file i_verbs_list.txt for the list of irregular verbs.  For each verb in i_verbs_list.txt, prints it in all the forms (sverb, ing_verb, 2nd and 3rd forms) with the Russian inflections which were extracted from the verb table.  The format of the output is:  ||;..;
Path:  ~/alfabetic/verb_table/src/i_verbs_for _alignment2.pl

Expand Russian Language Model (by Michael Zuckerman - Perl)
Looks for a verb in the Russian language model and adds inflections from the inflections table to the language model.  All the sentences should be in separate lines.
Path:  ~/alfabetic/lm/expand_ru_lm.pl
Example:  expand_ru_lm.pl ru/lang_model.ru ru/russian_phtable.txt ru/lang_mode]..  expanded.ru

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Spanish

Check Syntax (by Michael Zuckerman - Perl)
Checks the syntax of the input phrase table.  The correct lines prints to the output, while the incorrect Lines prints with error message to the standard output.
Path:  ~/alfabetic/spamsh/checkjp.hrase_table_syntax.pl

Filter Results (by Michael Zuckerman - Perl)
Gets as input file with Spanish verbs conjugations, and filters out all the English words from it.  Lowercases the text and writes it to the output.  Path:  ~/alfabetic/spanish/filter_results.pl

Irregular Verbs (by Michael Zuckerman - Perl)
Gets as input file with Spanish verbs conjugations, English-Spanish dictionary, and a list of English irregular verbs, and prints to the output pairs of “english_conjugation|spanish_conjugation”.
Path:  ~/alfabetic/spanish/sp_verb_table2.pl
Example:  sp_verb_table2.pl spanish_verbs.txt dict_eng_spa sp_verb_table3.out

Verb Inflections (by Michael Zuckerman - Perl)
Adds verb inflections to English-Spanish or Spanish-English phrase table.
Path:  ~/alfabetic/spanish/sp_phrase_table2.pl
Example:  sp_phrase_table2.pl en-sp ~/alfabetic/phrase_table/phrase-table10000
sp_verb_table3.out i_verbs_list2.txt pt.10000.out

Inflections of Adjectives (by Michael Zuckerman - Perl)
Adds inflections of adjectives to English-Spanish or Spanish-English phrase table.
Path:  ~/alfabetic/spanish/adjectives/phrase_table_sp_adj .pl
Example:  /phrase_table_sp_adj.pl en-sp el-cliente.adjectives/media/disk/phrase_table/phrase-table.en-sp2/media/disk/phrase_table/pt.en-sp2.adj.out

Expand Spanish Language Model (by Michael Zuckerman - Perl)
Looks for a verb in the Spanish language model and adds inflections from the inflections table to the language model.  All the sentences should be in separate lines.  Path:  ~/alfabetic/lm/expand_sp_lm.pl
Example:  expand_sp_lm.pl sp/lm.es.lower.tokenized ../spanish/sp_verb_table3.out sp/lm.es.lower.tokenized.expanded

General Tools

Multilingual Tokemizer Library - tokanddict (By Yuri Shmorgun - Java) Tokenizes the input sentence for future SMT process or other tasks.  Output is language dependent.  Used as a library in other apps.

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Command Line Tokenizer Server (By Yuri Shmorgun - Java)
Ran as server on local host (to save loading time).  Tokenizes strings passed through an open socket.  Used mainly in the Alfabetic API.  Uses the tokanddict libraries.

Dictionary (By Eliyahu Zaslavchik - Java)
19 languages, 3 level online dictionary
Like Google’s dictionary service

Dictionary Editor (By Eliyahu Zaslavchik - Java)
Online password protected 3 level dictionary editor with editors management.

Uses the professional human translators to add/edit/remove entries in online multilingual dictionary.  Set of offline tools for dictionary expanding.  Automatic tools that use tagged or raw files to expand the database of the online dictionary.

Sentence Alignment (By Eliyahu Zaslavcbik - Java)
Bilingual sentence alignment tool with GUI.
Used for preparing bilingual training data for SMT training incapsulates sentence position align algorithm.  Mostly used for extracting bilingual data from fiction literature

Language Detector (By Eliyahu Zaslavchik - Java)
Language, detector library using small corpora.
This tool uses small corporas (up to 1000 sentences in each for best detection) to extract language data.  For input language detection works best on strings more than 50 characters but also useful on smaller strings.

Multilingual Tokenizer (By Eliyahu Zaslavchik - Java)
Tokenizes the input sentence for future SMT process or other tasks.

Multilingual Sentence Splitter (By Eliyahu Zaslavchik - Java)
Splits the input raw text into sentences for future SMT process or other tasks

Multilingual Lowsrcaser (By Eliyahu Zaslavchik - Java)
Lowercases the input text no matter which language used

Pattern Finder in Big Corpora (By Eliyahu Zaslavchik - Java)
Can be used for building word lists in various languages by given pattern.

Management (By Eliyahu Zaslavchik - Java)
Statistical machine training management system with GUI.
Supervising on SMT trainings performed and their data job management library.
Simple library to put jobs into queue for execution.

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New Dictionary (19 language, 3 level online dictionary)
Online password protected 3 level dictionary editor with editors management (can be used like Google dictionary service).  Uses the professional translators to add/edit/remove entries in online multilingual dictionary set of offline tools for dictionary expanding.
Automatic tools that are using tagged or raw files to expand the database of the online dictionary.

Load Balancer / Socket CMB (Perl)
loadbalancer.pl and socket_cmd.pl are scripts that connect/communicate between Moses and various applications (translation, tokenizers, lowercase, etc.), using sockets through port 7882.

Wolf Engine (PHP) (Shay Mor Yosef)
Client that enables translation of large amounts of sentences using multiple servers.  The client automatically pulls out the needed sentences from the main SQL database, enabling use of multiple servers.

Direct Translation (PHP) (Shay Mor Yosef)
Two scripts that let the user translation sentences using POST or GET.  The user sends a sentence and instantly gets a translation back.  The scripts are connected to the logging system.

Translation Engine (Initial Development PHP) (Shay Mor Yosef)
General translation system that includes most of the translation processes and options within itself.  Built with functionality that is updatable at any time.  Manages multiple translation servers and divide their system resources.  Supports POST and GET.  Connected to the new logging system.  Includes setting files for each language (the setting files will include the steps needed for each separate language).

Unify (by Michael -Zuckerman - Perl)
Unifies two files of dictionary into one.
Path:  ~/alfabetic/french/unify_dict.pl

Unify Tables (by Michael Zuckerman - Perl)
Takes two verb tables:  a fixed one (file
~/alfabetic/verb_table/outputs/fixed_verb_table.txt) and a new one, changes all the verbs in the new verb table ending with “ed” or “ing” to the first form, like they are in the fixed verb table.
Path:  -/alfabetic/verb_table/src/unify_tables.pl

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Token List (by Michael Zuckerman - Perl)
Takes a tokenized lowercased english file as argument, and prints to the output the list of tokens used in the ~/alfabetic/lm/tokens_list/tokens_list.
cpp file, in alphabetical order, without multiplicities.
Path:  ~/alfabetic/lm/tokens_list/tokens_list

Check Tokens List (by Michael Zuckerman - Perl)
Checks English corpus against a list of words.  Those words from the list of words which are present in the language model are printed to the output file.  And those which are not present in the language model are printed to the standard output.
Path:  ~/alfabetic/lm/check_tokens_list.pl

Add ### (by Michael Zuckerman - Perl)
Prints the input language model to the output, adding “###” token at the end of each line.
Path:  ~/alfabetic/moses/add###.pl

Prepare Tags (by Michael Zuckerman - Perl)
Takes tree-tagged language model and writes the tagged text to the output in the format ||, separating the lines at the “###” token (omitting it in the writing).
Path:  ~/alfabetic/moses/prepare_tags.pl
Example of how to do pos tagging of the text for factored training:
The example is for one side (english), but both sides should be tagged in the same way.
>cd ~/alfabetic/moses
>./add###.pl Im.en lm.###.en
>cd ~/alfabetic/utrac/utrac-0.3.0
>./utrac -f UTF-8 -t LATIN1 < ~/alfabetic/moses/lm.###.en > ~/alfabetic/moses/lm.###.latinl.en
>~/alfabetic/taggers/TreeTagger/cmd/tree-tagger-english < ~/alfabetic/moses/lm.###.latinl .en > ~/alfabetic/moses/lm.###.latinl .tree_tagged.en
>./utrac -f LATIN 1 -t UTF-8 < ~/alfabetic/moses/lm.###.latin1.
tree_tagged.en > ~/alfabetic/moses/lm.###.utf8.tree_tagged.en
>cd ~/alfabetic/moses
>./prepare_tags.pl lm.###.utf8.tree_tagged.en lm.prepared.en

Tags From Tagged Corpora (by Michael Zuckerman - Perl)
Path:  ~/al:fabetic/rnoses/tags from_tagged__corpora.pl - Takes as input tagged text in the format “|
| ...”, and prints only the tags to the output, while keeping the line structure as is.

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Reduce Phrase Table (by Michael Zuckerman - Perl)
IMPORTANT:  assumes that the input phrase table is sorted.
Reads the input phrase table.  For each English phrase consisting of one word, inserts the list of all its foreign translations into a hash (together with the matches lists and their probabilities).  Then for each such English phrase, sorts the list of its translations according to the probabilities in the descending order, and prints at most 5 of the top probabilities’ phrases.  For phrases consisting of 2 or 3 words, also sorts their translations according to their probabilities and prints at most 5 of the top probabilities’ phrases.  The phrases consisting of 4 or 5 words are not printed, but just counted; their count is printed in the end.
Path:  ~/alfabetic/phrase_table/reduce_phrase_table.pl

Clean Language Model (by Michael Zuckerman - Perl)
Cleans the input language model:  prints to the output only those lines starting with english words.
Path:  ~/alfabetic/spanish/dict/clean_lm.pl

Separate Tags (by Michael Zuckerman - Perl)
Receives dictionary file in the format |||, where can contain multiple tags, and separates the multiple tags, writing pairs of words having the same and, together.  If no foreign word with the same tag as was found, then writes |||.
Path:  ~/alfabetic/spanish/dict/sep_tags.pl

Check Factors (by Michael Zuckerman - Perl)
Checks that input factored lm contains tokens of the form ||.  If there is an error then prints it with the erroneous line to standard output.
|Path:~/alfabetic/spanish/factored_training/check_factors.pl

Multilingual Parsers

Multilingual Tokenizer (By Eliyahu Zaslavchik - Java)
Tokenizes the input sentence for future SMT process or other tasks.

Multilingual Sentence Splitter (By Eliyahu Zaslavchik - Java)
Splits the input raw text into sentences for future SMT process or other tasks

Multilingual Lowercaser (By Eliyahu Zaslavchik - Java)
Lowercases the input text no matter which language used

Pattern Finder in Big Corpora (By Eliyahu Zaslavchik - Java)
Can be used for building word lists in various languages by given pattern.

Cleaner
cleaner.php - Script that removes invalid characters and useless character from text, providing better translation results.

Europarl Tools
A number of scripts used to get the data ready for training.

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Management

Information Manager (By Yotam Elal - PHP/MySQL/AJAX)
*  Manage new and existing corpora.  Easily view or edit the stage of a corpus (raw, text-only, processed, etc.).  View corpora by language or by language pair.  Sort by size, name, id.  Gat the exact path of any corpus.
*  Manage new and existing language models.  Easily choose which corpora are included in a model, and find unused corpora to add to the model.

Data Manager (By Yotam Elal - PHP/MySQL)
*  Compares corpora data with corpora records from the information manager.  Finds both missing corpora and missing corpora records.
*  Easily choose corpora to extract.  Recursive extraction keeps the file tree structure including all sub-directories.
Extracts compressed files:  zip, rar, gz, tar
Converts PDF to text.
Extracts text from HTML files.

Statistical Machine Training Management System with GUI (By Eliyahu Zaslavchik - Java)
Supervising on SMT framings performed and their data job management library.  Simple library to put jobs into queue for execution.

bold;” zid=“234”>Job Management LibrarySimple library to put jobs into queue for execution bold;” zid=“467”>LogFile EngineSimple logging system that logs the various translation server user actions (logs sentences, number of words, IP addresses, etc.)

GUI

Translation API (PHP/HTML) .
Simple web interface for machine translation.  The users’ text is translated using one of Alfabetics translation servers using Load Balancer and Socket CMD The translated result is then displayed back to the user.

Chat Engine (PHP/HTML/AJAX)
Simple chat system that supports multilingual messages between multiple languages.  Open chat rooms by language and more.

Enfixer (by Yuri Shmorgun - java)
To do pre and post processing for texts.  For pre-processing uses the tokanddict libraries.  To process text in language that doesn’t exist in Enfixer, three files need to be added:
lang_dict.txt - list of words (only needed for English)
lang_abb.txt - list of abbreviations (so it won’t seperate the dots)
lang_contr.txt - list of contractions

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Mega Corpus Viewer (by Yuri Shmorgun -java)
A GUI application for fast viewing of large corpora.

Phrase Table

Clean (by Michael Zuekerman - Perl)
Cleans the input phrase table from phrases like “! % % % %”.
Path:  /media/disk/phrase_table/clean_phrase_table.pl

Output English (by Michael Zuckerman - Perl)
Takes a bilingual phrase table and prints to the output file only the English part.
Path:  /m.edia/disk/phrase_table/en.pl

Merge (by Michael Zuckerman - Perl)
Takes two phrase tables:  the mam one and the secondary one.  Copies the main phrase table to the output, and appends the secondary phrase table, while setting all the probabilities for the second phrase table (except the phrase penalty) to 0.001.  The phrase penalty stays 2.718.
Path:  /media/disk/phrase_table/mergejphrase_tables.pl

Dictionary from Phrase Table (by Michael Zuckerman - Perl)
Gets phrase table in the input, and takes all the lines in which there is one word mapped to one word.  From these lines takes the pahs with the highest probability among all the pairs having the same first word.  From these pairs prints those who have probability >= 0.5.
Path:  ~/alfabetic/phrase_table/dictionary_from_phrase_table.pl

Phrases from Phrase Table (by Michael Zuckerman - Perl)
Gets phrase table in the input, and prints the pairs of phrases with the highest probability among all the pairs having the same first part.
Path:  ~/a].fabetic/phrase_table/phrases_from_phrase_table.pl

Verb Indlections (by Michael Zuckerman - Perl)
Adds verb inflections to the phrase table.
Path:  ~/alfabetic/phrase_table/phrase_table.pl
Example:  phrase_table.pl en-ru /media/disk/phrase_table/phrase-table.en-ra../verb_table/r_i_verbs6 .txt ../verb_table/r_i_verbs_for_align2 .txt
/media/disk/phrase_table/pt.en-ru.out

4)  Mashable

Parses the original HTML of Mashable.com sends English text to Machine translation, on Alfabetic servers after that sends translated text to a Word Press suite for human editing and proofing.  After a post is edited the human editor presses “publish” and the translated post is automatically embedded in the Spanish version of Mashable :  es.mashable.com

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(b)           Any and all trademarks owned by Alphabetic.

(c)           any and all trade secrets including but not limited to the following:
1)           customer lists
2)           service providers and suppliers:

(d)           any and all other assets developed or acquired by Alphabetic.

Now therefore, on tins 3 day of August, 2009, for good and valuable consideration, as detailed in the Agreement between the Parties, dated June 30, 2009, the receipt of which is hereby acknowledged, Assignor hereby irrevocably assigns its rights and title in the Intellectual Property to Assignee.

The Assignment, as specified herewith, applies to rights in the assigned Intellectual Property in any country or territory throughout the world including without limitation the right to apply for any letters patent, copyright, trade secret, or any other forms of protection of intellectual property as may be provided by any such country or territory, including also, without limitations, divisional, continuation and reissue patent applications and patents, with full benefits and such priorities as may now or hereafter be granted by local laws, treaties, or international conventions.

Assignor further agrees that they will perform all lawful acts necessary, including the execution and acknowledgment of instruments, that may be, or may become, necessary for obtaining, mamtaining and perfecting Assignee’s title to said Intellectual Property.

IN WITNESS WHEREOF, we have respectively, hereunto set our hands and seals:

Assignor:	Assignee:

Alfabetic (A.B) Technologies Ltd.	WhiteSmoke Inc.

Name:	Name:

Title:	Title:

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Commitment

Dated August 3, 2009

Alfabetic Ltd. Is hereby commits and undertakes not to compete with WhiteSmoke Ltd.’s and with WhiteSmoke Inc.’s business, as conducted following the Closing (as such term is defined in the Agreement dated 31.6.2009) as of the date first written above.

Alfabetic Ltd.